Exhibit 99.1

THIS CIRCULAR IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

The definitions and interpretations commencing on page 15 of this circular apply throughout this circular, including this cover page (unless the context indicates otherwise).

This circular is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This circular should be read in conjunction with the prospectus in connection with the secondary inward listing of PowerFleet shares on the JSE, together with the definitive joint proxy statement/U.S. prospectus filed with the SEC.

Action required

•	This circular, the prospectus and the definitive joint proxy statement/U.S. prospectus are important and should be read together in their entirety for a full appreciation of the nature of the proposed transaction.

•	MiX Telematics shareholders are referred to the section titled: “Action required by MiX Telematics shareholders” commencing on page 7 of this circular, which sets out the detailed actions required of them in respect of the matters dealt with in this circular.

•	If you are in any doubt as to the action you should take, please consult your broker, CSDP, banker, accountant, legal advisor or other professional advisor immediately.

•	If you have disposed of all or some of your MiX Telematics shares, please forward this circular and the prospectus to the purchaser of such MiX Telematics shares or to the broker, CSDP, banker, accountant, legal advisor, or other agent through whom the disposal was effected.

The release, publication or distribution of this circular in jurisdictions other than South Africa may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than South Africa should inform themselves about, and observe, any applicable requirements. Any failure to comply with the applicable requirements may constitute a violation of the securities laws of any such jurisdiction. None of MiX Telematics, the independent board, Merger Sub and PowerFleet accepts responsibility, and will not be held liable, for any act of, or omission by, any broker or CSDP, including, without limitation, any failure on the part of the broker or CSDP or any registered holder of MiX Telematics shares to notify the holder of any beneficial interest in MiX Telematics shares of the proposed transaction and ancillary matters set out in this circular.

MIX TELEMATICS LIMITED	POWERFLEET, INC.
(Incorporated in the Republic of South Africa)	(Incorporated in the State of Delaware, USA)
(Registration number 1995/013858/06)	(File number 7272486)
JSE share code: MIX ISIN: ZAE000125316	Nasdaq share code: PWFL
NYSE share code: MIXT	ISIN: US73931J1097
(“MiX Telematics” or the “Company”)	(“PowerFleet”)

CIRCULAR TO MIX TELEMATICS SHAREHOLDERS

regarding:

•	a scheme of arrangement in terms of section 114(1) read with section 115 of the Companies Act proposed by the independent board between MiX Telematics and MiX Telematics shareholders, in terms of which Merger Sub, a wholly-owned subsidiary of PowerFleet, will acquire all of the scheme shares held by scheme participants in exchange for the scheme consideration at a swap ratio of 0.12762 PowerFleet shares per scheme share; and

•	the simultaneous termination of the listing of all MiX Telematics shares from the Main Board of the JSE and the secondary inward listing of all PowerFleet shares on the Main Board of the JSE, pursuant to the scheme becoming operative; and

incorporating:

•	the independent expert report;

•	a notice convening the scheme meeting;

•	a form of proxy (blue) in respect of the scheme meeting for use by certificated shareholders and dematerialised shareholders with “own-name” registration only; and

•	a form of surrender and transfer (green) for use by certificated shareholders only,

accompanied by:

•	the prospectus, prepared in terms of section 100 of the Companies Act and Regulations 51 to 80 of the Companies Regulations and sections 6 and 7 of the JSE Listings Requirements.

Copies of the definitive joint proxy statement/U.S. prospectus and other materials filed with the SEC by MiX Telematics or PowerFleet, as applicable, may also be obtained free of charge on the SEC’s website at https://www.sec.gov/edgar/ browse/?CIK=1576914 and https://www.sec.gov/edgar/browse/?CIK=1774170, respectively.

Corporate advisor and sponsor to MiX Telematics	Independent reporting accountants to MiX Telematics

U.S. legal advisors to MiX Telematics	U.S. financial advisor to MiX Telematics

Independent expert to MiX Telematics	U.S. legal advisors to PowerFleet

SA legal advisors to PowerFleet

Date of issue: Tuesday, 30 January 2024

This circular, the prospectus and the definitive joint proxy statement/U.S. prospectus are available in English only. Copies of this circular, the prospectus and the definitive joint proxy statement/U.S. prospectus are available from the registered office of each of MiX Telematics and Java Capital, whose addresses are set out in the “MiX Telematics Corporate Information and Advisors” section of this circular, during business hours from Tuesday, 30 January 2024 until 10 business days after the scheme record date. This circular, the prospectus and the definitive joint proxy statement/U.S. prospectus are also available on MiX Telematics’ website (https://investor.mixtelematics.com/overview/default.aspx) from the date of posting this circular.

MIX TELEMATICS CORPORATE INFORMATION AND ADVISORS

Registered office	Company secretary
MiX Telematics Limited	Statucor Proprietary Limited
(Registration number 1995/013858/06)	(Registration number 1989/005394/07)
Matrix Corner, Howick Close	Summit Place Office Park
Waterfall Park	221 Garsfontein Road, Menlyn
Midrand, 1685	Pretoria, 0181
South Africa	South Africa
(PO Box 12326, Vorna Valley, 1686)	(PO Box 95436, Waterkloof, 0145)

Sponsor	Corporate advisor
Java Capital Trustees and Sponsors Proprietary Limited	Java Capital Proprietary Limited
(Registration number 2006/005780/07)	(Registration number 2012/089864/07)
6th Floor, 1 Park Lane	6th Floor, 1 Park Lane
Wierda Valley	Wierda Valley
Sandton, 2196	Sandton, 2196
South Africa	South Africa
(PO Box 522606, Saxonwold, 2132)	(PO Box 522606, Saxonwold, 2132)

Transfer secretaries	Independent reporting accountants
Computershare Investor Services Proprietary Limited	Deloitte & Touche
(Registration number 2004/003647/07)	(Practice number 902276)
Rosebank Towers	5 Magwa Crescent
15 Biermann Avenue	Waterfall City, Waterfall, 2090
Rosebank, 2196	South Africa
South Africa	(Private Bag X6, Gallo Manor, 2052)
(Private Bag X9000, Saxonwold, 2132)

Independent expert	U.S. legal advisor
BDO Corporate Finance Proprietary Limited	DLA Piper LLP (US)
(Registration number 1983/002903/07)	1251 Avenue of the Americas
52 Corlett Drive	New York, NY 10020
Wanderers Office Park, 2196	United States of America
South Africa	(Postal address as above)
(Private Bag X60500, Houghton, 2041, South Africa)

U.S. financial advisor
Raymond James & Associates, Inc.
(Registration No. 341815 (Florida Department of State)
880 Carillon Parkway
St. Petersburg, FL 33716
United States of America
(Postal address as above)

Date and place of incorporation of MiX Telematics
Incorporated in the Republic of South Africa on 21 December 1995

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POWERFLEET CORPORATE INFORMATION AND ADVISORS

Registered office of PowerFleet	Registered office of Merger Sub
PowerFleet, Inc	Main Street 2000 Proprietary Limited
(File number 7272486)	(Registration number 2023/973516/07)
160 Greentree Drive	Block C, Belvedere Office Park
Suite 101	Pasita Street
Dover Delaware 19904	Bellville
County of Kent	Cape Town, 7530
State of Delaware	South Africa
United States of America	(Postal address as above)
(Postal address as above)

Headquarters of PowerFleet
123 Tice Boulevard
Woodcliff Lake, New Jersey 07677
United States of America

U.S. legal advisor	South African legal advisor
Olshan Frome Wolosky LLP	Webber Wentzel
1325 Avenue of the Americas	90 Rivonia Road
New York, NY 10019	Sandton, 2196
United States of America	South Africa
(Postal address as above)	(PO Box 61771, Marshalltown, Johannesburg, 2107)

Independent registered public accounting firm
Ernst & Young LLP
99 Wood Avenue South
Iselin, NJ 08830
United States of America
(Postal address as above)

Date and place of incorporation of PowerFleet

I.D. Systems, the predecessor of PowerFleet, was incorporated in the State of Delaware, United States of America on 24 August 1993 and PowerFleet was incorporated in the State of Delaware, United States of America on 21 February 2019

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IMPORTANT INFORMATION

FOREIGN SHAREHOLDERS

Non-U.S. Investors

This circular and the prospectus have been prepared for purposes of complying with the Companies Act, the Companies Regulations and the JSE Listings Requirements (where applicable) in South Africa. The information disclosed may not be the same as that which would have been disclosed had this circular and the prospectus been prepared in accordance with the laws and regulations of any jurisdiction outside of South Africa.

This circular and the prospectus shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of the securities described herein, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction or without an exemption from the registration or qualification requirements under the securities laws of such jurisdiction.

This circular and the prospectus and any other material in relation to the securities described herein or therein is only directed at, and any investment or investment activity to which this circular and the prospectus relate is available only to, and will be engaged in only with, persons (A) outside of the European Economic Area (the “EEA”) and the United Kingdom; or (B) in member states of the EEA, who are “qualified investors” within the meaning of Article 2(e) of Regulation (EU) 2017/1129 (“Qualified Investors”); or (C) in the United Kingdom, who are Qualified Investors who are also: (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, and (iii) persons to whom they may otherwise lawfully be communicated (all such persons together being referred to as “Relevant Persons”). The circular and the prospectus must not be acted on or relied on, and no action should be taken on the basis of these (i) in the United Kingdom, by persons who are not Relevant Persons, and (ii) in any member state of the EEA, by persons who are not Qualified Investors.

This circular and the prospectus do not constitute an offer of securities to any person with a registered address in, or who is resident in, Australia, Canada or Japan. No securities have been or will be registered under the relevant laws of any state, province or territory of Australia, Canada or Japan.

The distribution of this circular and the prospectus in certain jurisdictions may be restricted by applicable law and therefore persons in such jurisdictions into which this circular and the prospectus are released, published or distributed should inform themselves about and observe such restrictions.

The contents of this circular should not be construed as legal, financial or tax advice. Each shareholder should consult his, her or its own legal, financial or tax advisor for legal, financial or tax advice.

U.S. Investors

This circular is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. Investors and shareholders are urged to read the definitive joint proxy statement/ U.S. prospectus, as well as other documents filed with the SEC, because they will contain important information. Copies of all documents filed with the SEC by MiX Telematics or PowerFleet, as applicable, regarding the proposed transaction may be obtained on the SEC’s website at https://www.sec.gov/edgar/browse/?CIK=1576914 and https://www.sec.gov/edgar/browse/?CIK=1774170.

ADS holders

ADS holders will not be entitled to vote in person at the scheme meeting. If you held ADSs at the voting record date for ADS holders, you should have been sent a copy of voting materials and a notice with instructions on how you may give voting instructions to the depositary or your broker, bank or other securities intermediary, as applicable, with respect to the ordinary shares underlying your ADSs. If you held ADSs at the voting record date for ADS holders, you have the right to instruct the depositary, if you held your ADSs directly, or the right to instruct your broker, bank or other securities intermediary, if you held your ADSs through such intermediary, how to vote. If you held ADSs through a brokerage firm, bank or securities intermediary on the voting record date for ADS holders, the voting instructions for ADS holders will be sent to that organisation and such intermediary will provide you with instructions on how you may give voting instructions with respect to the ordinary shares underlying your ADSs. If you have queries about how you can deliver voting instructions, please contact the depositary, your broker, bank or other securities intermediary, and carefully follow the voting procedures provided to you.

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To the extent you provide the depositary or your broker, bank or other securities intermediary, as applicable, with voting instructions, the depositary will try to vote the ordinary shares underlying your ADSs in accordance with your instructions. The depositary will collate all votes properly submitted by ADS holders and submit a vote on behalf of all such ADS holders.

You also may exercise the right to vote the ordinary shares underlying your ADSs by surrendering your ADSs and withdrawing the ordinary shares represented by your ADSs pursuant to the terms described in the deposit agreement under which the ADSs have been issued. However, it is possible that you may not have sufficient time to withdraw your ordinary shares and vote them at the upcoming scheme meeting as a shareholder. ADS holders may incur additional costs associated with the surrender process.

ADS holders are advised that the notification of the upcoming vote will be made through customary U.S. market practices and pursuant to the terms of the deposit agreement under which the ADSs have been issued.

ADS holders are referred to paragraph 27.2 for details of surrender and settlement of the scheme consideration.

U.S. holders of shares

If you were a shareholder with a registered address in the United States as of the voting record date for shareholders, your CSDP or broker should have contacted you to ascertain how you wish to cast your vote at the scheme meeting. If you have not been contacted by your CSDP or broker, it is advisable for you to contact your CSDP or broker and furnish them with your voting instructions.

FORWARD-LOOKING STATEMENTS

This circular contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “continue,” and variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including, but not limited to, risks related to: (i) the implementation of the scheme in the anticipated timeframe or at all; (ii) the satisfaction of the scheme conditions including, but not limited to, the approval of the scheme resolutions and the PowerFleet proposals; (iii) the failure to obtain necessary regulatory and shareholder approvals; (iv) the ability to realise the anticipated benefits of the transaction; (v) the ability to successfully integrate the businesses; (vi) disruption from the transaction making it more difficult to maintain business and operational relationships; (vii) the negative effects of this circular or the consummation of the proposed transaction on the market price of the Company’s or PowerFleet’s securities; (viii) significant transaction costs and unknown liabilities; (ix) litigation or regulatory actions related to the proposed transaction; and (x) such other factors as are set forth in the periodic reports filed by the Company and PowerFleet with the SEC, including but not limited to those described under the heading “Risk Factors” in their annual reports on Form 10-K, quarterly reports on Form 10-Q and any other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Copies of all documents filed with the SEC by MiX Telematics or PowerFleet, as applicable, may be obtained on the SEC’s website at https://www.sec.gov/edgar/browse/?CIK=1576914 and https://www. sec.gov/edgar/browse/?CIK=1774170, respectively. Should one or more of these risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

The forward-looking statements included in this circular are made only as of the date of this circular, and except as otherwise required by applicable securities law, neither the Company nor PowerFleet assume any obligation, nor do they intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Any forward-looking statements have not been reported on nor reviewed by the Company’s nor PowerFleet’s external auditors.

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ACTION REQUIRED BY MIX TELEMATICS SHAREHOLDERS

If you are in any doubt as to what action you should take, please consult your broker, CSDP, banker, accountant, legal advisor or other professional advisor immediately.

If you have disposed of all or some your MiX Telematics shares, please forward this circular and the prospectus to the purchaser of such MiX Telematics shares or to the broker, CSDP, banker, accountant, legal advisor, or other agent through whom the disposal was effected.

The scheme meeting convened in terms of the notice of scheme meeting will be held entirely by way of electronic communication on Wednesday, 28 February 2024 at 2:30 p.m. SAST, or such other postponed date and time or location as determined in accordance with the provisions of the MOI, the Companies Act and the JSE Listings Requirements, at which shareholders will be requested to consider and, if deemed fit, to pass, with or without modification, the resolutions set out in the notice of scheme meeting. The notice of scheme meeting is attached to, and forms part of, this circular.

Check-in will begin at 2:00 p.m SAST, and you should allow ample time for the check-in procedures. Shareholders may contact the transfer secretaries directly on the following helpline: +27 11 370 5000.

In order for the scheme and the proposed transaction to become operative, among other things, the scheme resolutions must be adopted at the scheme meeting by MiX Telematics shareholders. The independent board has recommended that shareholders vote in favour of all of the resolutions proposed at the scheme meeting.

1.	PARTICIPATION AND VOTING AT THE SCHEME MEETING

1.1	Shareholders

1.1.1	A shareholder who is entitled to participate and vote at the scheme meeting is entitled to appoint one or more proxies to participate in and vote at the scheme meeting in the place of the shareholder, by completing the form of proxy in accordance with the instructions set out therein and a proxy need not be a shareholder. Scheme meeting participants (including proxies) are required to provide reasonably satisfactory identification before being entitled to participate in a meeting. In this regard, all shareholders recorded in the share register will be required to provide identification satisfactory to the chairperson of the scheme meeting. Forms of identification include valid identity documents, driver’s licenses and passports.

1.1.2	A form of proxy is attached for the convenience of any shareholder who cannot participate in the scheme meeting. Forms of proxy may also be obtained on request from the Company’s registered office.

1.1.3	In order for shareholders or their duly appointed proxies to participate in the scheme meeting, they must either:

1.1.3.1	register online using the online registration portal at www.meetnow.global/za; or

1.1.3.2	apply to Computershare, by delivering the duly completed electronic participation form, their identification document or passport document, letter of representation and form of proxy (as applicable) to: First Floor, Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196, South Africa, or mailing the same to Private Bag X9000, Saxonwold, 2132, South Africa (at the risk of the shareholder), or by email to proxy@computershare.co.za, in each case so as to be received by Computershare by no later than 2:30 p.m., SAST, on Monday, 26 February 2024 to assist in the efficient administration of the scheme meeting. Notwithstanding the foregoing deadline, Computershare shall reasonably endeavour to validate any electronic participation forms submitted thereafter prior to the commencement of the scheme meeting.

1.1.4	The electronic participation form can be found as an insert in the scheme circular. Computershare will first validate such requests and confirm the identity of the shareholder in terms of section 63(1) of the Companies Act, and, if the request is validated, further details on using the electronic communication facility will be provided.

1.1.5	Should any electronic participation forms be submitted after 2:30 p.m. SAST, on Monday, 26 February 2024, Computershare shall reasonably endeavour to validate such requests prior to the commencement of the scheme meeting. The Company will inform shareholders or their proxies who notified Computershare of their intended participation, by no later than 5:00 p.m. SAST, on Tuesday, 27 February 2024, by email of the relevant details through which shareholders or their proxies can participate electronically.

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1.1.6	Any shareholder who completes and lodges a form of proxy will nevertheless be entitled to participate in and vote at the scheme meeting should the shareholder subsequently decide to do so.

1.1.7	Shareholders who have already dematerialised their shares through a CSDP or broker rather than through “own-name” registration and who wish to participate in the scheme meeting must instruct their CSDP or broker to issue them with the necessary authority to participate.

1.1.8	Dematerialised shareholders, who have elected “own-name” registration in the sub-register through a CSDP and who are unable to participate but wish to vote at the scheme meeting, should complete and lodge the attached form of proxy (blue) with the transfer secretaries of the Company.

1.1.9	Dematerialised shareholders who have not elected “own-name” registration in the sub-register through a CSDP and who are unable to participate but wish to vote at the scheme meeting should timeously provide their broker or CSDP with their voting instructions in terms of the custody agreement entered into between the shareholder and his CSDP or broker.

1.1.10	If you have voted by Internet or email, if you are a shareholder, you may change your vote and revoke your proxy by: (i) sending a written statement to that effect to the attention of the company secretary at the Company’s corporate offices, provided such statement is received no later than 2:30 p.m. SAST, on Wednesday, 28 February 2024; (ii) voting again by Internet at a later time before the closing of those voting facilities at 2:30 p.m. SAST, on Wednesday, 28 February 2024; (iii) submitting a properly signed proxy card with a later date that is received no later than 2:30 p.m. SAST, on Wednesday, 28 February 2024; or (iv) participating in person at the scheme meeting, revoking your proxy and voting in person.

1.1.11	If you hold shares in street name (rather than through own-name registration), you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the scheme meeting if you obtain a signed letter of representation from the record holder (broker, bank or other nominee) giving you the right to vote the shares. Your most recent proxy card or Internet proxy is the one that is counted. Your participation in the scheme meeting by itself will not revoke your proxy unless you give written notice of revocation to us before your proxy is voted or you vote in person at the scheme meeting.

1.2	ADS holders

1.2.1	ADS holders do not have the same rights as shareholders. South African law governs the rights of shareholders. The deposit agreement among the Company, the depositary and the holders from time to time of ADSs issued thereunder, including the form of American Depositary Receipt that may evidence ADSs, sets out the rights of ADS holders as well as the rights and obligations of the depositary. Each ADS represents twenty-five ordinary shares. Each ADS also represents any other securities, cash or other property which may be held by the depositary in respect of the depositary facility. The depositary is the holder of the ordinary shares underlying the ADSs. If you have queries about how you can deliver voting instructions to the depositary, please contact the depositary, your broker, bank or other securities intermediary.

1.2.1.1	You may vote as a holder of an interest in the capital of the Company represented by ADSs if you are registered as a holder of ADSs in the register maintained by the depositary or have ADSs credited to your securities account with a brokerage firm, bank or other securities intermediary as of the close of business, USA Eastern Time, on Friday, 26 January 2024 (the voting record date for ADS holders). So long as the depositary receives your voting instructions by 12:00 p.m., USA Eastern Time, on Wednesday, 21 February 2024, it will, to the extent practicable and subject to South African law and the terms of the deposit agreement, vote the underlying ordinary shares as you instruct.

1.2.1.2	If you hold ADSs through a brokerage firm, bank or other securities intermediary as of the close of business, USA Eastern Time, on Friday, 26 January 2024 (the voting record date for ADS holders), only that intermediary may give voting instructions to the depositary with respect to your ADSs. Please reach out to that intermediary to provide your voting instructions.

1.2.1.3	The depositary will collate all votes properly submitted by ADS holders and submit a vote on behalf of all such ADS holders.

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1.2.1.4	If the depositary does not receive voting instructions from an ADS holder regarding how to vote the ordinary shares underlying its ADSs, then such ADS holder will be deemed to have instructed the depositary to give a discretionary proxy to a person designated by MiX Telematics with respect to the MiX Telematics shares underlying its ADSs. The person designated by MiX Telematics is expected to vote such underlying MiX Telematics shares in favour of the resolutions.

1.2.1.5	Holders of ADSs will not be entitled to participate in and vote at the scheme meeting in person.

1.2.1.6	If you have queries about how you can deliver voting instructions, please contact the depositary, your broker, bank or other securities intermediary. If at any point you require guidance, please contact the Company at company.secretary@mixtelematics.com.

1.2.1.7	If you hold ADSs, directly or through a broker, bank or other securities intermediary, you must follow the instructions provided by the depositary or such broker, bank or other securities intermediary if you wish to change your vote. The last instructions you submit prior to the deadline indicated by the depositary or the broker, bank or other securities intermediary, as applicable, will be used to instruct the depositary how to vote your ADSs.

2.	SURRENDER OF DOCUMENTS OF TITLE

2.1	Dematerialised shareholders

You do NOT have to surrender any documents of title and you must NOT complete the form of surrender and transfer (green). This will be done by your CSDP or broker.

2.2	Certificated shareholders

2.2.1	In the event that the scheme becomes operative, you will be required to surrender your documents of title in respect of all your scheme shares in order to receive the scheme consideration.

2.2.2	In order to surrender your documents of title and receive the scheme consideration you will be required to complete the form of surrender and transfer (green) in accordance with the instructions contained therein, and return it, together with the relevant documents of title, to the transfer secretaries, as follows:

• by hand: First Floor, Rosebank Towers, 15 Biermann Avenue, Rosebank, Johannesburg, 2196, South Africa; or

• by post: Private Bag X3000, Saxonwold, 2132, South Africa,

so as to be received by not later than 12:00 p.m. SAST on the scheme record date.

2.2.3	You may surrender your documents of title any time prior to the scheme record date in anticipation of the scheme becoming operative.

2.2.4	If you surrender your documents of title prior to the scheme meeting, your right to attend, participate in and vote at the scheme meeting will remain unaffected. However, you will not be able to dematerialise and/or trade in those MiX Telematics shares from the date of surrender of such documents of title.

2.2.5	If you are a certificated shareholder and your share certificates relating to the scheme shares to be surrendered have been lost or destroyed, you should nevertheless return the form of surrender and transfer (green), duly signed and completed, to the transfer secretaries together with a duly completed indemnity form, which is obtainable from the transfer secretaries, as well as satisfactory evidence that the documents of title have been lost or destroyed.

2.2.6	Under Strate directives, dematerialised shareholders are required to provide a physical and email address for purposes of receiving direct communication from PowerFleet, which includes the receipt of shareholder communication documentation. The provision of such information will facilitate the direct communication by PowerFleet to the PowerFleet shareholders following implementation of the scheme. Scheme participants who are currently certificated shareholders and will become dematerialised shareholders following implementation of the scheme are encouraged to provide such information. Should a certificated shareholder fail to provide such information, the contact details in respect of such certificated shareholder previously provided to MiX Telematics will be deemed to have been elected by the certificated shareholder in relation to their shareholding in PowerFleet.

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2.2.7	If the scheme fails, as a result of any of the scheme conditions not being fulfilled or waived, or is terminated then any documents of title surrendered and held by the transfer secretaries will be returned to the relevant shareholders by the transfer secretaries, at such shareholders’ own risk, by registered post within approximately 5 (five) business days from the date on which the scheme fails or is terminated.

2.2.8	Please refer to paragraph 13 of this circular for further information regarding the surrender of documents of title.

2.3	ADS holders

ADS holders are referred to paragraph 27.2 for details of surrender and settlement of the scheme consideration.

3.	SETTLEMENT OF THE SCHEME CONSIDERATION PURSUANT TO THE SCHEME BECOMING OPERATIVE AND BEING IMPLEMENTED

3.1	In the event that the scheme becomes operative and is implemented, scheme participants will be entitled to receive the scheme consideration in respect of the scheme shares held by them, subject to paragraph 2 of this “Action required by MiX Telematics shareholders”, titled “Surrender of documents of title”.

3.2	Settlement of the scheme consideration will be administered and effected by the transfer secretaries on behalf of Mix Telematics.

3.3	Please refer to paragraph 14 of this circular for further information regarding the settlement of the scheme consideration in respect of the scheme.

3.4	The scheme consideration will be settled in dematerialised form only. The scheme consideration will be settled using the settlement system of Strate for trading on the JSE. In order to receive the scheme consideration, certificated shareholders are required to provide details of their nominated broker or CSDP account in the form of surrender and transfer (green).

3.5	If you fail to provide valid account details of a CSDP or broker in the form of surrender and transfer your shares will be transferred in dematerialised form to an account in the name of Computershare Nominees, who will, hold such shares as the registered holder thereof for and on your behalf, and you will become an issuer nominee shareholder. Further details regarding the settlement of the scheme consideration in respect of your scheme shares is set out in paragraph 13.3 of this circular.

3.6	For assistance in opening an account with any CSDP or broker, shareholders should visit the website of the JSE (www.jse.co.za) or Strate (www.strate.co.za/aboutstrate/participants), which set out all the names and numbers of the CSDPs and members of the JSE who can assist with the opening of such accounts. You will need to complete a custody mandate and provide verification in terms of the Financial Intelligence Centre Act, No. 38 of 2001, as amended to your chosen CSDP or broker, a process similar to opening a bank account.

3.7	ADS holders

ADS holders are referred to paragraph 27.2 for details of surrender and settlement of the scheme consideration.

4.	APPRAISAL RIGHTS

4.1	At any time before the scheme resolutions are voted on at the scheme meeting, a shareholder may give MiX Telematics written notice in terms of section 164 of the Companies Act objecting to the scheme resolutions.

4.2	Within 10 (ten) business days after adoption of the scheme resolutions, MiX Telematics shall send a notice to each dissenting shareholder who gave MiX Telematics written notice of objection if that shareholder has neither withdrawn that notice nor voted in favour of the scheme resolutions. The notice to each dissenting shareholder will inform them that the scheme resolutions have been adopted.

4.3	A dissenting shareholder who has given MiX Telematics written notice in terms of section 164 of the Companies Act objecting to the scheme resolutions and who has complied with all of the procedural steps set out in section 164 of the Companies Act, may deliver a written notice to MiX Telematics demanding that MiX Telematics pay to that dissenting shareholder the fair value for all the MiX Telematics shares held by that dissenting shareholder. Such demand must be delivered:

4.3.1	within 20 (twenty) business days after receipt of the notice from MiX Telematics referred to above; or

4.3.2	if the dissenting shareholder does not receive the notice from MiX Telematics referred to above, within 20 (twenty) business days after learning that the scheme resolutions have been adopted.

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4.4	Shareholders are referred to paragraph 21 of this circular for further details regarding the exercise of appraisal rights and Annexure 4 for an extract of section 164 of the Companies Act.

4.5	Holders of ADSs do not have appraisal rights, nor will the depositary exercise those rights on their behalf.

5.	GENERAL

5.1	Dematerialisation or rematerialisation of and trading in MiX Telematics shares

5.1.1	If you wish to dematerialise your MiX Telematics shares, please contact the transfer secretaries or your broker or CSDP. You are not required to dematerialise your scheme shares in order to participate in the scheme or to receive the scheme consideration.

5.1.2	You should note that once you have surrendered your documents of title in respect of your MiX Telematics shares, in anticipation of the scheme becoming operative, you may not dematerialise or trade any of the MiX Telematics shares to which those documents of title relate.

5.1.3	No dematerialisation or rematerialisation of MiX Telematics shares may take place:

5.1.3.1	from the business day following the voting LDT up to and including the voting record date for shareholders; and

5.1.3.2	if the scheme becomes operative, on or after the business day following the scheme LDT.

5.2	Posting forms of surrender and transfer and documents of title

The form of surrender and transfer (green) and documents of title that are sent through the post are sent at the risk of the scheme participant concerned. Accordingly, scheme participants should take note of postal delivery times so as to ensure that the forms and/or relevant documents of title are received timeously. It is therefore recommended that such forms and/or documents of title rather be sent by registered post or delivered by hand to the transfer secretaries.

5.3	Foreign shareholders

Participation in, and implementation of, the proposed transaction may be affected by the laws of the relevant jurisdiction applicable to a foreign shareholder. It is the responsibility of a foreign shareholder (including nominees, agents and trustees for such foreign shareholder) to ensure that the scheme consideration is not issued to such foreign shareholder without the observance of the laws and regulatory requirements of the relevant jurisdiction, in connection with the proposed transaction, including the process of obtaining any governmental, exchange control or other consents, the making of any filings which may be required, the compliance with other necessary formalities and the payment of any transfer or other taxes or other requisite payments due in such jurisdiction and, if required, to satisfy PowerFleet that all relevant formalities have been complied with or that there is an applicable exemption under the laws and regulatory requirements of the relevant jurisdiction.

5.4	Governing law and jurisdiction

The scheme shall be governed by, and construed in accordance with, the laws of South Africa. Each MiX Telematics shareholder shall be deemed to have irrevocably submitted to the exclusive jurisdiction of the courts of South Africa in relation to matters arising out of or in connection with the scheme.

5.5	Other

5.5.1	The contents of this circular do not purport to constitute legal or financial advice or to deal comprehensively with the legal, regulatory and tax implications of the proposed transaction for each MiX Telematics shareholder. MiX Telematics shareholders are accordingly advised to consult their professional advisors about their personal, legal, regulatory and tax positions regarding the proposed transaction and, in particular, the scheme consideration.

5.5.2	The independent board, MiX Telematics, Merger Sub and PowerFleet do not accept responsibility and will not be held liable for any act of, or omission by, any broker or CSDP, including, without limitation, any failure on the part of the broker or CSDP or any registered holder of MiX Telematics shares to notify the holder of any beneficial interest in those MiX Telematics shares of the proposed transaction set out in this circular.

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5.5.3	MiX Telematics shareholders are advised that, in terms of section 115(3) of the Companies Act, MiX Telematics may in certain circumstances not proceed to implement the scheme, notwithstanding that the scheme may have been approved at the scheme meeting, without the approval of a court. A copy of section 115 of the Companies Act pertaining to the required approval of the scheme is set out in Annexure 3 of this circular.

5.6	TRP approval

Shareholders should take note that the TRP does not consider the commercial advantages or disadvantages of “affected transactions”, as defined in section 117(1)(c) of the Companies Act and does not express any view or opinion thereon when it approves such transactions, as envisaged by section 201(3) of the Companies Act.

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SALIENT DATES AND TIMES

2024
Notice record date to determine which MiX Telematics shareholders and ADS holders are entitled to receive this circular and the prospectus	Friday, 19 January

Voting record date for ADS holders (close of business USA Eastern Time)	Friday, 26 January

Announcement relating to the issue of the circular (together with the notice of the scheme meeting) and the prospectus released on SENS on	Tuesday, 30 January

Announcement relating to the abridged prospectus released on SENS on	Tuesday, 30 January

Circular together with the accompanying notice convening the scheme meeting, form of proxy (blue) and form of surrender and transfer (green) distributed to MiX Telematics shareholders on	Tuesday, 30 January

Announcement relating to the issue of the circular (together with the notice of the scheme meeting) and the prospectus published in the press on	Wednesday, 31 January

Announcement relating to the abridged prospectus published in the press on	Wednesday, 31 January

Voting LDT	Tuesday, 20 February

Voting instructions cut-off date by 12:00 p.m., USA Eastern Time for ADS holders, on	Wednesday, 21 February
Voting record date for shareholders	Friday, 23 February

Last date and time to lodge forms of proxy (blue) in respect of the scheme meeting with the transfer secretaries by 2:30 p.m SAST on (alternatively, the form of proxy (blue) may be provided to the chairperson of the scheme meeting at any time prior to the commencement of the scheme meeting or prior to voting on any resolution to be proposed at the scheme meeting)	Monday, 26 February

Last date and time for MiX Telematics shareholders to give notice of their objections to the scheme resolutions in terms of section 164 of the Companies Act by no later than 2:30 p.m SAST on	Wednesday, 28 February

PowerFleet shareholder meeting to approve the PowerFleet proposals as further detailed in paragraph 8.1.1.2 of the circular	Wednesday, 28 February

Scheme meeting held at 2:30 p.m SAST on	Wednesday, 28 February

Results of the scheme meeting published on SENS on	Wednesday, 28 February

Results of the scheme meeting published in the press on	Thursday, 29 February

Assuming that the scheme is approved and no court approval or review of the scheme in terms of section 115(3) of the Companies Act is required and that the scheme meeting is the second to last of the condition precedent to be fulfilled, the salient dates are as follows:

Last day for which MiX Telematics shareholders who voted against the scheme to require MiX Telematics to seek court approval for the scheme in terms of section 115(3) (a) of the Companies Act,if at least 15% of the total votes of MiX Telematics shareholders at the scheme meeting were exercised against the scheme	Wednesday, 6 March

Last day for which MiX Telematics shareholders who voted against the scheme to apply for a court to review the scheme in terms of section 115(3)(b) of the Companies Act if less than 15% of the total votes of MiX Telematics shareholders at the scheme meeting were exercised against the scheme	Wednesday, 13 March

Last date for MiX Telematics to send notice of adoption of the scheme resolutions in terms of section 164(4) of the Companies Act to MiX Telematics shareholders who provided written notice of objection of and subsequently voted against the scheme resolutions, on	Wednesday, 13 March

Expected last date for dissenting shareholders to exercise their appraisal rights, on or about	Wednesday, 13 March

TRP compliance certificate issued in terms of section 121(b) of the Companies Act, expected on or about	Friday, 15 March

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2024
Assuming the scheme is unconditional, the salient dates are as follows:

Finalisation date expected to be on	Friday, 15 March

Finalisation announcement expected to be published on SENS by 11:00 a.m. SAST on	Friday, 15 March

Finalisation announcement expected to be published in the press on	Monday, 18 March

Expected scheme LDT on	Monday, 25 March

Expected date of the suspension of listing of MiX Telematics shares on the JSE at the commencement of trade on	Tuesday, 26 March

Expected date of admission of listing as a secondary inward listing of PowerFleet shares on the Main Board of the JSE with ISIN US73931J1097, alpha code: PWR and short name “Power” with effect from the commencement of business at 9:00 a.m. SAST on	Tuesday, 26 March

Announcement released on SENS in respect of any cash payment applicable to any fractional entitlement to a scheme consideration share by 11:00 a.m. SAST	Wednesday, 27 March

Expected scheme record date	Thursday, 28 March

Expected scheme implementation date on	Tuesday, 2 April

Scheme participants who are dematerialised shareholders expected to have their accounts held at their broker or CSDP credited with the scheme consideration on the scheme record date, on	Tuesday, 2 April

Scheme participants who are certificated shareholders and who deliver a form of surrender and transfer (green) and documents of title so as to be received by the transfer secretaries on or before 12:00 p.m. SAST on the scheme record date, expected to have their accounts held at their broker or CSDP credited with the scheme consideration, on	Tuesday, 2 April

Scheme participants who are issuer nominee shareholders expected to have their scheme consideration credited to the account of Computershare Nominees, on	Tuesday, 2 April

Expected date of the termination of listing of MiX Telematics shares on the JSE at the commencement of trade on	Wednesday, 3 April

Notes:

1.	The dates and times set out in this circular and the prospectus are subject to change, with the approval of the JSE and the TRP, if required. Any change in the dates and times will be published on SENS and in the press.

2.	The dates and times are expected dates and times and have been determined based on certain assumptions regarding the date by which conditions precedent will be fulfilled or waived including the date by when certain regulatory approvals will be obtained.

3.	All times given in this circular are in SAST, unless otherwise stated.

4.	Shareholders should note that, since trades in MiX Telematics shares are settled by way of the electronic settlement system used by Strate, settlement will take place 3 (three) business days after the date of a trade. Therefore, persons who acquire MiX Telematics shares after the voting LDT, namely, Tuesday, 20 February 2024, will not be entitled to attend, participate in or vote at the scheme meeting, but may nevertheless if the scheme becomes operative, participate in the scheme, provided that they acquire MiX Telematics shares on or prior to the scheme LDT, namely, Monday, 25 March 2024.

5.	No dematerialisation or rematerialisation of MiX Telematics shares may take place:

a. on or after the business day following the voting LDT up to and including the voting record date for shareholders; and

b. on or after the business day following the scheme LDT.

6.	No removals between the ADS register administered by BNYM and the share register administered by the transfer secretaries, Computershare, shall be permitted after the scheme LDT.

7.	No removals between the PowerFleet share register maintained in South Africa by Computershare and the PowerFleet share registers maintained for trading on Nasdaq and TASE shall be permitted from Tuesday, 26 March 2024 until Wednesday, 3 April 2024.

8.	Dematerialised shareholders, other than those with “own-name” registration, must provide their broker or CSDP with their instructions for voting at the scheme meeting by the cut-off date and time stipulated by their broker or CSDP in terms of their respective custody agreements.

9.	Any form of proxy (blue) not delivered to the transfer secretaries by the stipulated date and time may be delivered to the chairperson of the scheme meeting before such MiX Telematics shareholder’s voting rights are exercised at the scheme meeting.

10.	If the scheme meeting is adjourned or postponed, the forms of proxy (blue) submitted for the initial scheme meeting will remain valid in respect of any adjournment or postponement of the scheme meeting.

11.	Shareholders who wish to exercise their appraisal rights are referred to Annexure 4 to this circular.

12.	The dates pertaining to the scheme have been determined on the assumption that all scheme conditions will be fulfilled or waived by Friday, 15 March 2024 and that shareholders will not exercise their rights in terms of section 115(3) of the Companies Act. The actual dates will be confirmed in the finalisation announcement if the scheme becomes unconditional.

13.	The scheme consideration will be distributed to ADS holders as soon as practicable on or after 2 April 2024 and is dependent on when the scheme consideration is available to the depository on PowerFleet’s U.S. share register. The scheme consideration will be delivered to uncertificated ADS holders on PowerFleet’s U.S. share register within three business days following the date on which the scheme consideration is available to the depositary, and thereafter the letters of transmittal will be mailed to any certificated ADS holders on the depositary’s ADS register.

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DEFINITIONS AND INTERPRETATIONS

In this circular and the annexures hereto, unless the context indicates otherwise, references to the singular include the plural and vice versa, words denoting one gender include the other, expressions denoting natural persons include juristic persons and associations of persons and vice versa, and the words in the first column have the meanings stated opposite them in the second column, as follows:

“ADS”	an American Depositary Share, each representing ordinary shares deposited with the depositary pursuant to the deposit agreement, at a ratio of 25 ordinary shares to one American Depositary Share, which are listed and traded on the NYSE;

“ADS holder”	a registered holder of ADSs or a person holding a security entitlement in ADSs in a securities account with a broker or other securities intermediary;

“ADS register”	the register of ADS holders maintained by the depositary;

“alternative proposal”	with respect to a party, means (i) any proposal or offer (other than the proposed transaction, or any other proposal or offer by the other party or its affiliates) with respect to a merger, consolidation, business combination, scheme of arrangement or similar transaction involving such party or any one or more of its subsidiaries (except for any transaction between or among two or more of such party’s subsidiaries); (ii) any proposal or offer to acquire, by tender offer, share exchange, stock or asset purchase, license acquisition or in any other manner, which, in each case with respect to clauses (i) and (ii), if consummated, would result in any person or group of persons (other than the other party or its affiliates) becoming, in one or a series of related transactions, directly or indirectly, (A) the beneficial owner (as such term is defined in rule 13d-3 promulgated under the U.S. Exchange Act) of 15% or more of the total voting power or of any class of equity securities of such party or any one or more of its subsidiaries which comprise 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of such party and its subsidiaries, taken as a whole, or, in the case of a transaction described in clause (i), the entity resulting from such transaction (to the extent such entity and the subsidiaries of the merged or consolidated entity would comprise 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of such party and its subsidiaries, taken as a whole, prior to such transaction) or (B) the owner of assets (including equity securities of any of such party’s subsidiaries) comprising 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of such party and its subsidiaries, taken as a whole; or (iii) a recapitalisation, reorganisation, joint venture, partnership, restructuring, liquidation, dissolution or other winding up of such party and/or any of its subsidiaries for consideration equal to 15% or more of the fair market value of (x) all of the issued and outstanding shares of such party on the last trading day prior to the date hereof or (y) the consolidated total assets of such party and its subsidiaries, taken as a whole (in each case prior to such transaction);

“ appraisal rights”	the rights afforded to shareholders in terms of section 164 of the Companies Act, in respect of the scheme and the adoption of the scheme resolutions, which rights are more fully set out in paragraph 21 of this circular and in Annexure 4 of this circular;

“beneficial ownership”	ownership of the direct beneficial interest in a MiX Telematics share and all rights comprising that MiX Telematics share, irrespective of whether that MiX Telematics share is registered in the name of the person who owns that MiX Telematics share (“beneficial owner”) or in the name of that beneficial owner’s nominee;

“BNYM” or “depositary”	The Bank of New York Mellon which acts as the depositary in respect of the ADS program;

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“board of MiX” or “MiX Telematics board”	the board of directors of MiX Telematics as at the last practicable date as set out on page 23 of this circular;

“broker”	any person registered as a “broking member (equities)” in terms of the rules of the JSE and in accordance with the provisions of the Financial Markets Act, No. 19 of 2012, as amended from time to time;

“business day”	any day other than a Saturday, Sunday or official public holiday in South Africa and New York, New York, U.S. and in the event that a day referred to in terms of this circular falls on a day which is not a business day, the relevant date will be extended to the next succeeding business day;

“By-Laws”	PowerFleet’s amended and restated by-laws, relevant extracts of which are set out in Annexure 7 to the prospectus;

“Certificate of Incorporation”	PowerFleet’s amended and restated certificate of incorporation, relevant extracts of which are set out in Annexure 7 to the prospectus;

“certificated shareholders”	shareholders who hold certificated shares;

“certificated shares”	shares which have not been dematerialised into the Strate system, title to which is represented by a share certificate or other physical documents of title;

“CIPC”	the Companies and Intellectual Property Commission, established by section 185 of the Companies Act;

“circular” or “this document”	this circular dated Tuesday, 30 January 2024 to be sent by MiX Telematics to MiX Telematics shareholders in which, amongst other things, MiX Telematics will propose the scheme and convene the scheme meeting to consider the scheme resolutions and which will contain all information relating to the scheme, MiX Telematics and PowerFleet that is required by the Companies Act, Regulations and/ or the JSE Listings Requirements;

“Common Monetary Area”	South Africa, the Republic of Namibia and the Kingdoms of Lesotho and eSwatini;

“Companies Act”	the Companies Act, No. 71 of 2008, as amended from time to time;

“Companies Regulations”	the Companies Regulations, 2011 made in terms of sections 120 and 223 of the Companies Act;

“Computershare Nominees”	Computershare Nominees Proprietary Limited (Registration number 1999/008543/07), a private company incorporated in accordance with the laws of South Africa, being the nominee of Computershare’s CSDP;

“condition date”	the date on which the last of the scheme conditions (excluding only (i) the requiring of the TRP to issue a compliance certificate in terms of section 121(b) of the Companies Act in respect of the scheme and (ii) those conditions that by their nature are to be satisfied on the condition date, but subject to the satisfaction or waiver of those conditions) is fulfilled or, where appropriate, waived.

“corporate advisor”	Java Capital Proprietary Limited (Registration number 2012/089864/07), a private company incorporated and registered in South Africa, full details of which are set out in the “MiX Telematics Corporate Information and Advisors” section of this circular;

“court”	any South African court with competent jurisdiction to approve the implementation of the scheme resolutions set out in the notice of scheme meeting, pursuant to section 115 of the Companies Act and/or to determine the fair value of MiX Telematics shares and make an order pursuant to section 164(14) of the Companies Act;

“CSDP”	means a central securities depositary participant, being a “participant” as defined in the South African Financial Markets Act, No. 19 of 2012;

“custody agreement”	the agreement which regulates the relationship between the CSDP or broker and each beneficial holder of dematerialised shares;

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“ definitive joint proxy statement/ U.S. prospectus”	means (i) the definitive joint proxy statement of MiX Telematics and PowerFleet on Schedule 14A of the U.S. Exchange Act, with respect to (x) the shareholder meeting at which MiX Telematics shareholders will be asked to vote on the proposed transaction and (y) the stockholder meeting at which PowerFleet stockholders will be asked to vote on certain matters in connection with the proposed transaction and (ii) the final U.S. prospectus meeting the requirements of Section 10 of the U.S. Securities Act with respect to the scheme consideration shares to be issued by PowerFleet in connection with the proposed transaction filed with the SEC on 24 January 2024, including any amendments or supplements thereto and any documents incorporated by reference therein, a copy of which can be accessed free of charge on the SEC’s website at https://www.sec.gov/edgar/browse/?CIK=1576914 and https://www.sec.gov/edgar/ browse/?CIK=1774170, respectively;

“delisting”	the termination of the listing of all the MiX Telematics shares from the Main Board of the JSE pursuant to the scheme becoming operative, which is expected to take place on Wednesday, 3 April 2024;

“dematerialise” or “dematerialisation”	the process whereby certificated shares are replaced by electronic records of ownership under Strate and recorded in the sub-register of shareholders maintained by a CSDP or broker;

“dematerialised shareholders”	shareholders who hold dematerialised shares;

“dematerialised shares”	shares which have been incorporated into the Strate system, title to which is not represented by share certificates or other physical documents of title;

“deposit agreement”	the agreement entered into between BNYM and the Company as of 8 August 2013, which agreement regulates the relationship between MiX Telematics, BNYM, as the depositary, and the holders and beneficial owners of ADSs;

“dissenting shareholders”	means a shareholder: (i) who has validly exercised its appraisal rights (if any) in relation to the scheme by giving written notice to the Company objecting to the scheme resolutions, voting against the scheme resolutions and demanding that the Company pay to it the fair value of its Company ordinary shares; and (ii) in relation to whom none of the circumstances contemplated in section 164(9) of the Companies Act has occurred; and (iii) who has not withdrawn its demand pursuant to an order of court as contemplated in section 164(15)(c)(v)(aa) of the Companies Act;

“documents of title”	tangible documents of title including share certificates, certified transfer deeds, balance receipts or any other tangible document of title evidencing ownership of MiX Telematics shares acceptable to PowerFleet;

“emigrants”	former residents of the Common Monetary Area whose addresses are outside the Common Monetary Area;

“encumbrance”	means any mortgage, charge, pledge, cession, lien, restriction, assignment, hypothecation, security interest, title retention or any other agreement or arrangement the effect of which is the creation of security, or any other interest, equity or other right of any person (including any right to acquire, option, right of first refusal or right of pre-emption), or any agreement or arrangement to create any of the same;

“Exchange Control Regulations”	the Exchange Control Regulations, 1961 promulgated in terms of the Currency and Exchanges Act No. 9 of 1933 of South Africa, as amended and all directives and rulings issued thereunder;

“finalisation date”	the date on which the “finalisation information” (as contemplated by the JSE Listings Requirements) is published in an announcement to be released on SENS, which date shall be the date on which the scheme becomes operative, or such other date as the JSE may direct, which is expected to take place on Friday, 15 March 2024;

“FinSurv”	the Financial Surveillance Department of the SARB;

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“firm intention announcement”	the joint announcement released on SENS by MiX Telematics, Merger Sub and PowerFleet on Tuesday, 10 October 2023, setting out the salient details of the Merger of MiX Telematics and PowerFleet to be effected by way of the scheme;

“foreign shareholder”	a MiX Telematics shareholder who has a registered address outside of South Africa, or who is resident, domiciled or located in, or who is a citizen of, a country other than South Africa;

“form of proxy”	the form of proxy (blue) incorporated into this circular for use by certificated shareholders and dematerialised shareholders with “own-name” registration only, for purposes of appointing a proxy to represent such MiX Telematics shareholder at the scheme meeting;

“form of surrender and transfer”	the form of surrender and transfer (green) incorporated into this circular for use by certificated shareholders for purposes of surrendering documents of title in respect of their shares under the scheme;

“Implementation Agreement”	the written agreement titled “Implementation Agreement” entered into between MiX Telematics, Merger Sub and PowerFleet on the signature date, which agreement, inter alia, sets out the said parties’ respective rights to give effect to the Merger and obligations under, and in respect of, the scheme;

“independent board”	the MiX Telematics directors that the Company appointed for purposes of considering the scheme and expressing an opinion as envisaged in the Regulations, being, Fikile Futwa, Richard Bruyns and Charmel Flemming;

“independent expert” or “BDO”	BDO Corporate Finance Proprietary Limited (Registration number 1983/002903/07), acting as independent expert and appointed to provide external advice to the MiX Telematics independent board in relation to the proposed transaction, full details of which are set out in the “MiX Telematics Corporate Information and Advisors” section;

“independent expert report”	the report prepared by the independent expert, providing MiX Telematics shareholders with the opinion of the independent expert, in accordance with Regulation 90, as read with sections 114(2) and 114(3) of the Companies Act, a copy of which is set out in Annexure 2;

“independent reporting accountant” or “Deloitte & Touche”	Deloitte & Touche, full details of which are set out in the “MiX Telematics Corporate Information and Advisors” section;

“interim period”	the period between the signature date and the scheme implementation date;

“issuer nominee shareholders”	if the scheme becomes operative and is implemented, each scheme participant who, as at the scheme record date, is a certificated shareholder and fails to correctly and timeously complete and return a form of surrender and transfer (green) and surrender the documents of title in accordance with the instructions set out in paragraph 13.2, and in respect of whom the scheme consideration will be issued in accordance with paragraph 13.3;

“JSE”	the exchange operated by the JSE Limited (Registration number 2005/022939/06), a public company duly incorporated in South Africa, and licensed to operate as an exchange under the Financial Markets Act, No. 19 of 2012, as amended from time to time;

“JSE Listings Requirements”	the Listings Requirements published by the JSE from time to time;

“last practicable date”	Monday, 8 January 2024, being the last practicable date prior to the finalisation of this circular;

“MergeCo”	comprising the PowerFleet group and the MiX Telematics group post the implementation of the proposed transaction;

“Merger”	the proposed merger of MiX Telematics and PowerFleet to be effected by way of the acquisition by Merger Sub of the entire issued share capital of MiX Telematics pursuant to the scheme;

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“Merger Sub”	Main Street 2000 Proprietary Limited (Registration number 2023/973516/07), a private company duly incorporated in South Africa, and a wholly-owned subsidiary of PowerFleet, full details of which are set out in the “PowerFleet Corporate Information and Advisors” section;

“MiX Telematics” or the “Company”	MiX Telematics Proprietary Limited (Registration number 1995/013858/06), a public company duly incorporated in South Africa, the issued ordinary shares of which are listed on the Main Board of the JSE, full details of which are set out in the “MiX Telematics Corporate Information and Advisors” section;

“MiX Telematics group”	MiX Telematics and its subsidiaries;

“MOI”	the memorandum of incorporation of MiX Telematics, as amended;

“Nasdaq”	the NASDAQ Global Market;

“NAV”	net asset value;

“notice of scheme meeting”	the notice of the scheme meeting attached to and forming part of this circular;

“notice record date”	the date on and time by which MiX Telematics shareholders and MiX Telematics ADS holders must be recorded as such in the share register or ADS register in order to be entitled to receive the notice of scheme meeting and this circular;

“NYSE”	New York Stock Exchange;

““own-name” registration”	dematerialised shareholders who have instructed their CSDP to hold their MiX Telematics shares in their “own-name” on the dematerialised share register;

“outside date”	31 March 2024 or such other date as may be agreed upon by the Company and PowerFleet (with the consent of the TRP if required);

“party”	each of PowerFleet, Merger Sub and MiX Telematics individually, as the context requires, and “parties” means more than one of them collectively;

“PowerFleet”	PowerFleet, Inc (File number 7272486), a company incorporated in the State of Delaware, United States of America, full details of which are set out in the “PowerFleet Corporate Information and Advisors” section;

“PowerFleet board” or “board of PowerFleet”	the board of directors of PowerFleet as at the last practicable date as set out on page 23 of this circular;

“PowerFleet group”	PowerFleet and its subsidiaries, for the avoidance of doubt, excluding the Mix Telematics group;

“PowerFleet listing”	the secondary inward listing of the entire issued share capital of PowerFleet (which includes the scheme consideration shares) on the Main Board of the JSE, which date is expected to be at the commencement of trade on Tuesday, 26 March 2024;

“PowerFleet shares”	the common stock, par value $0.01 per share, of PowerFleet;

“press”	the Business Day newspaper which is published in South Africa;

“proposed transaction”	proposed Merger, the delisting and the PowerFleet listing;

“prospectus”	the prospectus in respect of PowerFleet dated Tuesday, 30 January 2024 as it will be constituted pursuant to the implementation of the proposed transaction (and post the Merger), prepared in accordance with section 100 of the Companies Act and Regulations 51 to 80 of the Takeover Regulations as well as sections 6 and 7 of the JSE Listings Requirements and which has been registered with the CIPC and approved by the JSE in terms of the JSE Listings Requirements;

“R” or “Rand”	the South African rand, the lawful currency of South Africa;

“resolutions”	the ordinary resolutions and the special resolutions to be proposed at the scheme meeting, as contained in the notice of scheme meeting;

“SARB”	the South African Reserve Bank;

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“SAST”	South African Standard Time;

“scheme”	the scheme of arrangement in terms of section 114(1)(c) as read with section 115 of the Companies Act between MiX Telematics and MiX Telematics shareholders, and having PowerFleet and Merger Sub as parties to the Implementation Agreement, that shall be proposed by the MiX Telematics board and, subject to the fulfilment or, if applicable, waiver of the scheme conditions, implemented in accordance with the Implementation Agreement;

“scheme conditions” or “conditions precedent”	means the suspensive conditions to the scheme set out in paragraph 8 and “scheme condition” means any one of them as the context may require;

“scheme consideration”	means the consideration payable to scheme participants for their scheme shares, being the scheme consideration shares and any cash payments in respect of fractional entitlements to the scheme consideration shares, which consideration shall be settled upon implementation of the scheme;

“scheme consideration shares”	means the number of PowerFleet shares to be issued as consideration to scheme participants for every 1 scheme share held by a scheme participant as at the scheme record date; based on the swap ratio;

“scheme implementation date”	the date on which the scheme becomes operative and is implemented in accordance with its terms and on which date scheme participants will receive the scheme consideration, which is expected to be the 1st (first) business day following the scheme record date, which date is expected to be Tuesday, 2 April 2024, or such other day as may be approved by the TRP and JSE, to the extent applicable;

“scheme LDT”	the last day to trade in MiX Telematics shares on the JSE in order to be recorded on the share register to participate in the scheme, being three business days prior to the scheme record date and not less than five business days after the finalisation date (or such other date as the JSE may direct);

“scheme meeting”	a scheme meeting of the Company’s shareholders which shall be convened at 2:30 p.m. SAST on Wednesday, 28 February 2024 to consider and, if deemed fit, approve (with or without modification), amongst other things, the scheme resolutions together with any reconvened scheme meeting/s held as a result of the adjournment or postponement of that scheme meeting;

“scheme participants”	all persons who are recorded in the share register as holders of MiX Telematics ordinary shares on the scheme record date, excluding any dissenting shareholders and those MiX Telematics shares that are classified as treasury shares, and who will be entitled to receive the scheme consideration;

“scheme record date”	the date on and time by which MiX Telematics shareholders must be recorded as such in the share register in order to be eligible to receive the scheme consideration, being the close of business on the first Friday following the scheme LDT (or such other date as the JSE may direct);

“scheme resolutions”	the special resolution of the MiX Telematics shareholders that approves the scheme in terms of section 115(2)(a) of the Companies Act in substantially the form set out in the notice of scheme meeting and any other resolution reasonably required or desirable to implement the scheme;

“scheme shares”	collectively, all of the issued MiX Telematics shares held by scheme participants including the ordinary shares represented by the ADSs, as at the scheme record date;

“SEC”	the Securities and Exchange Commission of the United States;

“SENS”	the Stock Exchange News Service of the JSE;

“Series A Preferred Stock”	PowerFleet’s Series A convertible preferred stock with a par value $0.01 per preferred share;

“share” or “MiX Telematics share” or “ordinary shares”	an ordinary share of no par value in the share capital of MiX Telematics;

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“shareholders” or “ MiX Telematics shareholders”	the registered holders of a MiX Telematics share;

“share register”	the register of the Company from time to time reflecting holdings of MiX Telematics ordinary shares (including the relevant sub-registers of MiX Telematics maintained by the CSDPs administering the sub-registers of the Company);

“signature date”	the date on which the Implementation Agreement was signed by MiX Telematics, Merger Sub and PowerFleet, being Tuesday, 10 October 2023;

“South Africa”	the Republic of South Africa;

“sponsor”	Java Capital Trustees and Sponsors Proprietary Limited (Registration number 2006/005780/07), in its capacity as sponsor to MiX Telematics, a private company incorporated and registered in accordance with the laws of South Africa, full details of which are set out in the “MiX Telematics Corporate Information and Advisors” section;

“Strate”	Strate Proprietary Limited (Registration number 1998/022242/07), a private company registered and incorporated in South Africa, which is a registered central securities depository and which is responsible for the electronic settlement system used by the JSE;

“subsidiary/ies”	shall have the meaning ascribed thereto as set out in the Companies Act;

“superior proposal”	with respect to a party, means any bona fide and written alternative proposal that such party’s board determines in good faith, after consultation with its outside legal counsel and financial advisors, is reasonably capable of being consummated substantially in accordance with its terms and, if consummated, would be more favourable from a financial point of view to such party’s shareholders (in their capacity as such) than the proposed transaction, in each case, after taking into account all relevant factors, including all terms and conditions of such alternative proposal (including the likelihood that such alternative proposal is consummated in accordance with its terms, after taking into account all legal, financial (including the certainty of financing) and regulatory aspects of the proposal and the person making the alternative proposal), and the Implementation Agreement (including any adjustment to the terms and conditions of the Implementation Agreement agreed to by the other party in writing in response to such alternative proposal). For purposes of this definition, all references to “15% or more” in the definition of alternative proposal shall be deemed to be references to “more than 50%”;

“swap ratio”	0.12762 PowerFleet shares for every 1 scheme share;

“Takeover Regulation Panel” or “TRP”	the Takeover Regulation Panel, established in terms of section 196 of the Companies Act;

“Takeover Regulations” or “Regulations”	Chapter 5 of the Regulations to the Companies Act, 2011, published in terms of the Companies Act;

“Tel Aviv Stock Exchange”	the exchange operated by the Tel Aviv Stock Exchange, a public company duly incorporated in Israel, regulated by the Securities Law, and is under the direct supervision of the Israel Securities Authority;

“transfer secretaries” or “Computershare”	Computershare Investor Services Proprietary Limited (Registration number 2004/003647/07), a private company incorporated and registered in South Africa, full details of which are set out in the “MiX Telematics Corporate Information and Advisors” section;

“treasury shares”	the MiX Telematics shares held by subsidiaries of MiX Telematics, from time to time, which as at the last practicable date, amount to 53,816,750 MiX Telematics shares;

“USA” or “United States” or “U.S.”	the United States of America;

“USD” or “$”	the United States Dollar, being the lawful currency of the United States;

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“U.S. Exchange Act”	the U.S. Securities Exchange Act of 1934, as amended;

“U.S. Securities Act”	the U.S. Securities Act of 1933, as amended;

“valid demand”	means a valid demand made by a MiX Telematics shareholder in terms of sections 164(5) to (8) of the Companies Act, within the time period contemplated in section 164(7) of the Companies Act and having complied with the requirements of sections 164(5)(a) and (c) of the Companies Act, and in terms of which such MiX Telematics shareholder demands that the Company pay such MiX Telematics shareholder the fair value for all of the MiX Telematics shares that such MiX Telematics shareholder holds;

“voting LDT”	the last day to trade in MiX shares on the JSE in order to be recorded on the share register on the voting record date for shareholders to be eligible to attend, participate in and vote at the scheme meeting;

“voting record date for ADS holders”	the close of business (USA Eastern Time) on the date on which MiX Telematics ADS holders are required to be recorded in the register of the depositary or hold ADSs in a securities account with a broker or other securities intermediary in order to have the right to give voting instructions to the depositary or their broker, bank or other intermediary, as applicable, with respect to the ordinary shares underlying their ADSs;

“voting record date for shareholders”	the date on which MiX Telematics shareholders are required to be recorded in the share register in order to be eligible to attend, participate in and vote at the scheme meeting, being Friday, 23 February 2024; and

“VWAP”	volume weighted average price.

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MIX TELEMATICS LIMITED	POWERFLEET, INC.
(Incorporated in the Republic of South Africa)	(Incorporated in the State of Delaware, USA)
(Registration number 1995/013858/06)	(File number 7272486)
JSE share code: MIX ISIN: ZAE000125316	Nasdaq share code: PWFL
NYSE share code: MIXT	ISIN: US73931J1097
(“MiX Telematics” or the “Company”)	(“PowerFleet”)

CIRCULAR TO MIX TELEMATICS SHAREHOLDERS

MiX Telematics board	PowerFleet board

Ian Jacobs (Independent non-executive chairman)	Michael Brodsky (Chairman)
Richard Bruyns (Lead independent non-executive director)*	Steve Towe (Chief executive officer)
Stefan Joselowitz (Chief executive officer)	Anders Bjork (Director)
Paul Dell (Chief financial officer)	Michael Casey (Director)
Charles Tasker (Chief operating officer)	Charles Frumberg (Director)
Fikile Futwa (Independent non-executive director)*	Medhini Srinivasan (Director)
Charmel Flemming (Independent non-executive director)*	Elchanan (Nani) Maoz (Director)

*Members of the independent board

PART I: OVERVIEW OF THE PROPOSED TRANSACTION

1.	INTRODUCTION

1.1	In the firm intention announcement published on SENS on 10 October 2023, MiX Telematics shareholders were advised that the Company, PowerFleet and Merger Sub had concluded an Implementation Agreement to give effect to a proposed Merger and which would, if approved by shareholders, be implemented by way of a scheme.

1.2	Pursuant to the scheme, if implemented, PowerFleet (via Merger Sub) will acquire all of MiX Telematics’ shares owned by MiX Telematics shareholders being 607,837,362 shares, excluding treasury shares and any shares held by dissenting shareholders, in exchange for 0.12762 newly issued shares of PowerFleet shares per scheme share and, if applicable, cash in respect of any fractional entitlement to a scheme consideration share.

1.3	The implementation of the scheme will result in the listing of the MiX Telematics’ shares on the Main Board of the JSE being terminated, the MiX ADSs being delisted from the NYSE and the termination of MiX Telematics’ American Depositary Shares program in accordance with the terms of the deposit agreement.

1.4	Conditional on the implementation of the scheme, PowerFleet shares (including the scheme consideration shares) will be listed on the Main Board of the JSE by way of a secondary inward listing.

1.5	Immediately post implementation of the Merger, erstwhile MiX Telematics shareholders will hold c.65.5% of the share capital of MergeCo.

1.6	In terms of the Companies Act the Company established the independent board. The independent board has complied with all of its obligations under the Companies Act. The independent board having regard to the independent expert report which is set out in Annexure 2 are in unanimous support of the proposed transaction and recommend that shareholders vote in favour of the resolutions to be proposed in this regard.

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1.7	The implementation of the scheme is subject to the fulfilment or waiver, as the case may be, of the scheme conditions. If the scheme conditions are not fulfilled or waived, as the case may be, on or before the outside date, the scheme will not become operative and will not be implemented. In such event, MiX Telematics shareholders and ADS holders will not receive the scheme consideration and will continue to hold their MiX Telematics shares and ADSs respectively. Any exercise of appraisal rights by shareholders will not be effective. Consequently, MiX Telematics will in such circumstances continue to be the holding company of the MiX Telematics group and will remain a publicly traded company with MiX Telematics shares listed on the Main Board of the JSE and ADSs listed on the NYSE and the listing of PowerFleet shares on the JSE will not take place.

1.8	The issue of PowerFleet shares as settlement of the scheme consideration constitutes an “offer to the public”, in terms of section 95(1)(h) of the Companies Act. Accordingly, a prospectus is therefore issued in terms of section 99(2) of the Companies Act which accompanies this circular.

1.9	This circular is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. Investors and shareholders are urged to read the definitive joint proxy statement/U.S. prospectus, as well as other documents filed with the SEC, because they will contain important information. Copies of all documents filed with the SEC by MiX Telematics or PowerFleet, as applicable, regarding the proposed transaction may be obtained on the SEC’s website at https://www.sec.gov/edgar/browse/?CIK=1576914 and https://www.sec.gov/edgar/browse/?CIK=1774170, respectively.

1.10	For a full understanding of the detailed terms and conditions of the proposed transaction, this circular, the prospectus and the definitive joint proxy statement/U.S. prospectus should be read together in their entirety.

2.	INFORMATION ON MIX TELEMATICS

2.1	MiX Telematics is a leading global provider of connected fleet and mobile asset solutions delivered as Software-as-a-Service to over 1,042,000 subscribers in over 120 countries. The Company’s products and services provide enterprise fleets, small fleets and consumers with solutions for efficiency, safety, compliance and security.

2.2	MiX Telematics was founded in 1996 and has offices in South Africa, the United Kingdom, the United States, Uganda, Brazil, Australia, Romania and the United Arab Emirates as well as a network of more than 130 fleet value-added resellers worldwide.

2.3	MiX Telematics shares are listed and publicly traded on the JSE and MiX Telematics ADSs are listed and publicly traded on the NYSE.

3.	INFORMATION ON POWERFLEET AND THE CONTINUATION OF BUSINESS

3.1	PowerFleet is a global leader of Internet-of-Things (“IoT”) solutions providing business intelligence for managing high-value enterprise assets that improve operational efficiencies. The PowerFleet group’s patented technologies are a proven solution for organisations that must monitor and analyse their assets to improve safety, increase efficiency, reduce costs, and drive profitability. The PowerFleet group’s offerings are sold under the global brands PowerFleet, Pointer and Cellocator.

3.2	PowerFleet markets and sells connected IoT data solutions to a wide range of customers in the commercial and government sectors. Its customers operate in diverse markets, such as manufacturing, automotive manufacturing, wholesale and retail, food and grocery distribution, pharmaceutical and medical distribution, construction, mining, utilities, aerospace, vehicle rental, as well as logistics, shipping, transportation, and field services.

3.3	PowerFleet has an established history of IoT device development and innovation creating devices that can withstand harsh and rugged environments. With 28 patents and patent applications and over 25 years’ experience, PowerFleet is well positioned to evolve its offerings for even greater value to customers through cloud-based applications for unified operations.

3.4	PowerFleet shares have been listed on Nasdaq since June 1999. Upon the implementation of the scheme, PowerFleet will, procure a secondary inward listing on the JSE, whilst remaining listed on Nasdaq (as its primary listing) and the Tel Aviv Stock Exchange (as a secondary listing).

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3.5	Following the proposed transaction, Steve Towe (the current chief executive officer of PowerFleet), David Wilson (the current chief financial officer of PowerFleet) and Michael Brodsky (the current chairman of the board of PowerFleet) will remain in their respective roles within MergeCo. Ian Jacobs (the current chairman of the board of MiX Telematics) and Michael McConnell (not currently a MiX Telematics director) will be joining the PowerFleet board and Stefan Joselowitz (the current president and chief executive officer of MiX Telematics) will be retiring at the conclusion of the proposed transaction but intends to be a shareholder of MergeCo. Up to two further directors can be appointed as mutually agreed upon by PowerFleet and MiX Telematics. The remainder of the MiX Telematics executive management team are expected to play key roles within MergeCo.

3.6	Scheme participants should note that the receipt of the scheme consideration means that they will be holding shares in a company incorporated in the USA which is subject to the laws of the USA. The rights of shareholders under USA law may differ to those under South African law. Further information about owning PowerFleet shares is set out in the prospectus.

4.	RATIONALE FOR THE PROPOSED TRANSACTION

4.1	Both MiX Telematics and PowerFleet are currently listed on public exchanges with the primary aim of securing efficient access to capital markets to facilitate expansionary initiatives and accelerate growth, obtain scale and create value for shareholders.

4.2	MiX Telematics and PowerFleet have, however, remained sub-scale and neither has been able to consistently access reasonably-priced equity capital to pursue expansionary strategic objectives.

4.3	The proposed transaction, if implemented, is expected to combine a strong pipeline of new business opportunities and technology with an improved capital structure and increased scale and represents a potential opportunity for both MiX Telematics and PowerFleet to achieve benefits associated with increased scale and benefit from one another’s complementary business models, markets, strategies and operating platforms to deliver enhanced value to the shareholders of MergeCo.

4.4	MiX Telematics and PowerFleet anticipate several benefits for shareholders of MiX Telematics and PowerFleet should the proposed transaction be implemented, including:

4.4.1	Market Leadership – The proposed transaction will create a global SaaS IoT provider with significant scale, elevating the strategic position of MergeCo globally. The increased scale of the MergeCo business is expected to enable it to more efficiently serve its customers and more effectively compete in an industry which is characterised by a high pace of development and innovation.

4.4.2	Market Consolidation Platform – The proposed transaction will create an enlarged MergeCo platform that the parties believe will be well positioned to capitalise on consolidation opportunities in the global IoT industry. As a result, MergeCo should be able to benefit from enhanced market presence and influence.

4.4.3	Scale and Data Strategy – With a combined base of approximately 1.7 million connections, following the implementation of the proposed transaction, MergeCo is expected to simultaneously achieve significant scale and enhance its data ingestion strategy, which should enable MergeCo to harness the benefits associated with improved data-driven insights.

4.4.4	Geographic Diversification – The combination of geographies served by MiX Telematics and PowerFleet reduces MergeCo’s proportionate exposure (compared to MiX Telematics’ proportionate exposure on a stand-alone basis) to developing markets, thereby mitigating foreign currency risks and creating opportunities for accelerated market penetration through cross-selling and upselling into various geographies.

4.4.5	Research and Development Excellence – Pooling the research and development capabilities of MiX Telematics and PowerFleet is expected to enable MergeCo to deliver top class solutions and gain a competitive advantage.

4.4.6	Opportunities for Revenue and EBITDA Expansion – Complementary product sets which will co-exist, following the implementation of the proposed transaction, within MergeCo create cross-selling and upselling opportunities, while significant efficiency and cost rationalisation could be realised, bolstering MergeCo’s profitability and returns for shareholders following the implementation of the proposed transaction.

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4.4.7	Capital Structure and Liquidity – Simplifying the capital structure (including the redemption of the Series A Preferred Stock) is expected to enhance liquidity and enable improved access to capital, underpinning the financial stability of MergeCo and creating a solid platform to facilitate future growth. The effective conversion of the ADSs into direct MergeCo shareholding and the migration of MergeCo’s primary listing to Nasdaq is expected to enhance equity capital market liquidity within MergeCo’s primary investor market, whilst maintaining the benefits of a JSE listing for the South African MergeCo register.

4.4.8	Business Model Evolution – The proposed transaction will enable MergeCo to transition to an expanded bundled subscription model, which should facilitate increased recurring subscription revenues, greater future revenue visibility and margin expansion.

5.	PURPOSE OF THIS CIRCULAR

The purpose of this circular is to:

5.1	provide shareholders with all relevant information regarding the terms and conditions of the proposed transaction in order to enable shareholders to make an informed decision as to how they wish to exercise their votes in respect of the resolutions, including information regarding the Company, PowerFleet and Merger Sub, the independent expert’s report and the opinion and recommendation of the independent board in respect of the scheme;

5.2	give the required notice to convene the scheme meeting to consider and, if deemed fit, to pass with or without modification the resolutions in accordance with the Companies Act and the Takeover Regulations. The notice convening the scheme meeting is attached to, and forms part of this circular; and

5.3	inform dissenting shareholders of their rights and the manner in which such rights may be exercised.

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PART II: THE SCHEME

6.	TERMS OF THE SCHEME

6.1	If the scheme becomes operative, then on and with effect from the scheme implementation date:

6.1.1	the scheme participants shall be deemed to have disposed of and shall transfer their scheme shares, free of encumbrances, to Merger Sub;

6.1.2	such disposal and transfer shall be effected without any further act or instrument of the scheme participants being required;

6.1.3	Merger Sub shall acquire (and be deemed to have acquired) the legal, registered and beneficial ownership of all of the scheme shares, free of encumbrances;

6.1.4	the scheme shares shall be registered in the name of Merger Sub (or its nominee) in the share register and the Company shall then procure that the updated share register is provided to Merger Sub;

6.1.5	in consideration for each scheme share transferred by a scheme participant to Merger Sub, that scheme participant shall be entitled to receive the scheme consideration, which shall be settled in scheme consideration shares and cash in respect of any fractional entitlements, in full, without regard to any lien, right of set-off, counterclaim or other analogous right to which Merger Sub or the Company may otherwise be, or claim to be, entitled against that scheme participant;

6.1.6	subject to the receipt thereof by the transfer secretaries, the transfer secretaries shall transfer, or procure the transfer of, the scheme consideration due to each scheme participant; and

6.1.7	the scheme participants shall be entitled to receive the scheme consideration from the transfer secretaries (acting for and on behalf of the Company) only.

6.2	PowerFleet, acting as principal, shall procure that Merger Sub complies with its obligations under the scheme, and the Company alone shall have the right to enforce those obligations (if necessary) against Merger Sub and/ or PowerFleet (where applicable). The rights of the scheme participants to receive the scheme consideration shall be rights enforceable by scheme participants against the Company only. Scheme participants shall be entitled to require the Company to enforce its rights in terms of the scheme against Merger Sub and/or PowerFleet (where applicable).

6.3	Following implementation of the scheme, upon application the listing of the MiX Telematics shares on the Main Board of the JSE will be terminated by virtue of the JSE being satisfied that MiX Telematics no longer qualifies for a listing on the JSE in accordance with paragraph 1.17(b) of the JSE Listings Requirements.

7.	SCHEME CONSIDERATION

7.1	In the event that the scheme becomes operative, PowerFleet will acquire all of the scheme shares held by the scheme participants in exchange for the scheme consideration.

7.2	MiX Telematics shareholders will, upon implementation of the scheme, receive the scheme consideration shares in exchange for their shares, as well as, where applicable, cash in settlement of any fractional scheme consideration shares. Fractional entitlements will be settled in accordance with paragraph 15 below.

7.3	Given that the PowerFleet listing is a condition to the scheme, South African shareholders will be able to hold PowerFleet shares on the South African share register of PowerFleet without using their foreign investment allowance and will be able to trade their PowerFleet shares on the JSE, post implementation of the scheme.

7.4	Save for the listing and trading of PowerFleet shares on Nasdaq and the Tel Aviv Stock Exchange, as at the last practicable date, the securities of PowerFleet are not listed on any other securities exchange. As a scheme condition and upon implementation of the scheme, the PowerFleet shares will be admitted to trading and listed on the Main Board of the JSE as a secondary inward listing.

7.5	The rights of PowerFleet shares are set out in PowerFleet’s Certificate of Incorporation and By-Laws, an extract of which is contained in Annexure 7 of the prospectus. Shareholders should read the provisions of PowerFleet’s Certificate of Incorporation and By-Laws in full.

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7.6	For details regarding the settlement of the scheme consideration, shareholders are referred to paragraph 14 of this circular for more information.

8.	SCHEME CONDITIONS

8.1	Implementation of the scheme will be subject to the fulfilment or, where applicable, waiver of the scheme conditions that:

8.1.1	on or before the condition date:

8.1.1.1	the special resolution of MiX Telematics shareholders approving the scheme in terms of section 115(2)(a) of the Companies Act and any other resolution required to implement the scheme are approved by the requisite majority of MiX Telematics shareholders;

8.1.1.2	PowerFleet shall have obtained the requisite approvals of its shareholders in order to implement the proposed transaction, including shareholder approval to increase the number of authorised PowerFleet shares to enable to settle the scheme consideration (“PowerFleet proposals”);

8.1.1.3	all approvals being obtained from the JSE for the PowerFleet listing;

8.1.1.4	the PowerFleet shares to be issued as scheme consideration shall have been approved for listing on Nasdaq and the JSE, subject to official notice of issuance;

8.1.1.5	no law or order (whether temporary, preliminary or permanent) shall have been promulgated, entered, enforced, enacted or issued or made applicable to the scheme or the issue by PowerFleet of the scheme consideration by any governmental authority that prohibits, restrains, or makes illegal the implementation of the scheme or issue by PowerFleet of the scheme consideration;

8.1.1.6	the Registration Statement on Form S-4 filed by PowerFleet with the SEC shall have become effective and shall not be the subject of any stop order that is in effect, or pending proceedings seeking a stop order;

8.1.1.7	the prospectus, prepared in accordance with the Companies Act, Takeover Regulations and JSE Listings Requirements, required to facilitate the issue of the scheme consideration and the PowerFleet listing, has been registered under the Companies Act and approved by the JSE;

8.1.1.8	the required financing shall have been secured and there shall have been deposited with PowerFleet and/or Merger Sub and/or a third party appointed for such purpose (as readily available funds) an amount sufficient to provide for (and to be utilised exclusively for, by no later than the scheme implementation date, the redemption in full of all outstanding Series A Preferred Stock;

8.1.1.9	the waiting period, if any, applicable to the scheme under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable, shall have expired or been terminated, and any applicable approvals, clearances, or waiting periods required under any competition laws (either in the USA and/or South Africa or otherwise) (“Competition Laws”) for the consummation of the proposed transaction shall have been obtained or terminated;

8.1.1.10	with regards to MiX Telematics shareholders exercising appraisal rights (if any): (i) MiX Telematics shareholders holding not more than 3% of all shares eligible to be voted at the scheme meeting do not give notice objecting to the scheme resolutions, as contemplated in section 164(3) of the Companies Act and/or do not vote against the scheme resolutions proposed at the scheme meeting; or (ii) if more than 3% of all shares eligible to vote at the scheme meeting give notice objecting to the scheme, as contemplated in section 164(3) of the Companies Act, and vote against the scheme resolutions proposed at the scheme meeting, the relevant MiX Telematics shareholders do not exercise their appraisal rights, by giving valid demands as contemplated in sections 164(5) to 164(8) of the Companies Act within the time periods prescribed in sections 164(3) and (7) of the Companies Act in respect of more than 3% of the shares eligible to be voted at the scheme meeting. For the avoidance of doubt, if MiX Telematics shareholders holding more than 3% of all shares eligible to be voted at the scheme meeting validly exercise appraisal rights, this condition will not be fulfilled unless it is waived by the parties;

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8.1.1.11	if the scheme resolutions are opposed by 15% or more of the voting rights exercised on the scheme resolutions and, within five business days after the vote at the scheme meeting, any person who voted against the scheme resolutions requires the Company to seek the approval of a court in terms of section 115(3)(a) of the Companies Act, and the court has approved the implementation of the scheme resolutions;

8.1.1.12	if any person who voted against the scheme resolutions applies to court in terms of section 115(3)(b) (as read with section 115(6)) of the Companies Act, either:

8.1.1.12.1	the court has declined to grant leave to that person for a review of the scheme resolutions; or

8.1.1.12.2	if leave for a review of the scheme resolutions is granted by the court, the court has declined to set aside the scheme resolutions in accordance with section 115(7) of the Companies Act, and the court has approved the implementation of the scheme resolutions;

8.1.1.13	the parties shall have made any material filing required to obtain all material governmental authorisations applicable to the proposed transaction, including pursuant to any material competition law, and all such required governmental authorisations, including the lapse of any applicable waiting period, shall have been obtained, as applicable, either unconditionally or, to the extent that it is subject to any condition, each party shall have confirmed in writing that such condition is acceptable to such party (with such confirmation not to be unreasonably withheld or delayed), which include, without limitation:

8.1.1.13.1	a compliance certificate issued by the TRP in terms of section 121(b) of the Companies Act in respect of the scheme;

8.1.1.13.2	the competition authorities (in any geography that may have jurisdiction in respect of the proposed transaction) granting such approvals as are required in terms of the Competition Laws and other applicable laws (either in the USA and/ or South Africa or otherwise) to implement the scheme, either unconditionally, or subject to conditions acceptable to PowerFleet, acting reasonably;

8.1.1.13.3	the JSE granting such approvals as are required in terms of the JSE Listings Requirements with respect to the scheme; and

8.1.1.13.4	such approval of FinSurv as is required in terms of the Exchange Control Regulations to implement the scheme, any financing arrangements related thereto, the delisting and the PowerFleet listing.

8.2	The obligations of PowerFleet and Merger Sub to implement the scheme are also subject to the satisfaction, at or prior to 17:00 (SAST) on the business day immediately preceding the day on which the first of the scheme meetings are to be held (on the same calendar day) for purposes of MiX Telematics and PowerFleet shareholders considering and approving the scheme resolutions and the PowerFleet proposals, respectively, or any later date on which the first of such meetings are to be held that the parties mutually agreed upon, so long as the delay in the holding of such meeting was not the result of the delivery of a failure notice (as defined below) (“pre-scheme meeting date”), of the following conditions (which may be waived, in whole or in part, to the extent permitted by law, by PowerFleet) that:

8.2.1	warranties and representations given by the Company (other than those in paragraphs 8.2.2 and 8.2.3 below) remain true and correct, except where any inaccuracy in such representations and/or warranties, individually or in aggregate, has not had, or would not reasonably be expected to have or result in (i) an impairment of assets or creation or incurrence of liabilities (in aggregate, on a net basis, relative to the value recorded in its 31 March 2023 audited financial statements) amounting to greater than USD17,656,300 or (ii) a loss or decrease of revenues (for any 12-month period, relative to the value recorded in its 31 March 2023 audited financial statements) in excess of USD14,499,300 (the impact detailed in (i) and (ii) above being a “MiX material adverse effect”);

8.2.2	fundamental warranties and representations given by MiX Telematics that relate to corporate existence, power and authorisation, subsidiaries, absence of certain changes, anti-takeover laws and finder’s fees remain true and correct;

8.2.3	warranties and representations given by MiX Telematics in respect of its capitalisation remain true and correct, except for inaccuracies that, in aggregate, result in an impact of less than 0.1% of MiX Telematics capitalisation;

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8.2.4	MiX Telematics shall have complied with or performed (in each case, in all material respects) all of its obligations which it is required to comply with at or prior to the pre-scheme meeting date in accordance with the Implementation Agreement (which is available for inspection), which include:

8.2.4.1	complying with the interim period undertakings detailed in paragraph 11.2 below;

8.2.4.2	that neither MiX Telematics, nor any of its subsidiaries or representatives, shall have breached its obligations to not solicit a superior proposal or an alternative proposal;

8.2.4.3	ensuring that none of the documents required to be submitted by MiX Telematics to the SEC in connection with the proposed transaction will, on the date of such filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, are not misleading;

8.2.4.4	that MiX Telematics shall call, give notice of, convene and hold the scheme meeting and that the MiX Telematics board recommends that MiX Telematics shareholders vote in favour of the scheme;

8.2.4.5	that MiX Telematics will cause disposition of MiX Telematics shares or acquisitions of PowerFleet shares resulting from the proposed transaction by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the U.S. Exchange Act with respect to MiX Telematics to be exempt under Rule 16b-3 promulgated under the U.S. Exchange Act;

8.2.4.6	that MiX Telematics shall use commercially reasonable efforts to obtain and deliver to PowerFleet no later than five business days prior to the condition date customary payoff letters with respect to, inter alia, (i) the satisfaction and release of all of MiX Telematics’ (and its subsidiaries) liabilities and obligations under any contract pursuant to which MiX Telematics is required to repay or redeem any indebtedness at or prior to the scheme implementation date as mutually agreed to by the parties (the “loan documents”), (ii) the termination of the loan documents, (iii) the release of all liens held pursuant to or otherwise related to the loan documents unless, in all cases, the counterparty to any such contract provides a written unconditional waiver to MiX Telematics, in a form reasonably satisfactory to PowerFleet, of any and all such liabilities and obligations that the Company might have; and

8.2.4.7	that MiX Telematics shall use its reasonable best efforts to obtain the opinion described in paragraph 8.3.7 below.

8.2.5	there shall not have been, nor shall there have occurred any effect, change, condition, fact, development, occurrence or event that, individually or in aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, would reasonably be likely to result in, any MiX material adverse effect; and

8.2.6	written third party consents are provided by MiX Telematics and its respective bankers to PowerFleet containing all necessary approvals, consents and waivers in connection with the proposed transaction.

8.3	The obligations of MiX Telematics to implement the scheme are also subject to the satisfaction, at or prior to the pre-scheme meeting date, of the following conditions (which may be waived, in whole or in part, to the extent permitted by law, by MiX Telematics) that:

8.3.1	warranties and representations given by PowerFleet and Merger Sub (other than those in paragraphs 8.3.2 and 8.3.3 below) remain true and correct, except where any inaccuracy in such representations and/or warranties, individually or in aggregate, has not had, or would not reasonably be expected to have or result in (i) an impairment of assets or creation or incurrence of liabilities (in aggregate, on a net basis, relative to the value recorded in its 31 December 2022 audited financial statements) amounting to greater than USD21,743,500 or (ii) a loss or decrease of revenues (for any 12-month period, relative to the value recorded in its 31 December 2022 audited financial statements) in excess of USD13,515,700 (the impact detailed in (i) and (ii) above being a “PowerFleet material adverse effect”);

8.3.2	fundamental warranties and representations given by PowerFleet and Merger Sub (that relate to corporate existence, power and authorisation, subsidiaries, absence of certain changes, anti-takeover laws and finder’s fees) remain true and correct;

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8.3.3	warranties and representations given by PowerFleet in respect of its capitalisation remain true and correct, except for inaccuracies that, in aggregate, result in an impact of less than 0.1% of PowerFleet’s capitalisation;

8.3.4	PowerFleet and Merger Sub shall have complied with or performed (in each case, in all material respects) all of its obligations which it is required to comply with at or prior to the pre-scheme meeting date in accordance with the Implementation Agreement (which is available for inspection), which include:

8.3.4.1	complying with the interim period undertakings detailed in paragraph 11.2 below;

8.3.4.2	that neither PowerFleet, nor any of its subsidiaries or representatives, shall have breached its obligations to not solicit a superior proposal or an alternative proposal;

8.3.4.3	ensuring that none of the documents required to be submitted by PowerFleet to the SEC in connection with the proposed transaction will, on the date of such filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, are not misleading; and

8.3.4.4	that PowerFleet shall call, give notice of, convene and hold a scheme meeting of PowerFleet shareholders in order to approve the PowerFleet proposals and that the PowerFleet board recommends that PowerFleet shareholders vote in favour of the PowerFleet proposals.

8.3.5	there shall not have been, nor shall there have occurred, any effect, change, condition, fact, development, occurrence or event that, individually or in aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, would reasonably be likely to result in, any PowerFleet material adverse effect;

8.3.6	PowerFleet shall obtain and provide to MiX Telematics the written consent of or affirmative vote from the majority of the holders of the Series A Preferred Stock for the amended and restated PowerFleet Certificate of Incorporation; and

8.3.7	receipt of an opinion from a nominated advisor that the proposed transaction should qualify as a “reorganisation” within the meaning of section 368(a) of the Internal Revenue Code of 1986;

8.4	The Company shall communicate to its shareholders and the TRP by no later than the business day prior to the commencement of the scheme meeting whether the conditions contemplated in paragraph 8.3 have been fulfilled. Even in the circumstance that any of the relevant conditions contemplated in paragraph 8.3 have failed, with the result that the scheme is not capable of becoming unconditional and being implemented, MiX Telematics shall proceed to convene the scheme meeting for the purpose of communicating the factual position in relation to the scheme conditions and impact of that position on the scheme to scheme participants attending the scheme meeting.

8.5	Notwithstanding anything herein contained, the Company shall only rely on the conditions contemplated in paragraph 8.3 to furnish a termination notice (as defined in paragraph 12.1 below) after the scheme meeting and then only if the scheme participants have voted in favour of the scheme (given that the scheme will in any event fail if scheme participants do not vote with the required majority in favour of the scheme). The furnishing by the Company of such termination notice shall (unless the TRP permits the termination notice to be issued by the Company without further evidence that the issue is supported by holders of a majority of MiX Telematics’ shares) be required to be supported by holders of a majority of MiX Telematics shares. If the Company intends to rely on the failure of any of the conditions contemplated in paragraph 8.3 above to furnish a termination notice after the scheme meeting, then the Company shall not be obliged to apply for a compliance certificate from the TRP (in fulfilment of the scheme condition in paragraph 8.1.1.13.1 above) pending the completion of the process pursuant to which the Company seeks authority from holders of a majority MiX Telematics shares to issue a termination notice. The scheme shall not become of force or effect if MiX Telematics (with the requisite shareholder approval or with TRP approval, as the case may be) issues such termination notice.

8.6	If the Company intends (with the requisite shareholder approval) to issue a termination notice in these circumstances, the scheme corporate action timetable (as detailed on page 13 of this circular) shall be extended to afford the Company the required reasonable time to determine whether shareholders support the issue of a termination notice and if so, reasonably time for the Company to issue a termination notice. For the avoidance of doubt, the Company shall not place reliance on the conditions listed in 8.3 as the basis for termination, unless the termination is approved by its shareholders.

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8.7	In anticipation of the potential requirement for the Company to issue a termination notice (in circumstances where shareholder approval is required for the issue of such termination notice) shareholders would be requested to approve an ordinary resolution at the scheme meeting for this purpose.

8.8	The proposed transaction and scheme shall lapse and not be of force or effect if the scheme is terminated in accordance with its terms or if any scheme condition is not fulfilled or, if applicable, waived by the time stipulated for that purpose.

9.	FULFILMENT OF THE SCHEME CONDITIONS

9.1	The parties have undertaken (to the extent that it is within their power to do so) to use their respective reasonable endeavours to procure the fulfilment of the scheme conditions and to achieve the implementation of the scheme.

9.2	The scheme conditions in paragraphs 8.1.1.1, 8.1.1.2, 8.1.1.3, 8.1.1.4, 8.1.1.5, 8.1.1.6, 8.1.1.7, 8.1.1.9 and 8.1.1.13 are regulatory in nature and cannot be waived.

9.3	The scheme conditions in paragraphs 8.1.1.8, 8.1.1.10, 8.1.1.11, 8.1.1.12, 8.2 and 8.3 can be waived by written agreement between PowerFleet and the Company.

9.4	An announcement will be released on SENS and, if required, published in the press after:

9.4.1	the fulfilment or waiver, as the case may be, of all of the scheme conditions; or

9.4.2	the non-fulfilment of any scheme condition as a result of which the scheme will lapse.

10.	RIGHT TO REMEDY

10.1	If at any time prior to 17:00 SAST on the pre-scheme meeting date, either MiX Telematics or PowerFleet becomes aware that a scheme condition contained in paragraphs 8.2 and 8.3 (“specified conditions”) is inaccurate, false, has been breached or has failed (“failure”), the relevant party (“notifying party”) must notify the other party (“receiving party”) thereof in writing (“failure notice”), following which the receiving party has an opportunity to remedy the failure within 10 business days.

10.2	If the receiving party fails to remedy the failure within 10 business days of receipt of the failure notice, the notifying party shall be entitled to either (i) waive all or part of the relevant specified condition, or (ii) subject to paragraph 12.5 below, within a further period of five business days, send the receiving party a termination notice or notice of intent to terminate, as applicable.

10.3	If the receiving party disputes the issue of a termination notice, the notifying party may refer the dispute to a nominated expert, acting as an expert and not an arbitrator (“Expert”), who will make a final objective determination as to whether or not a specified condition was fulfilled. The Expert’s decision is, in the absence of manifest error, final and binding on the parties.

10.4	The specified conditions will be deemed to have been fulfilled where either:

10.4.1	no failure notice is issued on or before the pre-scheme meeting date; or

10.4.2	if a failure notice was issued before the pre-scheme meeting date but (i) the notifying party waives the relevant specified condition(s) or no termination notice is issued by the notifying party within the relevant time period or (ii) if a termination notice is issued within the relevant time period, the Expert determines within the ten business day period that a failure has not occurred and the failure notice should not have been issued.

11.	INTERIM PERIOD UNDERTAKINGS

11.1	MiX Telematics and PowerFleet have reciprocally undertaken in favour of one another that, during the interim period, they and each of their subsidiaries shall conduct their respective businesses in the ordinary course consistent with past practice.

11.2	MiX Telematics and PowerFleet have agreed to the following reciprocal customary interim period undertakings, including that both MiX Telematics and PowerFleet (nor any of their subsidiaries) shall not (save where permitted in the ordinary course of business):

11.2.1	amend the memorandum of incorporation or other similar organisational documents;

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11.2.2	directly or indirectly split, combine or reclassify any shares in their respective capital structures, declare, set aside or pay any dividend or other distribution, and/or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any equity, other than in certain agreed limited circumstances;

11.2.3	issue, deliver or sell, or authorise the issuance, delivery or sale of, any equity securities or any securities convertible into or exchangeable or exercisable for equity securities, other than in certain agreed limited circumstances;

11.2.4	incur or commit to any capital expenditures, other than (i) budgeted capital expenditure disclosed by the parties to one another, (ii) capital expenditure below USD300 000 in aggregate per fiscal quarter and (iii) in the case of MiX Telematics only, any capital expenditure related to in-vehicle devices purchased in the ordinary course of business consistent with past practice;

11.2.5	acquire from any third party directly or indirectly, any corporation, partnership, or other business organisation or business thereof, other than in certain agreed limited circumstances;

11.2.6	sell, license, lease or otherwise transfer, exchange, swap, dispose of or abandon or create or incur any Lien on, directly or indirectly, any of the Company’s or its subsidiaries’ assets, securities, properties, interests, leases or businesses, other than in certain agreed limited circumstances;

11.2.7	make any loans, advances or capital contributions to, or investments in, any other person, or form or acquire any subsidiary that is not wholly-owned by the Company or any of its wholly-owned subsidiaries, other than in certain agreed limited circumstances;

11.2.8	other than in certain agreed limited circumstances, (i) redeem, repurchase, defease or prepay any indebtedness, (ii) incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any indebtedness for borrowed money or guarantees thereof in a manner that increases the aggregate liability (including any contingent liability) of the relevant party (or any of its subsidiaries), or (iii) issue or sell any debt securities;

11.2.9	enter into any agreement or arrangement that limits or otherwise restricts the relevant party or any of its subsidiaries from engaging or competing in any line of business, in any location or with any person, or would purport to limit, after the scheme implementation date, the other party or any of its subsidiaries;

11.2.10	enter into any new line of business outside of its existing business, other than in certain agreed limited circumstances;

11.2.11	other than in certain agreed limited circumstances, (i) amend or modify or terminate any material contract or waive, release or assign any material rights, claims or benefits under any material contract or (ii) enter into any contract that would have been a material contract had it been entered into prior to the signature date;

11.2.12	(i) unless required by applicable law, recognise any new labour organisation, union, employee association, trade union, works council or other similar employee representative or (ii) negotiate, enter into, amend, modify or terminate any collective bargaining agreement or other agreement with any employee representative;

11.2.13	grant, amend or terminate, or authorise or provide for any payment of cash (whether in connection with the proposed transaction or otherwise) in respect of, any equity or equity-based awards;

11.2.14	other than in certain agreed limited circumstances, (i) grant or provide any severance or termination payments or benefits to any current or former employee, officer, non-employee director, independent contractor or consultant, (ii) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits to any current or former employee, officer, non-employee director, independent contractor or consultant, (iii) increase the compensation payable to any current or former employee, officer, non-employee director, independent contractor or consultant, (iv) establish, adopt, terminate or amend any material plan, whether alone or in combination with other events such as a termination of service, or any plan, program, arrangement, policy or agreement that would be a material plan if it were in existence on the signature date, (v) terminate the employment of any current employee with a title of senior vice-president or above other than for cause or for performance related reasons, or (vi) promote any employee or any of its subsidiaries to a position that reports directly to the chief executive officer;

11.2.15	waive, release, limit or condition any restrictive covenant obligation of any current or former employee or independent contractor;

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11.2.16	change the Company’s methods of financial accounting, other than as required by (i) concurrent changes to relevant accounting standards, (ii) changes to applicable regulations or law, (iii) or by governmental authority;

11.2.17	other than in certain agreed limited circumstances, (i) make or change any material election with respect to any taxes, (ii) adopt or change any method of tax accounting, (iii) amend any tax return, (iv) settle any claim or assessment in respect of taxes, (v) agree to an extension or waiver of the limitation period for any claim or assessment in respect of taxes, (vi) enter into any closing agreement, or (vii) surrender any right to claim a tax refund, offset or other reduction in tax liability;

11.2.18	other than in certain agreed limited circumstances, (i) compromise or settle any suit, audit, action, claim, litigation, arbitration, mediation, hearing, public inquiry, or similar proceeding commenced, brought, conducted or heard by or before, or otherwise involving any governmental authority or arbitrator (public or private) (“proceeding”), in each case made or pending by or against either party or any of its subsidiaries, or any of their employees, officers or directors in their capacities as such or (ii) commence any proceeding;

11.2.19	take any actions that would or would be reasonably likely to (i) result in any of the scheme conditions not being satisfied, (ii) result in new or additional required approvals from any governmental authority in connection with the proposed transaction that would materially delay the consummation of the proposed transaction, or (iii) materially impair the ability of either party to consummate the proposed transaction or materially delay such consummation;

11.2.20	authorise, apply for or cause to be approved the listing of (i) MiX Telematics shares or ADSs on any stock exchange other than NYSE and JSE or (ii) the PowerFleet shares on any stock exchange other than Nasdaq, Tel Aviv Stock Exchange or JSE;

11.2.21	fail to pay any maintenance and similar fees or fail to take any other appropriate actions as necessary to prevent the abandonment, invalidation, loss, impairment or dedication to the public domain of any intellectual property rights that are material to the conduct of the relevant party’s business;

11.2.22	fail to repay or redeem any indebtedness to a third party in an amount exceeding USD250,000 that becomes due and payable as a result of the proposed transaction or otherwise;

11.2.23	other than in certain agreed limited circumstances, cancel, terminate, fail to keep in place, fail to pay any premium on or reduce the amount of any insurance coverage provided by existing insurance policies without obtaining substantially equivalent (in the aggregate) substitute insurance coverage;

11.2.24	adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorising such a liquidation or a dissolution of either party;

11.2.25	acquire any fee interest in real property;

11.2.26	enter into any material interest rate swaps, non-U.S. exchange or other similar hedging arrangements other than for purposes of offsetting a bona fide exposure (including counterparty risk); or

11.2.27	agree, resolve or commit to do any of the foregoing.

12.	TERMINATION AND FEES

12.1	Subject to TRP approval, the scheme shall terminate with immediate effect and all rights and obligations of the parties to the Implementation Agreement shall cease forthwith on written notice of termination (a “termination notice”) furnished by either MiX Telematics or PowerFleet. A termination notice may however not be given by any party any time after the scheme becomes unconditional.

12.2	Grounds on which a termination notice may be issued include:

12.2.1	if the scheme and/or the issuance of the scheme consideration shares becomes illegal or otherwise prohibited in accordance with a final and non-appealable judgment or order or newly enacted law or regulation;

12.2.2	if the scheme conditions have not been fulfilled by the outside date;

12.2.3	if the PowerFleet shareholders do not approve the PowerFleet proposals;

12.2.4	if the scheme resolutions are not passed;

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12.2.5	prior to receiving the approval of its shareholders, by either MiX Telematics or PowerFleet if the relevant company receives a superior proposal and the signature of a transaction agreement with respect to such superior proposal is authorised by the relevant company and, in the case of the Company, approved by MiX Telematics shareholders that hold at least 50.1% of the Company’s issued shares;

12.2.6	by PowerFleet, if, prior to approval of the scheme resolutions, the independent board withholds, withdraws, modifies or qualifies in an adverse manner its recommendation that its shareholders approve the scheme resolutions or fails to make such recommendation or include it in the scheme circular; and

12.2.7	by the non-breaching party, if MiX Telematics or PowerFleet breach or fail to uphold any of its representations, warranties or undertakings resulting in the failure of any of the scheme conditions contained in paragraphs 8.2.1 through 8.2.4 or paragraphs 8.3.1 through 8.3.4 above, which breach or failure, if curable, has not been cured by the earlier of the outside date and 10 business days after the giving of written notice of the breach.

12.3	If the scheme is terminated by MiX Telematics or PowerFleet, a termination fee may become payable under certain limited circumstances (“termination fee”) by one party to the other party. Any termination fee paid shall be the lesser of USD1.5 million or 1% of the value of the scheme consideration shares immediately prior to such fee becoming due.

12.4	A party may only (i) accept a superior proposal, (ii) withhold, withdraw, modify or qualify in an adverse manner its recommendation to its shareholders of the scheme, or (iii) approve, endorse, recommend or otherwise publicly support an alternative proposal if the failure to take any such action would be inconsistent with the fiduciary or statutory duties of such party’s board of directors owed to its shareholders under applicable law.

12.5	Any modifications, amendments, adjustments or additions to the ground for termination will be subject to TRP approval and, if so required by the TRP, shareholder approval of either or both MiX Telematics and PowerFleet.

13.	SURRENDER OF DOCUMENTS OF TITLE

13.1	Dematerialised shareholders

In the event that the scheme becomes operative, scheme participants holding dematerialised shares without “own-name” registration will not be required to surrender documents of title in respect of their scheme shares and must not complete the form of surrender and transfer (green).

13.2	Certificated shareholders

13.2.1	In the event that the scheme becomes operative, scheme participants holding certificated shares will be required to surrender their documents of title in respect of their scheme shares in exchange for the scheme consideration, irrespective of whether they voted in favour of the scheme resolutions or not.

13.2.2	In anticipation of the scheme becoming operative, shareholders holding certificated shares will be required to surrender their documents of title in respect of all their scheme shares in accordance with the instructions set out in paragraph 2 of “Action required by MiX Telematics shareholders”, titled “Surrender of documents of title”.

13.2.3	Scheme participants holding certificated shares who fail to correctly and timeously complete and return the form of surrender and transfer (green) and surrender their documents of title in accordance with paragraph 13.2.2, will become issuer nominee shareholders and the scheme consideration in respect of the scheme shares held by them will be issued in accordance with paragraph 13.3 of this circular.

13.2.4	PowerFleet has reserved the right, in its absolute discretion, to:

13.2.4.1	treat as valid a form of surrender and transfer (green) that has not been correctly completed; and/or

13.2.4.2	accept late submissions of a form of surrender and transfer (green); and/or

13.2.4.3	make such arrangements in respect of the shares held by certificated shareholders as it deems fit in respect of certificated shareholders that have not (i) completed a form of surrender and transfer (green) or submitted an incomplete or incorrectly completed form of surrender and transfer (green); or (ii) submitted a form of surrender and transfer (green) by the time and date stipulated for submission thereof, including having the scheme consideration issued to the nominee account established for issuer nominee shareholders as set out in paragraph 13.3.

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13.2.5	No receipt will be issued for documents of title surrendered unless specifically requested.

13.2.6	If documents of title relating to any scheme shares are lost or destroyed, PowerFleet may dispense with the surrender of such documents of title upon production of evidence satisfactory to PowerFleet that the documents of title in respect of the scheme shares in question have been lost or destroyed and upon provision of a suitable indemnity on terms satisfactory to PowerFleet. Accordingly, if the documents of title in respect of any of your scheme shares have been lost or destroyed, certificated shareholders should nevertheless return the form of surrender and transfer (green), duly signed and completed, to the transfer secretaries, together with a duly signed and completed indemnity form which is obtainable from the transfer secretaries.

13.2.7	Documents of title surrendered by a certificated shareholder in anticipation of the scheme becoming operative will be held in trust by the transfer secretaries, at the risk of such shareholder, pending the scheme becoming operative. Should the scheme not become operative, the documents of title surrendered by certificated shareholders in anticipation of the scheme becoming operative, will be returned to the certificated shareholder to the address indicated in the form of surrender and transfer (green) or, if such address has not been provided, the last known address of the relevant certificated shareholder.

13.2.8	Should a certificated shareholder surrender documents of title in anticipation of the scheme being implemented and thereafter the scheme is not implemented, the transfer secretaries shall, by registered post within 5 (five) business days of either the date upon which it becomes known that the scheme will not be implemented or on receipt by the transfer secretaries of the required documents of title, whichever is the later, return the documents of title to certificated shareholders at their own risk.

13.2.9	If documents of title are surrendered in anticipation of the scheme becoming operative, such shareholders will be entitled to attend, participate in and vote at the scheme meeting but will not be entitled to dematerialise, trade or otherwise deal in their scheme shares after the date of surrender, or if the scheme is not implemented, between the date of surrender and the date on which their scheme shares are returned to them.

13.2.10	Under Strate directives, dematerialised shareholders are required to provide a physical and email address for purposes of receiving direct communication from PowerFleet, which includes the receipt of shareholder communication documentation. The provision of such information will facilitate the direct communication by PowerFleet to the PowerFleet shareholders following implementation of the scheme. Scheme participants who are currently certificated shareholders and will become dematerialised shareholders following implementation of the scheme are encouraged to provide such information. Should a certificated shareholder fail to provide such information, the contact details in respect of such certificated shareholder previously provided to MiX Telematics will be deemed to have been elected by the certificated shareholder in relation to their shareholding in PowerFleet.

13.3	Issuer nominee shareholders

The scheme consideration in respect of the scheme shares held by issuer nominee shareholders will be credited to an account in the name of Computershare Nominees, which will hold such PowerFleet shares as the registered holder thereof for the benefit of issuer nominee shareholders on the following basis:

13.3.1	The issuer nominee shareholders will be the beneficial owners of such PowerFleet shares, and will be recorded on a nominee sub-register maintained by Computershare Nominees and will receive a statement from Computershare Nominees, which will confirm the number of scheme consideration shares held by them and the amount of cash due to them in respect of any fractional entitlement.

13.3.2	Issuer nominee shareholders will be bound by the provisions of Strate’s rules and directives in respect of their PowerFleet shares held in the nominee sub-register, and will be deemed to have concluded a custody agreement with Computershare Nominees, which establishes a business relationship between Computershare Nominees and each issuer nominee shareholder. In terms of the said custody agreement, issuer nominee shareholders will be entitled to, inter alia, receive the distributions made in respect of their PowerFleet shares and to instruct Computershare Nominees how they wish to vote their PowerFleet shares. However, the issuer nominee shareholders will be restricted from trading their PowerFleet shares until such time as they have provided Computershare Nominees with the necessary documents as may be required by Computershare Nominees in this regard.

13.3.3	Issuer nominee shareholders will have the option to move their PowerFleet shares to the account of their own CSDP or broker, or to materialise and certificate their PowerFleet shares, at any time provided they have opened an account with CSDP or broker in accordance with paragraph 3.6 of the “Action required by MiX Telematics shareholders”, titled “Settlement of the scheme consideration pursuant to the scheme becoming operative and being implemented” and duly complete and return the form of surrender and transfer (green) and surrender their documents of title.

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13.3.4	Should issuer nominee shareholders fail to duly complete and return the form of surrender and transfer (green) and surrender their documents of title within 3 years of the scheme implementation date, then the PowerFleet shares to which such issuer nominee shareholders are entitled may be disposed of at the ruling market price and the disposal consideration, less realisation costs and taxes, will be paid to the benefit of the Guardian’s Fund of the Master of the High Court (the “Guardian’s Fund”). The proceeds of such disposal may be claimed by the relevant issuer nominee shareholder, subject to the requirements imposed by the Master of the High Court, Johannesburg. As part of the scheme, each issuer nominee shareholder irrevocably authorises and appoints MiX Telematics or PowerFleet, in rem suam (that is, irrevocably for MiX Telematics or PowerFleet’s advantage), with full power of substitution, to act as its agent and in its name, place and stead to dispose of such issuer nominee shareholder’s PowerFleet shares and to pay the proceeds to the benefit of the Guardian’s Fund in the aforesaid manner.

14.	SETTLEMENT OF THE SCHEME CONSIDERATION

14.1	In the event that the scheme becomes operative, scheme participants will be entitled to receive the scheme consideration in respect of the scheme shares held by them.

14.2	If the scheme becomes operative, all PowerFleet shares, including the PowerFleet shares issued to settle the scheme consideration, will be listed on the Main Board of the JSE by way of secondary listing.

14.3	The scheme consideration will be settled in dematerialised form only. The scheme consideration will be settled using the settlement system of Strate for trading on the JSE. In the circumstances, certificated shareholders are required to provide details of a broker or CSDP account into which the scheme consideration is to be credited by completing the form of surrender and transfer (green) in accordance with the instructions set out in paragraph 2 of “Action required by MiX Telematics shareholders” titled “Surrender of documents of title”.

14.4	Settlement of the scheme consideration shall be subject to the Exchange Control Regulations, the salient provisions of which are set out in Annexure 9 to this circular.

14.5	Dematerialised shareholders

If the scheme becomes operative, scheme participants who hold dematerialised shares without “own-name” registration will have:

14.5.1	their accounts held at their broker or CSDP debited with the relevant number of scheme shares; and

14.5.2	their accounts held at their broker or CSDP credited with the relevant number of scheme consideration shares and the cash payment in respect of any fractional entitlement,

on the scheme implementation date.

14.6	Certificated shareholders

14.6.1	If the scheme becomes operative, scheme participants who hold certificated shares and who deliver a duly completed form of surrender and transfer (green) and surrender their documents of title to the transfer secretaries in accordance with paragraph 13.2.2 of this circular so as to be received on or before 12:00 on the scheme record date, will have:

14.6.1.1	their documents of title cancelled; and

14.6.1.2	their account held at their nominated broker or CSDP (as specified in the form of surrender and transfer (green)) credited with the relevant number of scheme consideration shares and the cash payment in respect of any fractional entitlement, on the scheme implementation date.

14.6.2	If scheme participants who hold certificated shares fail to:

14.6.2.1	deliver a duly completed form of surrender and transfer (green) together with their documents of title to the transfer secretaries in accordance with paragraph 13.2.2; or

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14.6.2.2	provide account details, or provide incorrect account details, of their CSDP or broker, into which their scheme consideration shares are to be credited, they will be treated as issuer nominee shareholders and their scheme consideration will be issued in dematerialised form in accordance with the provisions of paragraph 13.3 of the circular.

15.	FRACTIONS

15.1	Any entitlements to fractions of scheme consideration shares that otherwise would be issuable pursuant to the scheme shall be rounded down to the nearest whole number of scheme consideration shares, resulting in allocations of whole scheme consideration shares only and a cash payment for any fractional shares resulting from such rounding.

15.2	The applicable cash payment will be determined with reference to the VWAP of a PowerFleet share traded on the JSE on Tuesday, 26 March 2024, converted to Rands at $/R exchange rate on Tuesday, 26 March 2024, discounted by 10% (“issue price”). The basis for the applicable cash payment will be announced on SENS on Wednesday, 27 March 2024, by 11:00 a.m. SAST.

15.3	Illustrative example of the fractional entitlement principle:

15.3.1	This example assumes:

15.3.1.1	that a scheme participant holds 1 000 scheme shares at the close of business on the scheme record date;

15.3.1.2	that the issue price of a PowerFleet share is USD3.19 (as at the last practicable date); and

15.3.1.3	a R/$ exchange rate of R18.80: USD1.00.

15.3.2	Calculation of the issue price

3.19 x 18.80 x 0.9 (discounted by 10%) = R53.97.

15.3.3	Calculation of scheme consideration entitlement

1 000 scheme shares x 0.12762 = 127.62

15.3.4	Actual number of scheme consideration shares received by scheme participant

127

15.3.5	Calculation of cash payment received by scheme participant

R53.97 x 0.62 = R33.46.

16.	REQUIRED APPROVAL FOR THE SCHEME

16.1	Pursuant to section 115(2) of the Companies Act, a scheme of arrangement in terms of section 114 of the Companies Act must be approved by a special resolution adopted by shareholders entitled to exercise voting rights on such a matter, at a meeting called for that purpose. At least 25% of the voting rights that are entitled to be exercised must be present at the meeting.

16.2	In the event that (i) at least 15% of the voting rights exercised on the scheme resolutions oppose the scheme resolutions; and (ii) a shareholder who voted against the scheme resolutions requires, within 5 (five) business days after the vote, that the Company seek court approval for the scheme, the Company may not proceed to implement the scheme resolutions unless a court of competent jurisdiction approves the scheme. If the scheme requires court approval, the Company must either apply to court for approval within 10 (ten) business days after the vote and bear the costs of the application, or treat the scheme as a nullity.

16.3	In the event that (i) less than 15% of the voting rights exercised on the scheme resolutions are exercised against the scheme resolutions; (ii) any shareholder who voted against the scheme resolutions applies to court within 10 (ten) business days of the vote for leave to review the transaction; and (iii) the court grants such leave to review, the scheme resolutions may only be implemented pursuant to the court not having set aside the scheme resolutions. A court may grant leave to review only if the applicant is acting in good faith, appears to be able to sustain proceedings and alleges facts that support the order being sought. A court may only set aside a resolution that is manifestly unfair to shareholders or if the vote was materially tainted by a conflict of interest, for inadequate disclosure, failure to comply with the Companies Act or MOI or if there is a significant and material irregularity.

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17.	SALIENT TERMS GOVERNING THE IMPLEMENTATION OF THE SCHEME

17.1	Court approval

If the scheme resolutions are approved at the scheme meeting in accordance with the Companies Act and court approval is required in terms of section 115(3)(a) or 115(3)(b) of the Companies Act, the Company shall:

17.1.1	not treat the scheme resolutions as a nullity; and

17.1.2	use its reasonable endeavours to ensure that the scheme is approved by the court, including, if the scheme resolutions require the approval of a court as contemplated in section 115(3)(a) of the Companies Act, applying to court for approval within 10 business days after the vote as provided for in section 115(5) of the Companies Act or, in the circumstances contemplated in section 115(3)(b) of the Companies Act, opposing an application by a person who voted against the scheme resolutions.

17.2	Dissenting shareholders

If a dissenting shareholder ceases to be a dissenting shareholder (other than as a result of the Company acquiring the dissenting shareholder’s ordinary shares pursuant to section 164 of the Companies Act), then it shall become a scheme participant and be entitled to receive the scheme consideration.

17.3	Delisting

As soon as possible after all of the scheme conditions have been fulfilled or, if applicable, waived, the Company shall apply to the JSE for the delisting of the Company in accordance with the JSE Listings Requirements.

17.4	No amendment

The Company shall not propose, agree to or permit any amendment, variation or modification of the scheme or scheme consideration and no amendment, variation or modification thereof shall be valid without the prior written agreement of PowerFleet and, to the extent required, the TRP.

18.	CONFIRMATION TO THE TRP

PowerFleet does not have sufficient authorised but unissued share capital available from which to issue the PowerFleet shares to settle the scheme consideration due to the scheme participants. Accordingly, implementation of the scheme is conditional upon PowerFleet obtaining the relevant shareholder approval to increase its authorised share capital from 75 000 000 to 175 000 000 shares of PowerFleet common stock in order to enable it to settle the scheme consideration, as well as the relevant shareholder approval of the issuance of the scheme consideration shares pursuant to Nasdaq rules. Further details of the share capital of PowerFleet are contained in paragraph 4 of section 1 of the prospectus.

19.	OPINIONS AND RECOMMENDATIONS

19.1	Independent expert’s opinion

19.1.1	The MiX Telematics board has, in accordance with regulation 108 of the Takeover Regulations, constituted an independent board comprising Fikile Futwa, Charmel Flemming and Richard Bruyns to consider and engage with PowerFleet in relation to the proposed transaction.

19.1.2	The independent board has appointed BDO as the independent expert to provide it with external advice in relation to the scheme, in the form of a fair and reasonable opinion as required by and in compliance with the Companies Act and the Takeover Regulations.

19.1.3	In accordance with sections 114(2) and 114(3) of the Companies Act, as read with Regulations 90 and 110, the independent board has appointed BDO as the independent expert to provide it with external advice in relation to the scheme, in the form of a fair and reasonable opinion as required by and in compliance with the Companies Act and the Takeover Regulations.

19.1.4	The independent expert has, in accordance with Regulation 90, performed a valuation of the MiX Telematics shares and the PowerFleet shares and provided its opinion to the independent board and MiX Telematics board.

19.1.5	Taking into consideration the terms and conditions of the scheme and based on the results of the procedures performed, detailed valuation work and other considerations, as set forth in the independent expert report, the independent expert is of the opinion that the scheme and the scheme consideration are fair and reasonable to shareholders.

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19.1.6	The independent expert report is contained in Annexure 2 to this circular.

19.2	Independent board’s opinion and recommendation

19.2.1	The independent board, after due consideration of the opinion of the independent expert, has placed reliance on the independent expert report and is of the opinion that the scheme and scheme consideration are fair and reasonable.

19.2.2	The independent board unanimously recommends that MiX Telematics shareholders vote in favour of the resolutions.

19.2.3	The independent board’s recommendation contained in this paragraph 19.2 of this circular is not and should not be construed as investment advice.

19.2.4	The board has not received any offers as defined in section 117(1) of the Companies Act and contemplated in regulation 106(7)(a) of the Regulations in the 6 (six) month period preceding the issue of the firm intention announcement in relation to the proposed transaction and ending on the last practicable date.

19.3	MiX Telematics board

All of the MiX Telematics directors who hold a beneficial interest, directly or indirectly, in MiX Telematics shares, have indicated that they will vote in favour of the resolutions at the scheme meeting.

19.4	PowerFleet board

The PowerFleet board had considered the proposed transaction and believes the proposed transaction is in the best interest of the shareholders and accordingly shareholders should consider voting in favour of the resolutions at the scheme meeting.

20.	CONCERT PARTY ARRANGEMENTS AND BENEFICIAL INTERESTS

20.1	PowerFleet confirms that it is the ultimate purchaser of the scheme shares (via its wholly-owned subsidiary, Merger Sub) and is not acting in concert with any other party in relation to the scheme (as envisaged in section 117 of the Companies Act).

20.2	PowerFleet does not hold or control any beneficial interest in MiX Telematics nor does it hold any option to purchase a beneficial interest in MiX Telematics.

21.	APPRAISAL RIGHTS

21.1	This paragraph 21 only provides a summary of the provisions relating to shareholders’ appraisal rights in terms of section 164 of the Companies Act, the full provisions of which are contained in Annexure 4 of the circular.

21.2	At any time before the scheme resolutions are voted on at the scheme meeting, a MiX Telematics shareholder may give written notice to MiX Telematics objecting to the scheme resolutions in terms of section 164(3) of the Companies Act and vote against the scheme resolutions at the scheme meeting.

21.3	Within 10 (ten) business days after the scheme resolutions have been adopted, MiX Telematics will send a notice to each shareholder who gave MiX Telematics the notice referred to in paragraph 21.2 of this circular and has neither withdrawn that notice nor voted in favour of the scheme resolutions, informing them that the scheme resolutions have been adopted.

21.4	A shareholder who has given MiX Telematics the notice referred to in paragraph 21.2 of this circular and who has complied with all of the procedural steps set out in section 164 of the Companies Act may, if the scheme resolutions are adopted, deliver a written notice to MiX Telematics demanding that MiX Telematics pay to that shareholder the fair value for all the MiX Telematics shares held by that shareholder (“Demand”). The Demand must be delivered:

21.4.1	within 20 (twenty) business days after receipt of the notice from MiX Telematics referred to in paragraph 21.3 of this circular; or

21.4.2	if the shareholder does not receive the notice from MiX Telematics referred to in paragraph 21.3 of this circular, within 20 (twenty) business days after learning that the scheme resolutions have been adopted.

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21.5	The Demand referred to above must also be delivered to the TRP and must set out:

21.5.1	the dissenting shareholder’s name and address;

21.5.2	the number of MiX Telematics shares in respect of which the dissenting shareholder seeks payment; and

21.5.3	a demand for payment of the fair value of those MiX Telematics shares. The fair value of MiX Telematics shares is determined as at the date on which, and the time immediately before, the scheme resolutions were adopted.

21.6	A dissenting shareholder may withdraw its Demand before MiX Telematics makes an offer in accordance with section 164(11) of the Companies Act or if MiX Telematics fails to make such an offer.

21.7	If MiX Telematics receives a Demand and such Demand is not withdrawn by the dissenting shareholder before the scheme implementation date, the Company will, in accordance with section 164(11) of the Companies Act, within 5 (five) business days of the scheme implementation date, make an offer to the dissenting shareholder.

21.8	The Company’s offer made in accordance with section 164(11) of the Companies Act will, in accordance with the requirements of section 164(12)(b) of the Companies Act, lapse if it is not accepted by the dissenting shareholder within 30 (thirty) business days after it was made.

21.9	A dissenting shareholder that, pursuant to the exercise of its appraisal rights, has sent a Demand to MiX Telematics has no further rights in respect of its MiX Telematics shares, other than to be paid their fair value and will be excluded from the scheme and will not receive the scheme consideration, unless:

21.9.1	the dissenting shareholder withdraws that demand before MiX Telematics makes an offer to that dissenting shareholder under section 164(11) of the Companies Act, or allows any offer made by MiX Telematics to lapse;

21.9.2	MiX Telematics fails to make an offer in accordance with section 164(11) of the Companies Act and the dissenting shareholder withdraws its Demand; or

21.9.3	MiX Telematics revokes the scheme resolutions by a subsequent special resolution, in which case that dissenting shareholder’s rights in respect of the relevant MiX Telematics shares shall, in terms of section 164(10) of the Companies Act, be reinstated without interruption. As set out in the notice of scheme meeting, a special resolution has been proposed to shareholders in terms of which, subject to the passing of the scheme resolutions, in the event that all the scheme conditions (as more fully described in paragraph 8 of the circular) are not fulfilled or waived and the scheme accordingly terminates, the scheme resolutions will be revoked with effect from the date on which the scheme terminates.

21.10	If the scheme becomes operative, any dissenting shareholder whose shareholder rights are reinstated as envisaged in paragraph 21.9 of this circular:

21.10.1	before 12:00 on the scheme record date, shall be deemed to be a scheme participant and be eligible to participate in the scheme and be subject to the ordinary terms and conditions of the scheme; or

21.10.2	after 12:00 on the scheme record date, shall be deemed to be a scheme participant with retrospective effect from the scheme record date and, as part of the scheme, authorises MiX Telematics and/or the transfer secretaries on its behalf to transfer its scheme shares to PowerFleet against settlement of the scheme consideration and to take all other actions and steps necessary to give effect to the aforegoing.

21.11	A dissenting shareholder who accepts the Company’s offer made in accordance with the requirements of section 164(11) of the Companies Act will not be a scheme participant and will not participate in the scheme. Such dissenting shareholder must thereafter, if it (i) holds certificated shares, tender the documents of title in respect of such certificated shares to the Company or the transfer secretaries; or (ii) holds dematerialised shares, instruct its broker or CSDP to transfer those MiX Telematics shares to the Company or the transfer secretaries. The Company must pay a dissenting shareholder the offered amount within 10 (ten) business days after the dissenting shareholder has accepted the offer and tendered the documents of title or directed the transfer to the Company or the transfer secretaries of the dematerialised shares, as the case may be.

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21.12	A dissenting shareholder who considers the offer made by the Company in accordance with section 164(11) of the Companies Act to be inadequate, may, in accordance with section 164(14) of the Companies Act, apply to a court to determine a fair value in respect of the MiX Telematics shares that were subject to the Demand, and an order requiring the Company to pay to the dissenting shareholder the fair value so determined. The court will, in accordance with section 164(15)(c)(v) of the Companies Act, be obliged to make an order, inter alia, requiring:

21.12.1	the dissenting shareholders to either withdraw their Demands or to tender their MiX Telematics shares to the Company as contemplated in paragraph 21.11 of this circular; or

21.12.2	the Company to pay the fair value in respect of the MiX Telematics shares (as determined by the court) to the dissenting shareholders who tender their MiX Telematics shares as contemplated in paragraph 21.11 of this circular.

21.13	Before exercising their rights under section 164 of the Companies Act, shareholders should have regard to the following:

21.13.1	the independent expert report as set out in Annexure 2 to this circular concludes that the scheme consideration is fair and reasonable to MiX Telematics shareholders; and

21.13.2	the court is empowered to grant a costs order in favour of, or against, a dissenting shareholder, as may be applicable.

21.14	It should be noted that 1 (one) of the scheme conditions relates to the shareholders giving notice objecting to the scheme resolutions as contemplated in section 164(3) of the Companies Act and/or exercising appraisal rights. In the event that this scheme condition is not fulfilled or waived, the scheme will not become operative.

21.15	Any shareholder that is in doubt as to what action to take must consult their legal or professional advisor in this regard.

21.16	A dissenting shareholder who is deemed to become a scheme participant pursuant to the dissenting shareholder’s shareholder rights being reinstated as envisaged in paragraph 21.10.2 of this circular, will receive the scheme consideration and, after the delisting has been effected, will be required to return a duly completed form of surrender and transfer (green) and surrender their documents of title to MiX Telematics (marked for the attention of the transfer secretaries) as follows:

21.16.1	by hand: Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196, South Africa, or

21.16.2	by post: Private Bag X3000, Saxonwold, 2132, South Africa.

21.17	Following MiX Telematics’ receipt of the dissenting shareholder’s duly completed form of surrender and transfer (green) and the documents of title, the scheme consideration will be settled to the relevant dissenting shareholder and they will have their account held at their broker or CSDP credited with the relevant number of PowerFleet shares.

21.18	If a dissenting shareholder who is deemed to become a scheme participant (as envisaged in paragraph 21.10.2), fails to claim their scheme consideration, by delivering the duly completed form of surrender and transfer (green) and the documents of title to MiX Telematics within 3 years after the date on which the dissenting shareholder’s shareholder rights are reinstated as envisaged in paragraph 21.9, the scheme consideration due to it may be disposed of at the ruling market price on behalf and at the risk of such scheme participant, with the relevant portion of the average net proceeds of such disposal (after the deduction of all costs and taxes incurred in connection with such disposal) being paid to the benefit of the Guardian’s Fund of the Master of the High Court, from which it may be claimed by such Dissenting Shareholder, subject to the requirements imposed by the Master of the High Court.

21.19	ADS holders do not have appraisal rights, nor will the depositary exercise those rights on their behalf, even if requested to do so.

22.	MIX TELEMATICS DELISTING AND LISTING OF POWERFLEET SHARES

22.1	If the scheme is implemented, scheme participants will receive PowerFleet shares in exchange for their MiX Telematics shares and MiX Telematics will become a wholly-owned subsidiary of Merger Sub, which is in turn a wholly-owned subsidiary of PowerFleet. The implementation of the scheme and the resultant acquisition by Merger Sub of all the shares will result in the termination of the listing of the MiX Telematics shares on the JSE and the termination of the MiX Telematics ADS program and the listing of the ADSs on the NYSE.

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22.2	As soon as reasonably possible after the date on which all of the scheme conditions have been fulfilled or, if applicable, waived:

22.2.1	the PowerFleet shares (including the scheme consideration shares) will be listed on the Main Board of the JSE (by way of secondary inward listing) at the commencement of trade on the business day following the scheme LDT;

22.2.2	trading in MiX Telematics shares will be suspended on the business day following the scheme LDT; and

22.2.3	the MiX Telematics shares will be delisted from the Main Board of the JSE on the business day following the scheme implementation date, in terms of paragraph 1.17(b) of the JSE Listings Requirements.

23.	SCHEME MEETING

23.1	The scheme meeting will be held on Wednesday, 28 February 2024, at 2:30 p.m., SAST, to consider and, if deemed fit, pass the resolutions set out in the notice of scheme meeting to this circular, with or without modification. The scheme meeting will be conducted entirely by electronic communication as permitted by the Companies Act and by the Company’s MOI.

23.2	In order for the scheme to become operative, inter alia, the scheme resolutions must be adopted at the scheme meeting.

23.3	The notice of scheme meeting and a form of proxy (blue) for use by certificated shareholders and dematerialised shareholders with “own-name” registration who are unable to attend the scheme meeting, are attached to this circular.

23.4	For administrative reasons, a duly completed form of proxy (blue) must be received by the transfer secretaries by no later than 48 (forty-eight) hours prior to the scheme meeting, being 2:30 p.m. SAST on Monday, 26 February 2024 or delivered to the chairperson of the scheme meeting before the appointed proxy exercises any of the relevant shareholder’s rights at the scheme meeting.

23.5	Shareholders are referred to paragraph 1 of the “Action required by MiX Telematics shareholders”, titled “Participation and voting at the scheme meeting”, for further information relating to the action required to be taken by them in respect of the scheme meeting.

24.	GENERAL

24.1	Upon the scheme becoming operative, the documents of title held by any scheme participants will cease to be of any value, other than for the purposes of surrender in terms of the scheme, and no certificates, deeds or documents will be issued by MiX Telematics in place thereof.

24.2	For purposes of section 115(4) of the Companies Act, save for the treasury shares, as at the last practicable date, there are no voting rights in respect of MiX Telematics shares which cannot be taken into account in calculating the percentage of voting rights required:

24.2.1	to determine whether the applicable quorum of shareholders is present at the scheme meeting; and

24.2.2	to approve the scheme resolutions.

24.3	The scheme shall be governed by the laws of South Africa only. Each shareholder shall be deemed to have irrevocably submitted to the non-exclusive jurisdiction of the courts of South Africa in relation to all matters arising out of or in connection with the scheme.

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PART III: FINANCIAL INFORMATION

25.	PRO FORMA FINANCIAL EFFECTS

25.1	The pro forma financial information of MiX Telematics (“pro forma financial information”) has been prepared to show the financial effects, including the associated transaction costs, of the proposed transaction.

25.2	The pro forma financial information has been prepared using the accounting policies of Mix Telematics as at 31 March 2023, which are in compliance with U.S. GAAP and are consistent with those in the published audited results of Mix Telematics for the year ended 31 March 2023. The pro formas are prepared in accordance with the applicable criteria of the Companies Regulations and JSE Listings Requirements and in terms of the Guide on Pro Forma Financial Information issued by the South African Institute of Chartered Accountants.

25.3	The pro forma financial information illustrates the impact of the proposed transaction had it been effective on 31 March 2023 for purposes of the pro forma balance sheet and 1 April 2022 for purposes of the pro forma consolidated statement of income and pro forma consolidated statement of comprehensive loss.

25.4	The pro forma financial information has been prepared for illustrative purposes only and because of its nature may not fairly present MiX Telematics’ financial position, changes in equity, results of operations or cash flows. The pro forma financial information presented below does not purport to be indicative of the financial results and effects of the proposed transaction if it had been implemented on a different date.

25.5	In terms of the JSE Listings Requirements, the pro forma financial information is required to be prepared in terms of International Financial Reporting Standards (“IFRS”). Following engagements with the JSE and having regard to the reporting regime applicable to both MiX Telematics and PowerFleet, it was agreed that it would be most appropriate for the pro forma financial information to be presented in terms of U.S. GAAP. The JSE has accordingly granted a dispensation from preparing the pro forma financial information in terms of IFRS. The Companies Act provisions were applied when preparing the pro forma information.

25.6	The pro forma financial information of the proposed transaction, including the assumptions on which they are based is the responsibility of the directors of PowerFleet and MiX Telematics.

25.7	The pro forma balance sheet, the pro forma income statement and the pro forma earnings and assets per PowerFleet share in respect of the proposed transaction are set out in Annexure 5 and the reporting accountants’ report thereon is set out in Annexure 6.

25.8	The tables below sets out the pro forma financial effects of the scheme on a MiX Telematics shareholder based on the results of MiX Telematics for the year ended 31 March 2023, assuming that the proposed transaction had been implemented on 1 April 2022 for purposes of the statement of income and on 31 March 2023 for purposes of the balance sheet.

MiX Telematics shareholder pro forma
earnings/(loss) and net asset value	Before the	After the	%
(cents per share):	adjustments[1]	scheme[2]	change
NAV per share	$0.20	$0.32	60%
TNAV per share	$0.09	$(0.05)	(>100%)
Earnings/(loss) per share	$0.01	$(0.09)	(>100%)
Headline earnings/(loss) per share	$0.01	$(0.09)	(>100%)

Notes:

1.	The financial information in the “Before the adjustments” column have been extracted, without adjustment, from MiX Telematics’ audited balance sheet at 31 March 2023 and statement of income for the year ended 31 March 2023.

2.	The financial information in the “After the scheme” column has been prepared by multiplying PowerFleet’s pro forma financial effects pursuant to the scheme set out in Annexure 5 of this circular by the swap ratio of 0.12762 PowerFleet shares for each MiX Telematics share to provide the pro forma financial effects for MiX Telematics shareholders.

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26. HISTORICAL FINANCIAL INFORMATION

26.1	Consolidated financial information of the MiX Telematics group for the periods ended 31 March 2023, 31 March 2022, 31 March 2021 and the six months ended 30 September 2023

26.1.1	An extract of the consolidated financial information of the MiX Telematics group for the periods ended 31 March 2023, 31 March 2022, 31 March 2021 and the six months ended 30 September 2023 is contained in Annexure 7 of this circular. The extracts of the consolidated financial statements of the group has not been reviewed nor reported on by Deloitte & Touche. The consolidated annual financial statements for the 3 (three) financial years up to and ended 31 March 2023 from which the related information has been extracted, were audited by Deloitte & Touche in accordance with International Standards on Auditing. Deloitte & Touche issued unmodified audit opinions on these financial statements. The consolidated financial statements for the six months ended 30 September 2023 of the group has not been reported on by Deloitte & Touche.

26.1.2	There have been no material changes in the accounting policies of the group subsequent to its latest published financial results for the 12 (twelve) months ended 31 March 2023.

26.2	Consolidated financial statements of the PowerFleet group for the periods ended 31 December 2022, 31 December 2021, 31 December 2020 and the six months ended 30 June 2023

26.2.1	An extract of the consolidated financial statements of the PowerFleet group for the periods ended 31 December 2022, 31 December 2021, 31 December 2020 and the six months ended 30 June 2023 is contained in Annexure 8 of this circular. The extracts of the consolidated financial statements of the group have not been reviewed nor reported on by Ernst & Young LLP. The consolidated financial statements for the 3 (three) financial years up to and ended 31 December 2022 from which the related information has been extracted were audited by Ernst & Young LLP. The consolidated financial statements for the six months ended 30 June 2023 of the group has not been reported on by Ernst & Young LLP.

26.2.2	There have been no material changes in the accounting policies of the PowerFleet group subsequent to its latest published financial results for the 12 (twelve) months ended 31 December 2022.

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PART IV: GENERAL INFORMATION

27.	AMERICAN DEPOSITARY SHARES

27.1	Voting

27.1.1	An ADS holder is not a shareholder in the Company and accordingly does not qualify to vote MiX Telematics shares. The depositary is the holder of the MiX Telematics shares underlying the ADSs. The deposit agreement sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

27.1.2	Holders of ADSs will not be entitled to vote in person at the scheme meeting. However, to the extent that an ADS holder timely provides the depositary or a securities intermediary through which ADSs are held with voting instructions in accordance with the deposit agreement or the intermediary’s procedures, as applicable, the depositary will endeavour to vote the ordinary shares underlying the holder’s ADSs in accordance with said ADS holder’s voting instructions. ADS holders are referred to paragraph 1 of the “Action required by MiX Telematics shareholders”, titled “Participation and voting at the scheme meeting”, for further information relating to the action required to be taken by them in respect of the scheme meeting. Upon implementation of the scheme, the scheme shares represented by the ADSs will be acquired by PowerFleet and the scheme consideration in respect of such scheme shares will be payable to ADS holders upon surrenders of the ADSs, and the ADSs will be delisted from the NYSE and the ADS program will be terminated.

27.1.3	If the depositary does not receive voting instructions from an ADS holder regarding how to vote the ordinary shares underlying its ADSs, then such ADS holder will be deemed to have instructed the depositary to give a discretionary proxy to a person designated by MiX Telematics with respect to the MiX Telematics shares underlying its ADSs. The person designated by MiX Telematics is expected to vote such underlying MiX Telematics shares in favour of the resolutions.

27.2	Surrender and settlement

27.2.1	Upon implementation of the scheme, PowerFleet or its agents will transfer the relevant number of scheme consideration shares to the depositary, which the depositary will present to PowerFleet’s transfer agent for registration of transfer to ADS holders who held ADSs as of the scheme record date upon the surrender of the ADSs, in accordance with the exchange ratio and the terms and conditions described herein. The depositary will cause ADSs that are held in accounts with brokers, banks and other securities intermediaries that are direct or indirect participants in the Depository Trust Company (“DTC”) to be automatically surrendered to it and will deliver the scheme consideration shares to DTC for allocation by DTC to the accounts of former ADS holders.

27.2.2	The depositary will automatically cancel ADSs that are registered in the names of ADS holders on an uncertificated basis and PowerFleet’s transfer agent will register the scheme consideration shares in the names of those former ADS holders and will notify them of such registration.

27.2.3	The depositary will mail a notice and form of letter of transmittal to registered holders of certificated ADSs calling for surrender of their American Depositary Receipts evidencing the ADSs and, upon surrender of such ADRs, together with the letter of transmittal, will present the scheme consideration shares to PowerFleet’s transfer agent for registration of transfer on an uncertificated basis in the names of those former ADS holders and PowerFleet’s transfer agent will notify them of such registration.

27.2.4	The depositary will only distribute whole scheme consideration shares. It will sell the scheme consideration shares which would require it to deliver a fractional scheme consideration share and distribute the net proceeds to the ADS holders entitled to such scheme consideration shares. DTC and DTC participants will use a similar procedure so that no fraction of a consideration share will be credited to any DTC participant or customer account.

27.3	Termination

27.3.1	MiX Telematics has resolved to terminate the ADS program following completion of the proposed transaction. MiX Telematics expects to instruct the depositary to distribute a notice to the holders of all outstanding ADSs in accordance with the deposit agreement for the ADS program as soon as practicable after the effective date for the exchange of the ADSs to the effect that the deposit agreement will thereafter be terminated at the earlier of 30 days after the date of the notice and the date on which there are no remaining ADSs outstanding.

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27.3.2	In connection with the scheme, MiX Telematics will pay any applicable fees, charges and expenses of the depositary and government charges due to or incurred by the depositary, in connection with the cancellation of the ADSs surrendered (and the underlying MiX Telematics ordinary shares), including applicable ADS cash distribution fees, ADS cancellation fees and depositary servicing fees (each up to $0.05 per ADS pursuant to the terms of the deposit agreement.

27.3.3	Upon completion of the proposed transaction and the termination of the deposit agreement, the depositary will be discharged from all obligations under the deposit agreement, except with respect to the scheme consideration shares or cash proceeds represented by ADSs that have not then been surrendered for exchange.

28.	SHARE INCENTIVE PLANS

28.1	MiX Telematics

28.1.1	Currently, there are only share appreciation rights (“SARs”) outstanding under the MiX Telematics Long Term Incentive Plan.

28.1.2	The remuneration committee of MiX Telematics have resolved that on the scheme implementation date, the MiX Telematics Long Term Incentive Plan will be assumed by PowerFleet. MiX Telematics has not taken any action to accelerate the vesting of any SARs in connection with the scheme or otherwise.

28.1.3	On the scheme implementation date, by virtue of the scheme and without any action on the part of the holder thereof, each outstanding SAR with respect to shares of MiX Telematics, whether or not vested, will be assumed by PowerFleet on the same terms and conditions as were applicable under such SAR immediately prior to the scheme implementation date, except that (i) the applicable performance conditions may be waived by MiX Telematics, with Powerfleet’s consent, in connection with the closing of the transactions and (ii) each MiX SAR will constitute a share appreciation right with respect to the number of PowerFleet shares determined by reference to the swap ratio, rounded down to the nearest whole number of PowerFleet shares. Any exercise price per PowerFleet share subject to any such SAR at and after the scheme implementation date will be an amount (rounded up to the nearest one hundredth of a cent) equal to the exercise price per share subject to such SAR divided by the swap ratio.

28.2	PowerFleet

As a result of the effective change of control of PowerFleet due to the post-closing ownership of MergeCo, the PowerFleet compensation committee approved the acceleration of vesting of unvested restricted stock and stock option awards with time-based vesting conditions that are outstanding under the PowerFleet equity plans (including any inducement awards with time-based vesting), subject to and conditioned upon the closing of the proposed transaction.

29.	BENEFICIAL INTERESTS AND DEALINGS

29.1	MiX Telematics directors’ beneficial interest in MiX Telematics shares

29.1.1	As at the last practicable date, the beneficial interests of MiX Telematics directors, directly and indirectly, in the issued share capital of MiX Telematics are as follows:

	Direct	Indirect
	beneficial	beneficial	Total
	interest	interest	(number of	Total

	Number of shares		shares)	(%)
Non-executive
Ian Jacobs	240 700	34 096 150	34 336 850	6.20%
Richard Bruyns	–	3 696 563	3 696 563	0.67%
Fikile Futwa	–	–	–	0.00%
Charmel Flemming	–	–	–	0.00%

Executive
Stefan Joselowitz	20 255 865	–	20 255 865	3.66%
Paul Dell	594 889	–	594 889	0.11%
Charles Tasker	5 938 460	2 428 150	8 366 610	1.51%
Total	27 029 914	40 220 863	67 250 777	12.15%

* Percentage shareholding is calculated as a percentage of the total issued share capital of MiX Telematics, excluding treasury shares.

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29.1.2	Details of dealing in value in MiX Telematics shares by MiX Telematics directors for the period beginning 6 (six) months preceding the firm intention announcement and ending on the last practicable date are set out in Annexure 1 to this circular.

29.1.3	MiX Telematics directors have not had any material beneficial interest, whether direct or indirect, in transactions that were effected by MiX Telematics during the current or immediately preceding financial year or during an earlier financial year which remain in any respect outstanding or unperformed.

29.2	MiX Telematics directors’ beneficial interest in PowerFleet securities

29.2.1	As at the last practicable date, none of the MiX Telematics directors hold a beneficial interest, directly or indirectly, in the issued share capital of PowerFleet.

29.2.2	None of the MiX Telematics directors have dealt for value in any securities of PowerFleet for the 6 (six) months preceding the last practicable date.

29.3	MiX Telematics’ beneficial interest in PowerFleet securities

29.3.1	As at the last practicable date, MiX Telematics does not hold a beneficial interest, directly or indirectly, in the issued share capital of PowerFleet.

29.3.2	MiX Telematics has not dealt for value in any securities of PowerFleet for the 6 (six) months preceding the last practicable date.

29.4	PowerFleet directors’ beneficial interest in PowerFleet securities

29.4.1	As at the last practicable date, the beneficial interests of PowerFleet directors, directly and indirectly, in the issued share capital of PowerFleet are as follows:

	Direct		Indirect
	beneficial		beneficial	Total
	interest		interest	(number of	Total

	Number of shares			shares)	(%)
Non-executive
Michael Brodsky	359 457	(1)	76 000	435 457	1.17%
Anders Bjork	–		–	–	0.0%
Michael Casey	231 003	(2)	–	231 003	0.62%
Charles Frumberg	195 665	(3)	–	195 665	0.53%
Medhini Srinivasan	–		–	–	0.00%
Elchanan (Nani) Maoz	35 728	(4)	–	35 728	0.10%

Executive
Steve Towe	1 381 754	(5)	–	1 381 754	3.71%
Total	2 203 607		76 000	2 279 607	6.13%

(1)	Includes (i) 20 562 restricted PowerFleet shares, which vest on 26 July 2024, provided that Mr. Brodsky is a director of PowerFleet on such date, and (ii) 95 000 PowerFleet shares issuable upon exercise of options which are currently exercisable.

(2)	Includes (i) 20 562 restricted PowerFleet shares, which vest on 26 July 2024, provided that Mr. Casey is a director of PowerFleet on such date, and (ii) 45 000 PowerFleet shares issuable upon exercise of options which are currently exercisable.

(3)	Includes (i) 20 562 restricted PowerFleet shares, which vest on 26 July 2024, provided that Mr. Frumberg is a director of PowerFleet on such date, and (ii) 45 000 PowerFleet shares issuable upon exercise of options which are currently exercisable.

(4)	Includes 20 562 restricted PowerFleet shares, which vest on 26 July 2024, provided that Mr. Maoz is a director of PowerFleet on such date.

(5)	Includes (i) 100 000 restricted PowerFleet shares, 50% of which shares vest on each of 5 January 2025 and 5 January 2026, provided that Mr. Towe is employed by PowerFleet on each such date, (ii) 900 000 restricted PowerFleet shares, 25% of which shares vest on each of 9 September 2024, 9 September 2025, 9 September 2026 and 9 September 2027, provided that Mr. Towe is employed by PowerFleet on each such date, and (iii) 250 000 PowerFleet shares issuable upon exercise of options which are currently exercisable.

29.4.2	None of the PowerFleet directors have dealt for value in MiX Telematics shares for the period beginning 6 (six) months preceding the firm intention announcement and ending on the last practicable date.

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29.5	PowerFleet directors’ beneficial interest in MiX Telematics shares

29.5.1	As at the last practicable date, none of the PowerFleet directors hold a beneficial interest, directly or indirectly, in the issued share capital of MiX Telematics.

29.5.2	None of the PowerFleet directors have dealt for value in MiX Telematics shares for the 6 (six) months preceding the last practicable date.

29.6	PowerFleet’s beneficial interest in MiX Telematics shares

29.6.1	As at the last practicable date, PowerFleet does not hold a beneficial interest, directly or indirectly, in the issued share capital of MiX Telematics.

29.6.2	PowerFleet has not dealt for value in any securities of MiX Telematics for the 6 (six) months preceding the last practicable date.

30.	MIX TELEMATICS DIRECTORS’ REMUNERATION AND MIX TELEMATICS DIRECTORS’ AND EMPLOYEE SERVICE CONTRACTS

30.1	Subject to the conclusion of the proposed transaction, certain MiX Telematics employees and executive directors, may be entitled to transaction bonuses. An aggregate bonus provision of USD1.0 million has been raised but is yet to be allocated. Stefan Joselowitz and Paul Dell will qualify to receive transaction bonuses. Save as aforesaid, no MiX Telematics director has been or will be granted any special benefits in connection with the proposed transaction.

30.2	It is anticipated that all MiX Telematics directors, other than Ian Jacobs, will resign following implementation of the proposed transaction. Details of the proposed remuneration payable to Ian Jacobs and Michael McConnell as a result of being members of MergeCo are set out in paragraph 2.6 of section 1 of the prospectus.

31.	AGREEMENTS AND OTHER ARRANGEMENTS

Save for the Implementation Agreement, no other arrangements or agreements exist, which could be considered material to a decision regarding the scheme, between:

31.1	MiX Telematics and PowerFleet;

31.2	MiX Telematics and the PowerFleet directors, or persons who were PowerFleet directors within the 12 (twelve) months prior to the last practicable date;

31.3	PowerFleet and the MiX Telematics directors, or persons who were MiX Telematics directors within the 12 (twelve) months prior to the last practicable date;

31.4	MiX Telematics and the holders of securities in PowerFleet, or persons who were holders of securities in PowerFleet within the 12 (twelve) months prior to the last practicable date; or

31.5	PowerFleet and MiX Telematics shareholders, or persons who were MiX Telematics shareholders within the 12 (twelve) months prior to the last practicable date.

32.	GOVERNING LAW

This circular and the scheme will be governed by, and construed in accordance with, the laws of South Africa, and will be subject to the exclusive jurisdiction of the South African courts.

33.	EXCHANGE CONTROL REGULATIONS

33.1	The settlement of the scheme consideration to scheme participants is subject to the Exchange Control Regulations.

33.2	The SARB has approved the secondary inward listing of PowerFleet on the Main Board of the JSE, and classified the secondary inward listed shares as “domestic” for exchange control purposes. Accordingly, South African resident investors may trade PowerFleet shares on the JSE without having recourse to their foreign portfolio allowances.

33.3	A summary of the Exchange Control Regulations can be found in Annexure 9 to this circular. Any shareholder who is in doubt as to action to take should consult an appropriate independent professional advisor in the relevant jurisdiction without delay.

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34.	TAX IMPLICATIONS FOR SHAREHOLDERS

34.1	The tax treatment of shareholders is dependent on the individual circumstances and the jurisdiction applicable to such shareholders. It is recommended that, if shareholders are uncertain about the tax treatment of the receipt of the scheme, they should seek appropriate advice in this regard.

34.2	Shareholders are referred to Annexure 10 of this circular for a general summary of the South African tax implications.

35.	CONSENTS

Each of the corporate advisor, sponsor, independent reporting accountants and auditors, the independent expert, U.S. legal advisors, U.S. financial advisor, company secretary and the transfer secretaries to MiX Telematics and each of the sponsor, U.S. legal advisor, South African legal advisor, U.S. financial advisor, independent registered public accounting firm to PowerFleet have consented and have not, prior to the last practicable date, withdrawn their written consent to the inclusion of their names and, where applicable with respect to the independent expert and independent reporting accountants of MiX Telematics, reports in the form and context in which they appear in this circular.

36.	CONFLICT BETWEEN THE FIRM INTENTION ANNOUNCEMENT AND THIS CIRCULAR

In the event of any conflict between the provisions of the firm intention announcement and the provisions of this circular, the provisions of this circular will prevail to the extent of such inconsistency.

37.	RESPONSIBILITY STATEMENTS

37.1	MiX Telematics board’s responsibility statement

The directors, whose names are given in page 23 of this circular, collectively and individually, accept full responsibility for the accuracy of the information given herein and certify that, to the best of their knowledge and belief, no facts have been omitted which would make any statement false or misleading, and that all reasonable enquiries to ascertain such facts have been made and that this circular contains all information required by law and the JSE Listings Requirements.

37.2	Independent board’s responsibility statement

37.2.1	The members of the independent board, collectively and individually, insofar as any information in this circular relates to MiX Telematics and the scheme:

37.2.1.1	have considered all statements of fact and opinion in this circular;

37.2.1.2	accept full responsibility for the information contained in this circular and the accuracy thereof;

37.2.1.3	certify that, to the best of their knowledge and belief, the information contained in this circular is true and correct;

37.2.1.4	certify that this circular does not omit anything that is likely to affect the importance of any information contained in this circular;

37.2.1.5	confirm that they have made all reasonable enquiries to ascertain such facts in this regard; and

37.2.1.6	confirm that this circular contains all information (to the extent appropriate) required by the Companies Act, the Takeover Regulations and the JSE Listings Requirements (where applicable).

37.2.2	No member of the independent board is excluded from the statements above.

37.3	PowerFleet board’s responsibility statement

37.3.1	The members of the PowerFleet board collectively and individually, insofar as any information in this circular relates to PowerFleet:

37.3.1.1	have considered all statements of fact and opinion in this circular;

37.3.1.2	accept full responsibility for the accuracy of the information contained in this circular;

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37.3.1.3	certify that, to the best of their knowledge and belief, the information contained in this circular is true and correct;

37.3.1.4	certify that this circular does not omit anything that is likely to affect the importance of any information contained in this circular;

37.3.1.5	confirm that they have made all reasonable enquiries to ascertain such facts in this regard; and

37.3.1.6	confirm that this circular contains all information (to the extent appropriate) required by the Companies Act, the Takeover Regulations and the JSE Listings Requirements (where applicable).

37.3.2	Save for Charles Frumberg, who is currently unable to review this scheme circular, no member of the PowerFleet board is excluded from the statements above.

38.	DOCUMENTS AVAILABLE FOR INSPECTION

The documents listed below or copies thereof, are available for inspection by shareholders at the registered office of each of MiX Telematics and PowerFleet, or may be requested electronically from MiX Telematics by emailing company.secretary@mixtelematics.com from Tuesday, 30 January 2024 up to and including the date of the scheme meeting during normal business hours:

38.1	the Implementation Agreement;

38.2	the memorandum of incorporation of each of MiX Telematics and its major subsidiaries;

38.3	the memorandum of incorporation of Merger Sub;

38.4	the Certificate of Incorporation and By-Laws of PowerFleet as further detailed in the prospectus;

38.5	the independent expert report, the text of which is included as Annexure 2 of this circular;

38.6	the independent reporting accountants’ report on the pro forma financial effects of the scheme, the text of which is included as Annexure 6 of this circular;

38.7	the independent reporting accountants’ report as required in terms of regulations 111(9) and 111(10) of the Companies Regulations on the forecast financial information;

38.8	the audited financial statements of MiX Telematics for the 3 (three) years ended 31 March 2023, 31 March 2022 and 31 March 2021 and the interim financial information for the six months ended 30 September 2023;

38.9	the audited consolidated financial statements of PowerFleet for the 3 (three) years ended 31 December 2022, 31 December 2021 and 31 December 2020 and the unaudited financial information for the six months ended 30 June 2023;

38.10	the letter of approval of this circular issued by the TRP;

38.11	the written consents of the professional advisors to MiX Telematics;

38.12	a signed copy of this circular;

38.13	a signed copy of the prospectus; and

38.14	the definitive joint proxy statement/U.S. prospectus.

Signed on behalf of the independent board, who is duly authorised hereto in terms of a written resolutions passed by the independent board.

Fikile Futwa

Thursday, 11 January 2024

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Signed on behalf of the MiX Telematics board, who is duly authorised hereto in terms of a written resolutions passed by the MiX Telematics board.

Ian Jacobs

Thursday, 11 January 2024

Signed on behalf of the PowerFleet board, who is duly authorised hereto in terms of a written resolutions passed by the PowerFleet board.

Michael Brodsky

Thursday, 11 January 2024

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Annexure 1

DEALING DISCLOSURES REQUIRED IN TERMS OF THE REGULATIONS

The definitions and interpretations commencing on page 15 of the circular to which this annexure is attached, apply to this annexure, unless a word or a term is otherwise defined herein.

1.	Details of trading in MiX Telematics shares by a MiX Telematics director for the period beginning 6 (six) months prior to the firm intention announcement and ending on the last practicable date, are set out below.

In the six months prior to the firm intention announcement and as announced on SENS on 6 June 2023, retention shares in the form of MiX Telematics ordinary shares were awarded under the MiX Telematics Limited Long-Term Incentive Plan (“LTIP”) on 1 June 2023 at a price of R5.50 to the following directors of MiX Telematics. The announcement further provided details of the aggregate number of retention shares each director intends to sell in order to settle the tax obligations arising from the settlement of the retention shares.

	Volume	Value		Number of shares
Name	(number of shares)	(Rand)		intended to be sold
Stefan Joselowitz	200 000	R	1 100 000.00	–
Charles Tasker	200 000	R	1 100 000.00	100 000
Paul Dell	100 000	R	550 000.00	50 000

The table below sets out the number of shares sold to date to cover the tax obligations referred to above. Further details are set out in the SENS announcement dated 21 June 2023.

				Volume
Name	Date of sale	Price		(number of shares)	Value (Rand)
Charles Tasker	15 June 2023	R	5.50	134	R	737.00
Paul Dell	15 June 2023	R	5.50	66	R	363.00

The table below sets out details of the award and off-market acceptance of share appreciation rights (“SARs”) under the MiX Telematics LTIP. In terms of the current provisions of the LTIP, the vesting of the SARs occurs on an annual basis in four equal tranches commencing on 26 June 2025. Further details are set out in the SENS announcement dated 3 July 2023.

				Number of shares in respect of
Name	Date of award	Price		which SARS were awarded
Charles Tasker	29 June 2023	R	5.01	500 000
Paul Dell	29 June 2023	R	5.01	500 000

2.	Save for the partial vesting of 50 000 PowerFleet shares in respect of certain of Steve Towe’s awards on Friday, 5 January 2024, there has been no trading in PowerFleet shares by the directors of PowerFleet in the period commencing six months before the date of the firm intention announcement and ending on the last practicable date.

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Annexure 2

FAIR AND REASONABLE OPINION OF THE INDEPENDENT EXPERT

“The Independent Board

Mix Telematics Limited

Waterfall Office Park

Unit 8, Howick Cl,

Midrand

1685

12 January 2024

Dear Sirs

OPINION OF THE INDEPENDENT PROFESSIONAL EXPERT TO THE INDEPENDENT BOARD OF MIX TELEMATICS REGARDING THE OFFER BY POWERFLEET TO ACQUIRE THE ISSUED ORDINARY SHARES OF MIX TELEMATICS

Introduction

In terms of the Firm Intention Announcement (“FIA”) published by Mix Telematics Limited (“Mix”, “Mix Telematics” or the “Company”) on the Stock Exchange News Service of the exchange operated by the JSE Limited (“JSE”) (“SENS”) on Tuesday, 10 October 2023, shareholders of Mix Telematics (“Mix Shareholders”) and PowerFleet Inc (“PowerFleet”) were advised that the Company, PowerFleet and PowerFleet’s wholly owned South African subsidiary (“Merger Sub”) have concluded an implementation agreement (“Implementation Agreement”), in terms of which Mix Telematics will propose a scheme of arrangement (“Scheme”) between Mix Telematics and its shareholders, in terms of section 114(1) read with section 115 of the Companies Act, 71 of 2008 (“Companies Act”) and regulations thereto (“Takeover Regulations”). In terms of the Scheme, if implemented, PowerFleet (via Merger Sub) will acquire all of the issued ordinary shares in Mix (“Shares”) owned by Mix Shareholders, excluding treasury shares and any Shares in respect of which MiX Shareholders validly exercise their appraisal rights in terms of section 164 of the Companies Act (“Dissenting Shareholders”), in exchange for 0.12762 newly issued PowerFleet ordinary shares (“PowerFleet Shares”) for every Share acquired (“Scheme Shares”) (“Scheme Consideration Shares”) and, if applicable, cash in respect of any fractional entitlement to a Scheme Consideration Share (collectively the “Scheme Consideration”) (the “Merger Transaction”).

The participants in the Scheme shall be MiX Shareholders (other than any Dissenting Shareholders and excluding any MiX group company that holds treasury shares) who are registered as such in MiX’s register of shareholders on the record date by which MiX Shareholders must be recorded in such register in order to be eligible to receive the Scheme Consideration (“Scheme Participants”). The implementation of the Scheme will result in the listing of the Shares on the Main Board of the JSE Limited (“JSE”) being terminated (“JSE Delisting”), the MiX American Depositary Receipts (“ADR”) being delisted from the NYSE and the termination of the ADR program.

Conditional on the implementation of the Scheme, PowerFleet Shares (including the Scheme Consideration Shares) will be listed on the JSE by way of secondary inward listing (“PowerFleet Listing”).

The Merger Transaction, JSE Delisting and PowerFleet Listing are collectively referred to herein as the “Transaction”.

The authorised and issued share capital of Mix Telematics as at Thursday, 11 January 2024, being the last practicable date prior to the finalisation of the circular to Mix Shareholders regarding the Transaction (“Circular”) (“Last Practicable Date”) is set out below:

Authorised share capital

1,000,000,000 ordinary shares of no par value

100,000,000 preference shares of no par value

Issued share capital

554,020,612 Mix Telematic ordinary shares of no par value

0 preference shares of no par value

53,816,750 treasury shares held by Mix Telematics Investments Proprietary Limited

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The material interests of the directors are set out in section 29 of the Circular and the effect of the Scheme on those interest and persons are set out in this section of the Circular.

Extracts of sections 115 and 164 of the Companies Act are set out in Annexure 3 and Annexure 4 respectively of the Circular and are incorporated herein by reference for purposes of section 114(3)(g) of the Companies Act.

Independent expert report required in terms of the Companies Act and Companies Regulations

The Scheme is an affected transaction as defined in Section 117(1)(c) of the Companies Act. In terms of Section 114(2) of the Companies Act, as read with Regulation 90 and 110 of the Companies Regulations, the Independent Board is required to retain an independent expert to provide an independent expert report (in the form of a fair and reasonable opinion) in terms of section 114(3) of the Companies Act and Regulation 90 and 110 of the Companies Regulations, with regards to the Scheme and Scheme Consideration (the “Fair and Reasonable Opinion”).

BDO Corporate Finance Proprietary Limited (“BDO Corporate Finance”) has been appointed as the independent expert by the Independent Board to assess the Scheme as well as the Scheme Consideration as required in terms of section 114 of the Companies Act and Regulation 90 and 110 of the Companies Regulations and provide the Fair and Reasonable Opinion. The Fair and Reasonable Opinion set out herein is provided to the Independent Board for the sole purpose of assisting the Independent Board in forming and expressing an opinion on the Scheme and the Scheme Consideration for the benefit of Scheme Participants. For the avoidance of doubt, it is recorded that, in providing the Fair and Reasonable Opinion, BDO Corporate Finance performed an independent valuation of Mix Telematics on a stand-alone basis as well as the combined value of Mix Telematics and PowerFleet including transaction synergies (“MergeCo”) (the “Valuation”) in terms of Regulation 110(3)(b).

Responsibility

Compliance with the Companies Act and the Companies Regulations is the responsibility of the Independent Board. Our responsibility is to report to the Independent Board on whether the terms and conditions of the Scheme and the Scheme Consideration are fair and reasonable to Shareholders.

Definition of the terms “fair” and “reasonable” applicable in the context of the Scheme

The “fairness” of a transaction is primarily based on quantitative issues. A transaction will generally be considered to be fair to a company’s shareholders if the benefits received, as a result of the transaction, are equal to or greater than the value given up.

An offer may generally be considered to be fair to shareholders if the offer consideration is equal to or greater than the fair value of an offer share, or not fair if the offer consideration is less than the fair value of an offer share. Furthermore, in terms of regulation 110(8) of the Companies Regulations, an offer with a consideration per offeree regulated company security within the fair-value range is generally considered to be fair.

The assessment of reasonableness of an offer is generally based on qualitative considerations surrounding an offer. Hence, even though the consideration to be paid in respect of an offer may be lower than the market price, an offer may be considered reasonable after considering other significant qualitative factors. In terms of regulation 110(9) of the Companies Regulations, an offer is generally said to be reasonable if the offer consideration is greater than the trading price of an offer share as at the time of announcement of the offer consideration, or at some other more appropriate identifiable time.

Details and sources of information

In arriving at our opinion we have relied upon the following principal sources of information:

•	The FIA;

•	The terms and conditions of the Scheme as outlined in the FIA;

•	Integrated annual report and audited consolidated annual financial statements of Mix Telematics Limited for the financial years ended 31 March 2023, 31 March 2022 and 31 March 2021;

•	Annual report and audited consolidated financial statements of PowerFleet Inc for the financial years ended 31 December 2022, 31 December 2021 and 31 December 2020;

•	Year-to-date consolidated financial information of Mix Telematics and PowerFleet extracted from S&P Capital IQ;

•	Budget and forecast financial information prepared by management of Mix Telematics for the financial years ending 31 March 2024 to 31 March 2028;

•	Budget and forecast financial information prepared by management of PowerFleet for the financial years ending 31 December 2023 to 31 December 2027;

•	Discussions with the executive management of the Company regarding the background to the Scheme;

•	Discussions with executive management of the Company regarding the historical financial and forecast information of the Company;

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•	Discussions with executive management of the Company on prevailing market, economic, legal and other conditions which may affect underlying value;

•	Publicly available information relating to the telematics and software as a service (“SaaS”) sectors in general and specifically in respect of Mix Telematics and PowerFleet;

•	The rationale for the Scheme, as set out in the FIA and based on discussions with executive management of the Company;

•	Share price information and other publicly available financial information of Mix Telematics and PowerFleet and other telematic providers selected as peer companies (“Comparable Peers”);

•	Analysts reports and forecast financial information published on Thomson Reuters, CapIQ and Iress in respect of the Comparable Peers; and

•	Publicly available information relating to Mix Telematics, PowerFleet and Comparable Peers, that we deemed to be relevant, including media articles.

The information above was secured from:

•	Executive management of the Company and PowerFleet and their professional advisors; and

•	Third party sources, including information related to publicly available economic, market and other data which we considered applicable to, or potentially influencing the Company.

Procedures

In arriving at our findings, we have undertaken the following procedures and taken into account the following factors:

•	Reviewed the terms and conditions of the Scheme as detailed above;

•	Reviewed the financial and other information related to Mix Telematics and PowerFleet, as detailed above;

•	Reviewed and obtained an understanding from executive management of Mix Telematics and PowerFleet as to the historical, year-to-date and forecast financial information of Mix Telematics and PowerFleet, respectively, as detailed above;

•	Reviewed and obtained an understanding from management of Mix Telematics and PowerFleet as to the forecast financial information of Mix Telematics and PowerFleet, respectively, as prepared by management of each business. Considered the forecast cash flows and the basis of the assumptions therein including the prospects of each of the businesses. This review included an assessment of the recent historical performance to date as well as the reasonableness of the outlook assumed based on discussions with management of Mix Telematics and PowerFleet respectively, and assessed the achievability thereof by considering historical information as well as macro-economic and sector-specific data;

•	Selected Comparable Peers and analysed publicly available financial information on this peer group;

•	Determined the fair value of a Mix Telematics stand-alone share by applying an income approach and market approach;

•	Determined the fair value of a MergeCo ordinary share which includes transaction synergies by applying an income approach and market approach;

•	Performed a sensitivity analysis on key assumptions included in the valuation;

•	Performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the telematics sector generally;

•	Considered the closing price and 30, 90 and 180 day volume weighted average prices (“VWAP”) of Mix Telematics and PowerFleet shares up to and including Monday, 9 October 2023;

•	Reviewed certain publicly available information relating to Mix Telematics, PowerFleet and Comparable Peers, including company announcements and media articles; and

•	Where relevant, representations made by management and/or directors were corroborated to source documents or independent analytical procedures were performed by us, to examine and understand the industry in which Mix Telematics and PowerFleet operate in, and to analyse external factors that could influence the companies.

Assumptions

We arrived at our opinion based on the following assumptions that:

•	all agreements that are to be entered into in terms of the Scheme will be legally enforceable;

•	the Scheme will have the legal, accounting and taxation consequences described in discussions with, and materials furnished to us by representatives of Mix Telematics and PowerFleet or their professional advisors; and

•	reliance can be placed on the financial information of Mix Telematics and PowerFleet.

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Appropriateness and reasonableness of underlying information and assumptions

We satisfied ourselves as to the appropriateness and reasonableness of the information and assumptions employed in arriving at our findings by:

•	Placing reliance on audit reports in the financial statements of Mix Telematics and PowerFleet; and

•	Determining the extent to which information in respect of Mix Telematics and PowerFleet was confirmed by documentary evidence as well as our understanding of Mix Telematics and PowerFleet and the economic environment in which it operates.

Limiting conditions

This Fair and Reasonable Opinion is provided in connection with and for the purposes of the Scheme. This Fair and Reasonable Opinion does not purport to cater for each individual Shareholder’s perspective, but rather that of the general body of Shareholders.

Individual Shareholder’s decisions regarding the Scheme may be influenced by such Shareholder’s particular circumstances and accordingly individual shareholders should consult an independent adviser if in any doubt as to the merits or otherwise of the Scheme.

We have relied upon and assumed the accuracy of the information provided to us in deriving our conclusions. Where practical, we have corroborated the reasonableness of the information provided to us for the purpose of this Fair and Reasonable Opinion, whether in writing or obtained in discussion with management of each business, by reference to publicly available or independently obtained information. While our work has involved an analysis of, inter alia, the annual financial statements, and other information provided to us, our engagement does not constitute an audit conducted in accordance with generally accepted auditing standards.

Where relevant, forward-looking information of Mix Telematics and PowerFleet relates to future events and is based on assumptions that may or may not remain valid for the whole of the forecast period. Consequently, such information cannot be relied upon to the same extent as that derived from audited financial statements for completed accounting periods. We express no opinion as to how closely the actual future results of Mix Telematics and PowerFleet will correspond to those projected. We have however compared the forecast financial information to past trends as well as discussing the assumptions inherent therein with management.

We have also assumed that the Scheme will have the legal consequences described in discussions with, and materials furnished to us by representatives and advisors of the businesses and we express no opinion on such consequences.

Our Fair and Reasonable Opinion is based on current economic, regulatory and market as well as other conditions. Subsequent developments may affect the opinion, and we are under no obligation to update, review or re-affirm our opinion based on such developments.

Independence

We confirm that neither we nor any person related to us (as contemplated in the Companies Act) have a direct or indirect interest in Shares or the Scheme, nor have had within the immediately preceding two years, any relationship as contemplated in section 114(2)(b) of the Companies Act, and specifically declare, as required by Regulation 90(6)(i) and 90(3)(a) of the Companies Regulations, that we are independent in relation to the Scheme and will reasonably be perceived to be independent. We also confirm that we have the necessary competence to provide the Independent Expert Report and meet the criteria set out in section 114(2)(a) of the Companies Act.

Furthermore, we confirm that our professional fees of R1,450,000 (excluding VAT) are not contingent upon the success of the Scheme. Our fees are not payable in Shares.

Valuation approach

The valuation has been prepared on the basis of “Market Value”. The generally accepted definition of “Market Value” is the value as applied between a hypothetical willing vendor and a hypothetical willing prudent buyer in an open market and with access to all relevant information.

In considering the terms and conditions of the Scheme, we performed a valuation of a stand-alone Mix Telematics share (excluding transaction synergies) and a valuation of a combined Mix Telematics and PowerFleet business (including transaction synergies), as at 30 September 2023, being the last practicable date for the purposes of the valuation using the income approach which was supported by a secondary market approach.

The valuation was performed taking cognisance of risk and other market and industry factors affecting Mix Telematics and PowerFleet. Additionally, sensitivity analyses were performed considering key value drivers.

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Key internal value drivers to the discounted cash flow (“DCF”) valuation included revenue growth, gross margins and earnings before interest, tax, depreciation and amortisation (“EBITDA”) margins, the discount rate (represented by the weighted average cost of capital (“WACC”)), working capital and capital expenditure requirements. Subscriber growth and average revenue per user (“ARPU”) are the main drivers of expected revenues to be derived over the forecast period.

The valuation of Mix Telematics and MergeCo was re-performed using base case assumptions and applying a range of discount rate and growth rate assumptions, and in the case of MergeCo, a range of sensitivities were applied to the success factor of synergies.

Each sensitivity was performed by applying a range of discount rates based on different risk scenarios. The sensitivity analysis was applied in order to derive the value range as detailed below.

These sensitivity analysis did not indicate a sufficient effect to alter our opinion in respect of the Scheme.

Valuation results

In undertaking the valuation exercise above, we determined a valuation range of R8.17 to R8.85 per Mix Telematics stand-alone share, with a most likely value of R8.50, on a marketable controlling basis, compared to a fair value range attributable to a MergeCo share of R9.48 to R10.56 per share, with a most likely value of R9.98 per share. The value accretion for a Mix Shareholder, on a minority marketable basis, based on fair value ranges is between 7.1% to 29.3%.

The valuation range above is provided solely in respect of the Fair and Reasonable Opinion and should not be used for any other purposes.

Reasonableness of the Scheme

The Scheme Consideration represents an implied swop ratio of 65.5%:34.5% in favour of Mix Telematics.

Current market data implies the following swop ratios:

•	Based on the closing price as at 9 October 2023 the implied swap ratio between Mix Telematics and PowerFleet is c.64.8% to 35.2%;

•	Based on the 5-day VWAP to 9 October 2023 the implied swap ratio between Mix Telematics and PowerFleet is c.65.1% to 34.9%; and

•	Based on the 30-day VWAP to 9 October 2023 the implied swap ratio between Mix Telematics and PowerFleet is c.63.2% to 36.8%.

In opining on the reasonableness of the Scheme we have also considered the rationale for the Scheme.

Opinion

The Scheme will result in Mix Shareholders owning 65.5% of the combined Mix Telematics and PowerFleet business including transaction synergies. The Scheme Consideration represents a value accretion for Mix Shareholders of between 7.1% and 29.3%.

BDO Corporate Finance has considered the terms and conditions of the Scheme and, based on and subject to the conditions set out herein, is of the opinion that the terms and conditions of the Scheme are fair and reasonable to Scheme Participants.

Our opinion is necessarily based upon the information available to us up to the Last Practicable Date, including in respect of the financial information as well as other conditions and circumstances existing and disclosed to us. We have assumed that all conditions precedent, including any material regulatory and other approvals or consents required in connection with the Scheme have been fulfilled or obtained.

Accordingly, it should be understood that subsequent developments may affect this Fair and Reasonable Opinion.

Consent

We hereby consent to the inclusion of this Fair and Reasonable Opinion, in whole or in part, and references thereto in the Circular, in the form and context in which they appear.

Yours faithfully

N Lazanakis CA(SA)
Director

BDO Corporate Finance Proprietary Limited
52 Corlett Drive

Illovo

2196”

58

Annexure 3

EXTRACT OF SECTION 115 OF THE COMPANIES ACT

(1)	Despite section 65, and any provision of a company’s Memorandum of Incorporation, or any resolution adopted by its board or holders of its securities, to the contrary, a company may not dispose of, or give effect to an agreement or series of agreements to dispose of, all or the greater part of its assets or undertaking, implement an amalgamation or a merger, or implement a scheme of arrangement, unless –

(a)	The disposal, amalgamation or merger, or scheme of arrangement –

(i)	has been approved in terms of this section; or

(ii)	is pursuant to or contemplated in an approved business rescue plan for that company, in terms of Chapter 6; and

(b)	To the extent that Parts B and C of this Chapter, and the Takeover Regulations, apply to a company that proposes to –

(i)	dispose of all or the greater part of its assets or undertaking;

(ii)	amalgamate or merge with another company; or

(iii)	implement a scheme of arrangement,

the Panel has issued a compliance certificate in respect of the transaction, in terms of section 119(4)(b), or exempted the transaction in terms of section 119(6).

Para. (b) substituted by s. 71 of Act 3/2011

(2)	A proposed transaction contemplated in subsection (1) must be approved –

(a)	by a special resolution adopted by persons entitled to exercise voting rights on such a matter, at a meeting called for that purpose and at which sufficient persons are present to exercise, in aggregate, at least 25% of all of the voting rights that are entitled to be exercised on that matter, or any higher percentage as may be required by the company’s Memorandum of Incorporation, as contemplated in section 64(2); and

Para. (a) substituted by s. 71 of Act 3/2011

(b)	by a special resolution, also adopted in the manner required by paragraph (a), by the shareholders of the company’s holding company if any, if –

(i)	the holding company is a company or an external company;

(ii)	the proposed transaction concerns a disposal of all or the greater part of the assets or undertaking of the subsidiary; and

(iii)	having regard to the consolidated financial statements of the holding company, the disposal by the subsidiary constitutes a disposal of all or the greater part of the assets or undertaking of the holding company; and

Subpara. (iii) substituted by s. 71 of Act 3/2011

(c)	by the court, to the extent required in the circumstances and manner contemplated in subsections (3) to (6).

(3)	Despite a resolution having been adopted as contemplated in subsections (2)(a) and (b), a company may not proceed to implement that resolution without the approval of a court if –

(a)	the resolution was opposed by at least 15% of the voting rights that were exercised on that resolution and, within five business days after the vote, any person who voted against the resolution requires the company to seek court approval; or

Para. (a) substituted by s. 71 of Act 3/2011

(b)	the court, on an application within 10 business days after the vote by any person who voted against the resolution, grants that person leave, in terms of subsection (6), to apply to a court for a review of the transaction in accordance with subsection (7).

Para. (b) substituted by s. 71 of Act 3/2011

59

(4)	For the purposes of subsections (2) and (3), any voting rights controlled by an acquiring party, a person related to an acquiring party, or a person acting in concert with either of them, must not be included in calculating the percentage of voting rights –

(a)	required to be present, or actually present, in determining whether the applicable quorum requirements are satisfied; or

(b)	required to be voted in support of a resolution, or actually voted in support of the resolution.

Subs. (4) substituted by s. 71 of Act 3/2011

(4A)	In subsection (4), “act in concert” has the meaning set out in section 117(1)(b). Subs. (4A) inserted by s. 71 of Act 3/2011

(5)	If a resolution requires approval by a court as contemplated in terms of subsection (3)(a), the company must either –

(a)	within 10 business days after the vote, apply to the court for approval, and bear the costs of that application; or

Para. (a) substituted by s. 71 of Act 3/2011

(b)	treat the resolution as a nullity.

(6)	On an application contemplated in subsection (3)(b), the court may grant leave only if it is satisfied that the applicant –

(a)	is acting in good faith;

(b)	appears prepared and able to sustain the proceedings; and

(c)	has alleged facts which, if proved, would support an order in terms of subsection (7).

(7)	On reviewing a resolution that is the subject of an application in terms of subsection (5)(a), or after granting leave in terms of subsection (6), the court may set aside the resolution only if –

(a)	the resolution is manifestly unfair to any class of holders of the company’s securities; or

(b)	the vote was materially tainted by conflict of interest, inadequate disclosure, failure to comply with the Act, the Memorandum of Incorporation or any applicable rules of the company, or other significant and material procedural irregularity.

(8)	The holder of any voting rights in a company is entitled to seek relief in terms of section 164 if that person –

(a)	notified the company in advance of the intention to oppose a special resolution contemplated in this section; and

(b)	was present at the meeting and voted against that special resolution.

(9)	If a transaction contemplated in this Part has been approved, any person to whom assets are, or an undertaking is, to be transferred, may apply to a court for an order to effect –

(a)	the transfer of the whole or any part of the undertaking, assets and liabilities of a company contemplated in that transaction;

(b)	the allotment and appropriation of any shares or similar interests to be allotted or appropriated as a consequence of the transaction;

(c)	the transfer of shares from one person to another;

(d)	the dissolution, without winding-up, of a company, as contemplated in the transaction;

(e)	incidental, consequential and supplemental matters that are necessary for the effectiveness and completion of the transaction; or

(f)	any other relief that may be necessary or appropriate to give effect to, and properly implement, the amalgamation or merger.

60

Annexure 4

EXTRACT OF SECTION 164 OF THE COMPANIES ACT

(1)	This section does not apply in any circumstances relating to a transaction, agreement or offer pursuant to a business rescue plan that was approved by shareholders of a company, in terms of section 152.

(2)	If a company has given notice to shareholders of a meeting to consider adopting a resolution to –

(a)	amend its Memorandum of Incorporation by altering the preferences, rights, limitations or other terms of any class of its shares in any manner materially adverse to the rights or interests of holders of that class of shares, as contemplated in section 37(8); or

(b)	enter into a transaction contemplated in section 112, 113, or 114, that notice must include a statement informing shareholders of their rights under this section.

(3)	At any time before a resolution referred to in subsection (2) is to be voted on, a dissenting shareholder may give the company a written notice objecting to the resolution.

(4)	Within 10 business days after a company has adopted a resolution contemplated in this section, the company must send a notice that the resolution has been adopted to each shareholder who –

(a)	gave the company a written notice of objection in terms of subsection (3); and

(b)	has neither –

(i)	withdrawn that notice; or

(ii)	voted in support of the resolution.

(5)	A shareholder may demand that the company pay the shareholder the fair value for all of the shares of the company held by that person if –

(a)	the shareholder –

(i)	sent the company a notice of objection, subject to subsection (6); and

(ii)	in the case of an amendment to the company’s Memorandum of Incorporation, holds shares of a class that is materially and adversely affected by the amendment;

(b)	the company has adopted the resolution contemplated in subsection (2); and

(c)	the shareholder –

(i)	voted against that resolution; and

(ii)	has complied with all of the procedural requirements of this section.

(6)	The requirement of subsection (5)(a)(i) does not apply if the company failed to give notice of the meeting, or failed to include in that notice a statement of the shareholders rights under this section.

(7)	A shareholder who satisfies the requirements of subsection (5) may make a demand contemplated in that subsection by delivering a written notice to the company within –

(a)	20 business days after receiving a notice under subsection (4); or

(b)	if the shareholder does not receive a notice under subsection (4), within 20 business days after learning that the resolution has been adopted.

(8)	A demand delivered in terms of subsections (5) to (7) must also be delivered to the Panel, and must state – Words preceding para. (a) substituted by s. 103 of Act 3/2011

(a)	the shareholder’s name and address;

(b)	the number and class of shares in respect of which the shareholder seeks payment; and

(c)	a demand for payment of the fair value of those shares.

(9)	A shareholder who has sent a demand in terms of subsections (5) to (8) has no further rights in respect of those shares, other than to be paid their fair value, unless –

61

(a)	the shareholder withdraws that demand before the company makes an offer under subsection (11), or allows an offer made by the company to lapse, as contemplated in subsection (12)(b);

(b)	the company fails to make an offer in accordance with subsection (11) and the shareholder withdraws the demand; or

(c)	the company, by a subsequent special resolution, revokes the adopted resolution that gave rise to the shareholder’s rights under this section.

Para. (c) substituted by s. 103 of Act 3/2011

(10)	If any of the events contemplated in subsection (9) occur, all of the shareholder’s rights in respect of the shares are reinstated without interruption.

(11)	Within five business days after the later of –

(a)	the day on which the action approved by the resolution is effective;

(b)	the last day for the receipt of demands in terms of subsection (7)(a); or

(c)	the day the company received a demand as contemplated in subsection (7)(b), if applicable, the company must send to each shareholder who has sent such a demand a written offer to pay an amount considered by the company’s directors to be the fair value of the relevant shares, subject to subsection (16), accompanied by a statement showing how that value was determined.

(12)	Every offer made under subsection (11) –

(a)	in respect of shares of the same class or series must be on the same terms; and

(b)	lapses if it has not been accepted within 30 business days after it was made.

(13)	If a shareholder accepts an offer made under subsection (12) –

(a)	the shareholder must either in the case of –

(i)	shares evidenced by certificates, tender the relevant share certificates to the company or the company’s transfer agent; or

(ii)	uncertificated shares, take the steps required in terms of section 53 to direct the transfer of those shares to the company or the company’s transfer agent; and

(b)	the company must pay that shareholder the agreed amount within 10 business days after the shareholder accepted the offer and –

(i)	tendered the share certificates; or

(ii)	directed the transfer to the company of uncertificated shares.

(14)	A shareholder who has made a demand in terms of subsections (5) to (8) may apply to a court to determine a fair value in respect of the shares that were the subject of that demand, and an order requiring the company to pay the shareholder the fair value so determined, if the company has –

(a)	failed to make an offer under subsection (11); or

(b)	made an offer that the shareholder considers to be inadequate, and that offer has not lapsed.

(15)	On an application to the court under subsection (14) –

(a)	all dissenting shareholders who have not accepted an offer from the company as at the date of the application must be joined as parties and are bound by the decision of the court;

(b)	the company must notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to participate in the court proceedings; and

(c)	the court –

(i)	may determine whether any other person is a dissenting shareholder who should be joined as a party;

(ii)	must determine a fair value in respect of the shares of all dissenting shareholders, subject to subsection (16);–

(iii)	in its discretion may –

(aa)	appoint one or more appraisers to assist it in determining the fair value in respect of the shares; or

(bb)	allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective, until the date of payment;

62

(iv)	may make an appropriate order of costs, having regard to any offer made by the company, and the final determination of the value by the court; and

(v)	must make an order requiring –

(aa)	the dissenting shareholders to either withdraw their respective demands or to comply with subsection (13 (a); and

Item (aa) substituted by s. 103 of Act 3/2011

(bb)	the company to pay the fair value in respect of their shares to each dissenting shareholder who complies with subsection (13)(a), subject to any conditions the court considers necessary to ensure that the company fulfils its obligations under this section.

(15A)	At any time before the court has made an order contemplated in subsection (15)(c)(v), a dissenting shareholder may accept the offer made by the company in terms of subsection (11), in which case –

(a)	that shareholder must comply with the requirements of subsection 13(a); and

(b)	the company must comply with the requirements of subsection 13(b).

Subs. (15A) inserted by s. 103 of Act 3/2011

(16)	The fair value in respect of any shares must be determined as at the date on which, and time immediately before, the company adopted the resolution that gave rise to a shareholder’s rights under this section.

(17)	If there are reasonable grounds to believe that compliance by a company with subsection (13)(b), or with a court order in terms of subsection (15)(c)(v)(bb), would result in the company being unable to pays its debts as they fall due and payable for the ensuing 12 months –

(a)	the company may apply to a court for an order varying the company’s obligations in terms of the relevant subsection; and

(b)	the court may make an order that –

(i)	is just and equitable, having regard to the financial circumstances of the company; and

(ii)	ensures that the person to whom the company owes money in terms of this section is paid at the earliest possible date compatible with the company satisfying its other financial obligations as they fall due and payable.

(18)	If the resolution that gave rise to a shareholder’s rights under this section authorised the company to amalgamate or merge with one or more other companies, such that the company whose shares are the subject of a demand in terms of this section has ceased to exist, the obligations of that company under this section are obligations of the successor to that company resulting from the amalgamation or merger.

(19)	For greater certainty, the making of a demand, tendering of shares and payment by a company to a shareholder in terms of this section do not constitute a distribution by the company, or an acquisition of its shares by the company within the meaning of section 48, and therefore are not subject to –

(a)	the provisions of that section; or

(b)	the application by the company of the solvency and liquidity test set out in section 4.

(20)	Except to the extent –

(a)	expressly provided in this section; or

(b)	that the Panel rules otherwise in a particular case, a payment by a company to a shareholder in terms of this section does not obligate any person to make a comparable offer under section 125 to any other person.

Subs. (20) inserted by s. 103 of Act 3/2011

63

Annexure 5

PRO FORMA FINANCIAL EFFECTS OF THE SCHEME

The pro forma financial information of MiX Telematics (“pro forma financial information”) has been prepared to show the financial effects, including the associated transaction costs, of the proposed transaction.

The pro forma financial information has been prepared using the accounting policies of Mix Telematics as at 31 March 2023, which are in compliance with U.S. GAAP and are consistent with those in the published audited results of Mix Telematics for the year ended 31 March 2023. The pro formas are prepared in accordance with the applicable criteria of the Companies Regulations and JSE Listings Requirements and in terms of the Guide on Pro Forma Financial Information issued by the South African Institute of Chartered Accountants.

The pro forma financial information illustrates the impact of the proposed transaction had it been effective on 31 March 2023 for purposes of the pro forma consolidated balance sheet and 1 April 2022 for purposes of the pro forma consolidated statement of income and pro forma consolidated statement of comprehensive loss.

The pro forma financial information has been prepared for illustrative purposes only and because of its nature may not fairly present MiX Telematics’ financial position, changes in equity, results of operations or cash flows. The pro forma financial information presented below does not purport to be indicative of the financial results and effects of the proposed transaction if it had been implemented on a different date.

In terms of the JSE Listings Requirements, the pro forma financial information is required to be prepared in terms of International Financial Reporting Standards (“IFRS”). Following engagements with the JSE and having regard to the reporting regime applicable to both MiX Telematics and PowerFleet, it was agreed that it would be most appropriate for the pro forma financial information to be presented in terms of U.S. GAAP. The JSE has accordingly granted a dispensation from preparing the pro forma financial information in terms of IFRS. The Companies Act provisions were applied when preparing the pro forma information.

The pro forma financial information of the proposed transaction, including the assumptions on which they are based is the responsibility of the directors of PowerFleet and MiX Telematics.

The pro forma financial information should be read in conjunction with the independent reporting accountant’s reasonable assurance report thereon, which is presented in Annexure 6 of this circular.

64

Pro forma Consolidated Statement of Income for the year ended 31 March 2023

			PowerFleet
			share issue
			to acquire
			100% of the
			MiX
			Telematics			Funding
	MiX		share capital,	Acceleration		raised for
	Telematics	PowerFleet	and	of		the Pref
	group before	group before	termination	PowerFleet		redemption		Replacement
	the proposed	the proposed	of MiX	stock		and		of MiX
	transaction	transaction	Telematics	options and	Amortisation	settlement of		share-based
	31 March	31 December	ADS	restricted	of intangible	MiX’s short	Transaction	payment	Pro forma
In USD thousands, except per share data	2023	2022	program	stock	assets	term debt	fees	awards	MergeCo
	(note 1)	(note 2)	(note 3)	(note 4)	(note 5)	(note 6)	(note 7)	(note 8)
Revenue	144,993	135,157							280,150
Cost of Revenue	54,127	70,986							125,113
Gross Profit	90,866	64,171							155,037
Operating expenses	79,301	71,965	1,304	4,293	2,134	305	17,226	(219)	176,309
Income/(loss) from operations	11,565	(7,794)	(1,304)	(4,293)	(2,134)	(305)	(17,226)	219	(21,272)
Other income	1,689	24							1,713
Net interest (expense)/income	(287)	1,065				(7,151)			(6,373)
Interest income	1,159	71							1,230
Interest expense	(1,446)	994				(7,151)			(7,603)
Income/(loss) before income tax expense	12,967	(6,705)	(1,304)	(4,293)	(2,134)	(7,456)	(17,226)	219	(25,932)
Income tax (expense)/income	(8,445)	(296)			576	(1,925)			(10,090)
Net income/(loss) before non-controlling interest	4,522	(7,001)	(1,304)	(4,293)	(1,558)	(9,381)	(17,226)	219	(36,022)
Less: Net income attributable to non-controlling interest	–	(2)							(2)
Net income/(loss)	4,522	(7,003)	(1,304)	(4,293)	(1,558)	(9,381)	(17,226)	219	(36,024)
Accretion of preferred stock	–	(671)				(36,939)			(37,610)
Preferred stock dividends	–	(4,231)				4,231			–
Net income/(loss)	4,522	(11,905)	(1,304)	(4,293)	(1,558)	(42,089)	(17,226)	219	(73,634)

65

Pro forma Consolidated Statement of Comprehensive Loss

			PowerFleet
			share issue to
			acquire 100%
			of the MiX			Funding
	MiX		Telematics	Acceleration		raised for
	Telematics	PowerFleet	share capital,	of		the Pref
	group before	group before	and	PowerFleet		redemption		Replacement
	the proposed	the proposed	termination	stock		and		of MiX
	transaction	transaction	of MiX	options and	Amortisation	settlement of		share-based
	31 March	31 December	Telematics	restricted	of intangible	MiX’s short	Transaction	payment	Pro forma
	2023	2022	ADS program	stock	assets	term debt	fees	awards	MergeCo
	(note 1)	(note 2)	(note 3)	(note 4)	(note 5)	(note 6)	(note 7)	(note 8)
Net income/(loss)	4,522	(11,905)	(1,304)	(4,293)	(1,558)	(42,089)	(17,226)	219	(73,634)
Other comprehensive loss:
Foreign currency translation (losses)/gains, net of tax	(17,308)	(1,601)				9,231			(9,678)
Total comprehensive loss for the period	(12,786)	(13,506)	(1,304)	(4,293)	(1,558)	(32,858)	(17,226)	219	(83,312)
Less: Net loss attributable to non-controlling interest	–	–							–
Total comprehensive loss for the period	(12,786)	(13,506)	(1,304)	(4,293)	(1,558)	(32,858)	(17,226)	219	(83,312)
Headline Earnings/(loss) reconciliation
Net income/(loss) before non-controlling interest	4,522	(11,903)	(1,304)	(4,293)	(1,558)	(42,089)	(17,226)	219	(73,632)
Profit on disposal of property, plant and equipment and intangible assets	(29)								(29)
Impairment of intangible assets	33								33
Impairment of property, plant and equipment	72								72
Income tax effect on the above adjustments	(20)								(20)
Headline Earnings/(loss)	4,578	(11,903)	(1,304)	(4,293)	(1,558)	(42,089)	(17,226)	219	(73,576)
Basic earnings/(loss) per share (dollars)	0.01	(0.34)							(0.69)
Diluted earnings/(loss) per share (dollars)	0.01	(0.34)							(0.69)
Headline earnings/(loss) per share (dollars)	0.01	(0.34)							(0.69)
Diluted Headline earnings/(loss) per share (dollars)	0.01	(0.34)							(0.69)
Weighted average common shares outstanding – basic (’000)	552,603	35,393	(481,782)	410					106,624
Weighted average common shares outstanding – diluted (’000)	556,058	35,393	(485,237)	410					106,624

66

Notes and assumptions

Note 1. Presents the consolidated statement of income extracted from the MiX Telematics audited published results for the year ended 31 March 2023, prepared under U.S. GAAP.

Note 2. Presents the consolidated statement of operations extracted from the PowerFleet audited published results for the year ended 31 December 2022.

Note 3. PowerFleet will acquire 100% of the issued share capital of MiX Telematics by issuing new PowerFleet shares to MiX Telematics shareholders in the ratio of 0.12762 PowerFleet shares for 1 MiX Telematics ordinary share, resulting in PowerFleet issuing 70,821,092 new PowerFleet shares to acquire the 554,937,250 MiX Telematics ordinary shares, net of treasury shares, in issue at 31 March 2023. The MiX Telematics ADS program will be cancelled. Each ADS represents 25 ordinary shares which are listed on the New York Stock Exchange. The termination fees of the MiX Telematics ADS program (“ADS settlement fees”) are standard fees of $0.05 per ADS surrendered. ADS settlement fees in the amount of $0.9 million and sales transfer tax (“STT”) in the amount of $0.4 million have been recognised as an expense in the statement of income. STT will be payable in South Africa at a rate of 0.25% of the value of MiX Telematics shares transferred.

Note 4. $4.3 million share-based payment cost is recognised for the acceleration of PowerFleet stock options and restricted stock under the PowerFleet equity plans expected on the scheme implementation date. The amount recognised is based on the acceleration of future share-based payment costs expected at 31 December 2022, which is the date of the PowerFleet audited published results used for these pro forma financial statements. The accelerated vesting will result in an additional 410,003 PowerFleet shares being issued to the participants of the PowerFleet equity plans. After PowerFleet’s year-end PowerFleet have granted additional stock options and restricted stock, which will also vest on the scheme implementation date. The additional share-based payment cost related to these stock options and restricted stock granted between 1 January 2023 and 30 September 2023 is $3.2 million and an additional 1,137,924 PowerFleet shares will be issued.

Note 5. In accordance with ASC 805: Business Combinations, a provisional purchase price allocation was performed as at 31 March 2023, which identified additional intangible assets of $48.1 million. This is the amortisation of the intangible assets using the straight-line method of amortisation, assuming the same fair values existed as at 1 April 2022. The useful lives used to calculate the straight-line amortisation was 13 years for trade names, 12 years for customer relationships and 6 years for developed technology respectively.

Note 6. The Series A Preferred Stock is fully redeemable at $90.3 million. The redemption amount will be funded with the new debt proceeds raised, net of debt structuring fees paid. PowerFleet will raise new debt funding of $98.9 million less debt structuring fees paid of $1.2 million. The debt funding consists of senior secured debt ($13.9 million from Israel and $85.0 million from South Africa). The senior secured debt has a 3-year and 5-year term. The remaining debt proceeds of $7.4 million and cash on hand of $4.8 million will be used to repay the existing short-term debt of MiX Telematics of $12.2 million. The impact of the statement of income is as follows:

6.1	The debt structuring fees paid were capitalised and will be amortised over the loan term of 3 years or 5 years respectively, $0.3 million was expensed in operating expenses.

6.2	Interest expense of $7.8 million is recognised on the new debt raised. The new debt raised bears interest as follows, senior secured debt from Israel at between 7.85% and 8% per annum and senior secured debt from South Africa at 3-month JIBAR plus a margin of between 3.75% and 4.05% for the Rand denominated loan and at SOFR plus a margin of between 4.5% and 5.0% for the USD denominated loan.

6.3	The repayment of the existing short-term debt of MiX Telematics results in a decrease of $0.6 million in interest expense.

6.4	The redemption of the Series A Preferred Stock is assumed to take place on 1 April 2022 therefore the accretion of preferred stock and preferred stock dividends recognised by PowerFleet for the year has been reversed. The early redemption premium being the difference of $37.6 million between the carrying value of $52.7 million and the redemption value of $90.3 million was recognised as an expense.

Note 7. Transaction costs of $17.2 million directly attributable to the acquisition of MiX Telematics by PowerFleet have been recognised as an expense in the statement of income and will be paid from cash on hand. Any fees payable based on the PowerFleet share price were calculated based on the 31 March 2023 closing share price of $3.43.

Note 8. This is the difference between the original MiX share-based payment expense and the fair value of the replacement PowerFleet share-based payment awards granted to existing holders of MiX’s share-based payment awards. This is calculated assuming the fair value of the replacement PowerFleet share-based payment awards and the MiX share-based payment awards are the same as at 1 April 2022.

Note 9. There are no material subsequent events that require adjustments to the pro forma financial information.

Note 10. All adjustments, except for transaction costs, ADS settlement fees, STT and the early redemption premium, are expected to have a continuing effect.

67

Pro forma Consolidated Balance Sheet at 31 March 2023

			PowerFleet
			share issue to
			acquire 100%
			of the MiX		Funding
	MiX		Telematics	Acceleration	raised for
	Telematics	PowerFleet	share capital,	of	the Pref
	group before	group before	and	PowerFleet	redemption
	the proposed	the proposed	termination of	stock	and
	transaction	transaction	MiX	options and	settlement of
	31 March	31 December	Telematics	restricted	MiX’s short	Transaction	Consolidation	Pro forma
(In USD thousands, except per share data)	2023	2022	ADS program	stock	term debt	fees	adjustments	MergeCo
	(note 1)	(note 2)	(note 3)	(note 4)	(note 5)	(note 6)	(note 7)
ASSETS
Current assets
Cash and cash equivalents	29,876	17,680	(1,304)		(4,861)	(17,208)		24,183
Restricted cash	781	309						1,090
Accounts receivable, net of allowance for doubtful accounts	24,194	32,493						56,687
Inventory, net	4,936	22,272						27,208
Deferred costs – current	–	762						762
Prepaid expenses and other current assets	9,950	7,709			305			17,964
Total current assets	69,737	81,225	(1,304)		(4,556)	(17,208)		127,894
Property, plant and equipment, net	36,779	17,069						53,848
Goodwill	39,258	83,487					101,140	223,885
Intangible assets, net	21,895	22,908					48,105	92,908
Investment in subsidiary	–		242,916				(242,916)	–
Severance payable fund	–	3,760						3,760
Deferred tax asset	2,090	3,225						5,315
Other assets	6,804	5,761			935			13,500
Total assets	176,563	217,435	241,612		(3,620)	(17,208)	(93,671)	521,110

68

			PowerFleet
			share issue to
			acquire 100%
			of the MiX		Funding
	MiX		Telematics	Acceleration	raised for
	Telematics	PowerFleet	share capital,	of	the Pref
	group before	group before	and	PowerFleet	redemption
	the proposed	the proposed	termination of	stock	and
	transaction	transaction	MiX	options and	settlement of
	31 March	31 December	Telematics	restricted	MiX’s short	Transaction	Consolidation	Pro forma
(In USD thousands, except per share data)	2023	2022	ADS program	stock	term debt	fees	adjustments	MergeCo
	(note 1)	(note 2)	(note 3)	(note 4)	(note 5)	(note 6)	(note 7)
LIABILITIES
Current liabilities
Short-term bank debt and current maturities of long-term debt	15,253	10,312			(10,647)			14,918
Accounts payable	6,120	14,751						20,871
Accrued expenses and other liabilities	21,486	14,288						35,774
Deferred revenue – current	5,295	6,363						11,658
Contingent consideration	3,569	–						3,569
Income taxes payable	298	–						298
Total current liabilities	52,021	45,714	–		(10,647)			87,088
Long-term debt, less current maturities	–	11,403			97,300			108,703
Deferred revenue – less current portion	–	4,390						4,390
Long-term accrued expenses and other liabilities	3,368	6,264						9,632
Accrued severance payable	–	4,365						4,365
Deferred tax liability	12,357	4,919					12,988	30,264
Total liabilities	67,746	77,055			86,653		12,988	244,442
MEZZANINE EQUITY
Convertible redeemable preferred stock: Series A – 100 shares authorised, $0.01 par value; 59 shares issued and outstanding at 31 December 2022.	–	57,565			(57,565)			–

69

			PowerFleet
			share issue to
			acquire 100%
			of the MiX		Funding
	MiX		Telematics	Acceleration	raised for
	Telematics	PowerFleet	share capital,	of	the Pref
	group before	group before	and	PowerFleet	redemption
	the proposed	the proposed	termination of	stock	and
	transaction	transaction	MiX	options and	settlement of
	31 March	31 December	Telematics	restricted	MiX’s short	Transaction	Consolidation	Pro forma
(In USD thousands, except per share data)	2023	2022	ADS program	stock	term debt	fees	adjustments	MergeCo
	(note 1)	(note 2)	(note 3)	(note 4)	(note 5)	(note 6)	(note 7)
Preferred stock	–	–
Ordinary shares/Common stock	64,001	376	242,916				(64,001)	243,292
Additional paid-in capital	(3,499)	233,521		4,293			5,652	239,967
Retained earnings/(accumulated deficit)	79,024	(141,440)	(1,304)	(4,293)	(32,708)	(17,208)	(79,024)	(196,953)
Accumulated other comprehensive loss	(13,399)	(1,210)					13,399	(1,210)
Treasury stock	(17,315)	(8,510)					17,315	(8,510)
Total stockholders’ equity of the company	108,812	82,737	241,612		(32,708)	(17,208)	(106,659)	276,586
Non-controlling interest	5	78						83
Total equity	108,817	82,815	241,612		(32,708)	(17,208)	(106,659)	276,669
Total liabilities and stockholders’ equity	176,563	217,435	241,612		(3,620)	(17,208)	(93,671)	521,110

Number of shares in issue – Mix (’000)	554,937		(554,937)					–
Number of shares in issue – PowerFleet (’000)		37,605	70,821	410				108,836
Net asset value	108,817	82,815						277,041
Net asset value per Mix share (dollars)	0.20
Net asset value per PowerFleet share (dollars)		2.20						2.54
Tangible net asset value per MiX share (dollars)	0.09
Tangible net asset value per PowerFleet share (dollars)		(0.63)						(0.37)

70

Notes and assumptions

Note 1. Presents the consolidated balance sheet extracted without adjustment, from the MiX Telematics audited published results as of 31 March 2023, prepared under U.S. GAAP.

Note 2. Presents the consolidated balance sheet extracted from the PowerFleet audited published results as of 31 December 2022. The following line items were represented to ensure alignment with MiX’s presentation of its balance sheet:

•	Right of use asset included in Property, plant and equipment, net.

•	Accounts payable split out from accrued expenses and disclosed separately.

•	Lease liability – current, included in Accrued expenses and other liabilities.

•	Lease liability – less current portion, included in Long-term accrued expenses and other liabilities.

Note 3. PowerFleet will acquire 100% of the issued share capital of MiX Telematics by issuing new PowerFleet shares to MiX Telematics shareholders in the ratio of 0.12762 PowerFleet shares for 1 MiX Telematics ordinary share, resulting in PowerFleet issuing 70 821 092 new PowerFleet shares to acquire the 554,937,250 MiX Telematics ordinary shares, net of treasury shares, based on the shares in issue at 31 March 2023. The transaction is accounted for as follows:

3.1	For the purpose of estimating the fair value of the consideration transferred in the pro forma financial information, the existing shares of MiX Telematics are deemed to be acquired on 31 March 2023 and based upon the 31 March 2023 acquisition date closing share price of PowerFleet’s shares at that date, being $3.43. The fair value of the scheme consideration payable in respect of the business combination will be subject to change until the completion of the proposed transaction, and therefore, could be significantly different from that determined on the valuation date of 31 March 2023.

3.2	Investment in subsidiary of $242.9 million, being the provisional fair value of the scheme consideration payable to acquire the MiX Telematics group at 31 March 2023.

3.3	The MiX Telematics ADS program will be cancelled. Each ADS represents 25 ordinary shares which are listed on the New York Stock Exchange. The termination fees of the MiX Telematics ADS program (“ADS settlement fees”) are standard fees of $0.05 per ADS surrendered. ADS settlement fees in the amount of $0.9 million and STT in the amount of $0.4 million have been recognised as an expense in the statement of income. STT will be payable in South Africa at a rate of 0.25% of the value of MiX Telematics shares transferred.

Note 4. $4.3 million share-based payment cost is recognised for the acceleration of PowerFleet stock options and restricted stock under the PowerFleet equity plans expected on the scheme implementation date. The amount recognised is based on the acceleration of future share-based payment costs expected at 31 December 2022, which is the date of the PowerFleet audited published results used for these pro forma financial statements. The accelerated vesting will result in an additional 410,003 PowerFleet shares being issued to the participants of the PowerFleet equity plans. After PowerFleet’s year-end PowerFleet have granted additional stock options and restricted stock, which will also vest on the scheme implementation date. The additional share-based payment cost related to these stock options and restricted stock granted between 1 January 2023 and 30 September 2023 is $3.2 million and an additional 1,137,924 PowerFleet shares will be issued.

Note 5. The Series A Preferred Stock is fully redeemable at $90.3 million. The redemption amount will be funded with the new debt proceeds raised, net of debt structuring fees paid. PowerFleet will raise new debt funding of $98.9 million less debt structuring fees paid of $1.2 million. The debt funding consists of senior secured debt ($13.9 million from Israel and $85.0 million from South Africa). The senior secured debt has a 3-year or 5-year. The remaining debt proceeds of $7.4 million and cash on hand of $4.8 million will be used to repay the existing short-term debt of MiX Telematics. The debt structuring fees were capitalised and will be amortised over the respective loan term of 3 years or 5 years. The early redemption premium being the difference of $32.7 million between the carrying value of $57.6 million and the redemption value of $90.3 million was recognised as an expense.

Note 6. Transaction costs of $17.2 million directly attributable to the acquisition of MiX Telematics by PowerFleet have been recognised as an expense in the statement of income and will be paid from cash on hand. Any fees payable based on the PowerFleet share price were calculated based on the 31 March 2023 closing share price of $3.43.

Note 7. In accordance with ASC 805: Business Combinations, the following consolidation adjustments are passed:

7.1	Elimination of the investment in subsidiary of $242.9 million.

7.2	Elimination of MiX Telematics ordinary shares, treasury stock, retained earnings and other equity reserves amounting to $108.8 million.

7.3	The purchase price premium (being the excess of consideration over the value of the net assets acquired) has been attributed to goodwill and no pro forma amortisation or impairment charge has been applied to the goodwill balance in the periods presented. Based on the provisional purchase price allocation, goodwill was allocated as follows:

USD’000s
Existing net asset value acquired	108,812
Fair value of replacement awards issued by the acquirer	(2,153)
Identifiable intangible assets	48,105
Deferred tax liability	(12,988)
Goodwill	101,140
Total purchase consideration	242,916

7.4	Intangible assets identified of $48.1 million, comprise of trade names of $7.0 million, customer relationships of $31.8 million and developed technology of $9.3 million, derived from on a provisional purchase price allocation performed at 31 March 2023.

7.5	The following methodology was applied in the provisional purchase price allocation to value the business and intangible assets recognised:

7.5.1	The overall business was valued using the Gordon growth model. The trade names and developed technology were valued using the royalty relief rate method. The customer relationships were valued using the multi-period excess earnings method under the income approach, which estimates associated revenue and costs to determine the projected cash flows derived from this asset.

71

The following key assumptions were used:

Revenue compound growth rate (5 years)	9.4%
Earnings before interest, tax, depreciation, and amortisation (EBITDA) compound growth rate (5 years)	21.9%
Terminal/long term growth rate	3.0%
Post tax discount rate	21.5%

7.5.2	The following were the key assumptions in the fair value of the replacement awards issued by the acquirer at 31 March 2023:

Volatility	55.58%
Dividend yield	3.49%
Risk Free rate	8.21%

Note 8. There are no material subsequent events that require adjustments to the pro forma financial information.

Note 9. All adjustments, except for transaction costs, ADS settlement fees, STT and the early redemption premium, are expected to have a continuing effect.

72

Annexure 6

INDEPENDENT REPORTING ACCOUNTANT’S ASSURANCE REPORT ON THE COMPILATION OF PRO FORMA FINANCIAL INFORMATION INCLUDED IN A CIRCULAR

To the Directors of MiX Telematics Limited
Matrix Corner, Howick Close

Waterfall Park
Midrand
1685
South Africa

Dear Sirs/Mesdames

Report on the Assurance Engagement on the Compilation of Pro Forma Financial Information Included in a Circular

We have completed our assurance engagement to report on the compilation of pro forma financial information of MiX Telematics Limited by the directors. The pro forma financial information, as set out in paragraph 25 and Annexure 5 of the Scheme Circular (“the circular”), to be dated on or about 12 January 2024, consists of the Pro forma Consolidated Statement of Income for the year ended 31 March 2023 and the Pro Forma Consolidated Balance Sheet at 31 March 2023 and related notes. The pro forma financial information has been compiled on the basis of the applicable criteria specified in the JSE Limited (JSE) Listings Requirements, and Regulation 106(6)(d)(ii) of the Companies Regulations, 2011 (“the Companies Regulations”) and described in paragraph 25 and Annexure 5.

The pro forma financial information has been compiled by the directors to illustrate the impact of the corporate action or event, described in Paragraph 1 of the circular, on the company’s financial position as at 31 March 2023, and the company’s financial performance for the period then ended, as if the corporate action or event had taken place at 31 March 2023 and for the period then ended. As part of this process, information about the company’s financial position and financial performance has been extracted by the directors from the company’s US GAAP financial statements for the period ended 31 March 2023 on which an auditor’s report was issued on 22 June 2023.

Directors’ Responsibility for the Pro Forma Financial Information

The directors are responsible for compiling the pro forma financial information on the basis of the applicable criteria specified in the JSE Listings Requirements, the Companies Regulations and described in Paragraph 25 and Annexure 5.

Our Independence and Quality Management

We have complied with the independence and other ethical requirements of the Code of Professional Conduct for Registered Auditors issued by the Independent Regulatory Board for Auditors (IRBA Code), which is founded on fundamental principles of integrity, objectivity, professional competence and due care, confidentiality and professional behaviour. The IRBA Code is consistent with the corresponding sections of the International Ethics Standards Board for Accountants’ International Code of Ethics for Professional Accountants (including International Independence Standards).

The firm applies the International Standard on Quality Management 1, Quality Management for Firms that Perform Audits or Reviews of Financial Statements, or Other Assurance or Related Services Engagements, which requires the firm to design, implement and operate a system of quality management, including policies or procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.

Reporting Accountant’s Responsibility

Our responsibility is to express an opinion about whether the pro forma financial information has been compiled, in all material respects, by the directors on the basis specified in the JSE Listings Requirements based on our procedures performed.

We conducted our engagement in accordance with the International Standard on Assurance Engagements (ISAE) 3420, Assurance Engagements to Report on the Compilation of Pro Forma Financial Information Included in a Prospectus which is applicable to an engagement of this nature. This standard requires that we comply with ethical requirements and plan and perform our procedures to obtain reasonable assurance about whether the pro forma financial information has been compiled, in all material respects, on the basis specified in the JSE Listings Requirements.

For purposes of this engagement, we are not responsible for updating or reissuing any reports or opinions on any historical financial information used in compiling the pro forma financial information, nor have we, in the course of this engagement, performed an audit or review of the financial information used in compiling the pro forma financial information.

73

The purpose of pro forma financial information included in a prospectus is solely to illustrate the impact of a significant corporate action or event on unadjusted financial information of the entity as if the corporate action or event had occurred or had been undertaken at an earlier date selected for purposes of the illustration, we do not provide any assurance that the actual outcome of the event or transaction at 31 March 2023 would have been as presented.

A reasonable assurance engagement to report on whether the pro forma financial information has been compiled, in all material respects, on the basis of the applicable criteria involves performing procedures to assess whether the applicable criteria used in the compilation of the pro forma financial information provides a reasonable basis for presenting the significant effects directly attributable to the corporate action or event, and to obtain sufficient appropriate evidence about whether:

•	The related pro forma adjustments give appropriate effect to those criteria; and

•	The pro forma financial information reflects the proper application of those adjustments to the unadjusted financial information.

Our procedures selected depend on our judgment, having regard to our understanding of the nature of the company, the corporate action or event in respect of which the pro forma financial information has been compiled, and other relevant engagement circumstances.

Our engagement also involves evaluating the overall presentation of the pro forma financial information.

We believe that the evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the pro forma financial information has been compiled, in all material respects, on the basis of the applicable criteria specified by the JSE Listings Requirements, the Companies Regulations and described in Paragraph 25 and Annexure 5.

Deloitte & Touche
Registered Auditor
Per: Daniel Hooijer
Partner
12 January 2024

5 Magwa Crescent
Waterfall City
Waterfall
2090
South Africa

74

Annexure 7

EXTRACTS OF THE CONSOLIDATED FINANCIAL STATEMENTS OF MIX TELEMATICS

The information contained in this annexure has been extracted from the consolidated financial statements of MiX Telematics and the MiX Telematics group for the financial years ended 31 March 2023, 31 March 2022 and 31 March 2021 as well as the interim financial statements for the six months ended 30 September 2023. The full consolidated financial statements of the MiX Telematics group including the notes thereto have been incorporated by reference and are available on MiX Telematics’ website at https://investor.mixtelematics.com/financials/annual-reports/default.aspx.

The directors of MiX Telematics are responsible for the preparation and fair presentation of the consolidated financial statements of MiX Telematics in accordance with IFRS from which the extracts of the consolidated financial statements of MiX Telematics has been prepared.

The consolidated financial statements for the 3 (three) financial years up to and ended 31 March 2023 from which the related information below has been extracted, were audited by Deloitte & Touche in accordance with International Standards on Auditing. Deloitte & Touche issued unmodified audit opinions on these consolidated financial statements. The consolidated financial statements for the six months ended 30 September 2023 of the group has not been reported on by Deloitte & Touche. The extracts of the consolidated financial statements of the group have not been reported on by Deloitte & Touche.

There have been no material changes in the consolidated financial statements of MiX Telematics referred to since publication and the last practicable date of the Circular.

The information set out in this Annexure 7 is not a full set of financial statements in accordance with IFRS. Reading the information in this Annexure 7 is therefore no substitute for reading the audited consolidated financial statements of Mix Telematics for the 3 (three) financial years 31 March 2023, 31 March 2022 and 31 March 2021 and the interim financial statements for the six months ended 30 September 2023 which can be obtained from MiX Telematics’ website (https://investor.mixtelematics.com/financials/quarterly-results/default.aspx).

The following link (https://investor.mixtelematics.com/financials/sec-filings/default.aspx) which provides the historical financial information the MiX Telematics group for the financial years ended 31 March 2023, 31 March 2022 and 31 March 2021 as well as the interim financial statements for the six months ended 30 September 2023 prepared in accordance with U.S. GAAP.

75

The extract below has not been reported on by Deloitte & Touche.

Consolidated statement of financial position at September 30, 2023, March 31, 2023, March 31, 2022, March 31, 2021

	Six months
	ended
	30 September	31 March	31 March	31 March
	2023	2023	2022	2021
	R’000	R’000	R’000	R’000
ASSETS
Non-current assets
Property, plant and equipment	724,713	652,177	458,812	341,027
Intangible assets	1,201,413	1,184,504	1,021,168	1,004,197
Capitalised commission assets	154,493	108,121	59,920	54,991
Loans to external parties	8,950	8,950	9,616	9,298
Deferred tax assets	26,228	40,565	57,259	60,607
Finance lease receivable	6,088	5,243	–	–
Total non-current assets	2,121,885	1,999,560	1,606,775	1,470,120
Current assets
Inventory	83,857	88,727	48,637	46,370
Trade and other receivables	615,737	576,696	498,553	389,260
Indemnification asset	2,317	8,525	–	–
Taxation receivable	12,897	26,899	31,807	22,548
Restricted cash	14,271	14,043	14,223	12,732
Cash and cash equivalents	556,652	537,094	488,921	678,546
Total current assets	1,285,731	1,251,984	1,082,141	1,149,456
Total assets	3,407,616	3,251,544	2,688,916	2,619,576
EQUITY
Stated capital	595,213	605,406	612,015	656,747
Other reserves	332,496	286,858	151,276	146,287
Retained earnings	1,108,813	1,121,054	1,134,986	1,089,136
Equity attributable to owners of the parent	2,036,522	2,013,318	1,898,277	1,892,170
Non-controlling interest	11	13	6	8
Total equity	2,036,533	2,013,331	1,898,283	1,892,178
LIABILITIES
Non-current liabilities
Deferred tax liabilities	261,801	242,451	140,085	152,274
Provisions	2,782	2,829	7,102	10,188
Recurring commission liability	6,530	4,391	2,850	4,182
Capitalised lease liability	53,700	53,324	52,964	72,962
Total non-current liabilities	324,813	302,995	203,001	239,606
Current liabilities
Trade payables, revenue received in advance and other payables	659,131	543,752	451,045	390,179
Contingent consideration	20,327	64,158	–	–
Capitalised lease liability	14,259	12,377	13,512	20,868
Taxation payable	11,510	5,352	8,556	20,063
Loss contingency	2,317	8,525	–	–
Provisions	18,742	26,846	33,403	31,707
Bank overdraft	319,984	274,208	81,116	24,975
Total current liabilities	1,046,270	935,218	587,632	487,792
Total liabilities	1,371,083	1,238,213	790,633	727,398
Total equity and liabilities	3,407,616	3,251,544	2,688,916	2,619,576

76

Consolidated income statement for the six months ended September 30, 2023 and the years ended March 31, 2023, March 31, 2022, March 31, 2021

	Six months
	ended
	30 September	31 March	31 March	31 March
	2023	2023	2022	2021
	R’000	R’000	R’000	R’000
Revenue	1,382,209	2,462,754	2,129,100	2,077,560
Cost of sales	(526,939)	(936,156)	(785,288)	(733,075)
Gross profit	855,270	1,526,598	1,343,812	1,344,485
Other income/(expenses)	10,306	9,904	2,683	1,008
Operating expenses	(722,561)	(1,319,366)	(1,119,304)	(1,040,504)
Sales and marketing	(130,089)	(292,041)	(229,353)	(185,721)
Administration and other charges	(549,538)	(955,946)	(851,934)	(806,300)
Expected credit losses	(42,934)	(71,379)	(38,017)	(48,483)
Operating profit	143,015	217,136	227,191	304,989
Finance income/(costs)	(29,312)	8,879	(23,676)	(24,482)
Finance income	8,704	38,531	6,240	10,830
Finance costs	(38,016)	(29,652)	(29,916)	(35,312)
Profit before taxation	113,703	226,015	203,515	280,507
Taxation	(76,006)	(151,516)	(69,293)	(41,465)
Profit for the year	37,697	74,499	134,222	239,042
Attributable to:
Owners of the parent	37,695	74,494	134,224	239,043
Non-controlling interest	2	5	(2)	(1)
	37,697	74,499	134,222	239,042
Earnings per share
Basic (R)	0.07	0.13	0.24	0.44
Diluted (R)	0.07	0.13	0.24	0.43

77

Consolidated statement of comprehensive income for the six months ended September 30, 2023 and the years ended March 31, 2023, March 31, 2022, March 31, 2021

	Six months
	ended
	30 September	31 March	31 March	31 March
	2023	2023	2022	2021
	R’000	R’000	R’000	R’000
Profit for the year	37,697	74,499	134,222	239,042
Other comprehensive income/(loss):
Items that may be subsequently reclassified to profit or loss
Exchange differences on translating foreign operations	35,394	136,682	(23,196)	(119,043)
Attributable to owners of the parent	35,398	136,680	(23,196)	(119,041)
Attributable to non-controlling interest	(4)	2	–	(2)
Taxation relating to components of other comprehensive income/(loss)	(323)	(6,340)	(745)	310
Other comprehensive income/(loss) for the year, net of tax	35,071	130,342	(23,941)	(118,733)
Total comprehensive income for the year	72,768	204,841	110,281	120,309
Attributable to:
Owners of the parent	72,770	204,834	110,283	120,312
Non-controlling interest	(2)	7	(2)	(3)
Total comprehensive income for the year	72,768	204,841	110,281	120,309

78

Consolidated statement of changes in equity for the six months ended September 30, 2023 and the years ended March 31, 2023, March 31, 2022, March 31, 2021

	Attributable to owners of the parent
					Non-
	Stated	Other	Retained		controlling	Total
	capital*	reserves**	earnings	Total	interest	equity
	R’000	R’000	R’000	R’000	R’000	R’000
Balance at 31 March 2020	642,362	237,201	937,971	1,817,534	11	1,817,545
Total comprehensive income	–	(118,731)	239,043	120,312	(3)	120,309
Profit for the year	–	–	239,043	239,043	(1)	239,042
Other comprehensive loss	–	(118,731)	–	(118,731)	(2)	(118,733)
Total transactions with owners	14,385	27,817	(87,878)	(45,676)	–	(45,676)
Share-based payment transaction	–	23,858	–	23,858	–	23,858
Share-based payment – excess tax benefit	–	3,959	–	3,959	–	3,959
Dividends declared	–	–	(87,878)	(87,878)	–	(87,878)
Share repurchase	14,385	–	–	14,385	–	14,385
Balance at 31 March 2021	656,747	146,287	1,089,136	1,892,170	8	1,892,178
Total comprehensive income	–	(23,941)	134,224	110,283	(2)	110,281
Profit for the year	–	–	134,224	134,224	(2)	134,222
Other comprehensive loss	–	(23,941)	–	(23,941)	–	(23,941)
Total transactions with owners	(44,732)	28,930	(88,374)	(104,176)	–	(104,176)
Share-based payment transaction	–	19,683	–	19,683	–	19,683
Share-based payment – excess tax benefit	–	9,247	–	9,247	–	9,247
Dividends declared	–	–	(88,374)	(88,374)	–	(88,374)
Share repurchase	(44,732)	–	–	(44,732)	–	(44,732)
Balance at 31 March 2022	612,015	151,276	1,134,986	1,898,277	6	1,898,283
Total comprehensive income	–	130,340	74,494	204,834	7	204,841
Profit for the year	–	–	74,494	74,494	5	74,499
Other comprehensive loss	–	130,340	–	130,340	2	130,342
Total transactions with owners	(6,609)	5,242	(88,426)	(89,793)	–	(89,793)
Share-based payment transaction	–	8,532	–	8,532	–	8,532
Share-based payment – excess tax benefit	–	(3,290)	–	(3,290)	–	(3,290)
Dividends declared	–	–	(88,426)	(88,426)	–	(88,426)
Share repurchase	(6,609)	–		(6,609)	–	(6,609)
Balance at 31 March 2023	605,406	286,858	1,121,054	2,013,318	13	2,013,331
Total comprehensive income	–	35,075	37,695	72,770	(2)	72,768
Profit for the year	–	–	37,695	37,695	2	37,697
Other comprehensive income	–	35,075	–	35,075	(4)	35,071
Transactions with owners	(10,193)	10,563	(49,936)	(49,566)	–	(49,566)
Share-based payment transaction	–	10,540	–	10,540	–	10,540
Share-based payment – excess tax benefit	–	23	–	23	–	23
Dividends declared	–	–	(49,936)	(49,936)	–	(49,936)
Share repurchase	(10,193)	–	–	(10,193)	–	(10,193)
Balance at 30 September 2023	595,213	332,496	1,108,813	2,036,522	11	2,036,533

*	Excludes 53,816,750 (2022: 53,816,750) treasury shares held by MiX Telematics Investments Proprietary Limited (“MiX Investments”), a wholly owned subsidiary of the Group, which were acquired under the approved general share purchase program. See note 14.

**	See note 15 for a composition of and movements in other reserves.

79

Consolidated statement of cash flows for the six months ended September 30, 2023 and the years ended March 31, 2023, March 31, 2022, March 31, 2021

	Six months
	ended
	30 September	31 March	31 March	31 March
	2023	2023	2022	2021
	R’000	R’000	R’000	R’000
Cash flows from operating activities
Cash generated from operations	300,303	455,811	437,386	763,767
Interest received	–	12,444	6,006	10,501
Interest paid	–	(20,572)	(12,626)	(14,351)
Net financing costs	(8,582)	–	–	–
Taxation paid	(21,536)	(34,738)	(106,877)	(94,320)
Net cash generated from operating activities	270,185	412,945	323,889	665,597
Cash flows from investing activities
Purchases of property, plant and equipment	(157,610)	(336,563)	(301,911)	(75,808)
Proceeds on sale of property, plant and equipment and intangible assets	489	1,200	897	61
Purchases of intangible assets	(67,153)	(112,729)	(107,707)	(84,081)
Decrease in restricted cash	1,779	2,170	1,222	5,516
Increase in restricted cash	(1,992)	(1,405)	(2,776)	(2,460)
Deferred consideration on business combination	(4,973)	–	–	–
Cash paid for business combination	–	(64,633)	–	–
Net cash utilised in investing activities	(229,460)	(511,960)	(410,275)	(156,772)
Cash flows from financing activities
Proceeds from issuance of ordinary shares	–	–	–	14,385
Share repurchase	(10,193)	(6,609)	(44,732)	–
Dividends paid to Company’s owners	(49,858)	(88,280)	(88,091)	(87,733)
Repayment of capitalised lease liability	(6,806)	(17,572)	(15,523)	(15,871)
Net cash utilised in financing activities	(66,857)	(112,461)	(148,346)	(89,219)
Net decrease in cash and cash equivalents	(26,132)	(211,476)	(234,732)	419,606
Net cash and cash equivalents at the beginning of the year/period	262,886	407,805	653,571	275,655
Exchange gain/(losses) on cash and cash equivalents	(86)	66,557	(11,034)	(41,690)
Net cash and cash equivalents at the end of the year/period	236,668	262,886	407,805	653,571

80

Annexure 8

EXTRACTS OF THE CONSOLIDATED FINANCIAL STATEMENTS OF POWERFLEET

The information contained in this annexure has been extracted from the financial statements of PowerFleet and the PowerFleet group for the financial years ended 31 December 2022, 31 December 2021 and 31 December 2020 as well as the interim financial statements for the six months ended 30 June 2023. The full consolidated financial statements of the PowerFleet group including the notes thereto have been incorporated by reference and are available on PowerFleet’s website at www.powerfleet.com.

The directors of PowerFleet are responsible for the preparation and fair presentation of the consolidated financial statements of PowerFleet in accordance with US GAAP from which the extracts of the consolidated financial statements of PowerFleet has been prepared.

The consolidated financial statements for the 3 financial years up to and ended 31 December 2022 from which the related information below has been extracted, were audited by Ernst & Young LLP in accordance with the auditing standards of the Public Company Accounting Oversight Board in the United States of America. Ernst & Young LLP issued unmodified audit opinions on these consolidated financial statements. The consolidated financial statements for the six months ended 30 June 2023 of the group has not been reported on by Ernst & Young LLP. The extracts of the consolidated financial statements of the group have not been reported on by Ernst & Young LLP.

There have been no material changes in the consolidated financial statements of PowerFleet referred to since publication and the last practicable date of the circular.

The information set out in this Annexure 8 is not a full set of financial statements in accordance with US GAAP. Reading the information in this Annexure 8 is therefore no substitute for reading the related form 10-K and form 10-Q filings containing the audited consolidated financial statements of PowerFleet for the 3 financial years 31 December 2022, 31 December 2021 and 31 December 2020 and the interim financial statements for the six months ended 30 June 2023 which can be obtained from PowerFleet’s website (www.powerfleet.com) and the SEC’s website: (www.sec.com).

81

The extract below has not been reported on by Ernst & Young LLP

Consolidated Balance Sheets

(In thousands, except per share data)

	June 30	December 31	December 31	December 31
	2023	2022	2021	2020
ASSETS
Current assets
Cash and cash equivalents	21,729	17,680	26,452	18,127
Restricted cash	309	309	308	308
Accounts receivable, net of allowance for doubtful accounts of $2,364, $3,176, $2,567 and $2,555 in 2020, 2021, 2022 and 2023, respectively	31,318	32,493	32,094	24,147
Inventory, net	22,125	22,272	18,243	12,873
Deferred costs – current	338	762	1,762	3,128
Prepaid expenses and other current assets	7,298	7,709	9,051	6,184
Total current assets	83,117	81,225	87,910	64,767
Deferred costs – less current portion	–	–	249	2,233
Fixed assets, net	10,226	9,249	8,988	8,804
Goodwill	83,487	83,487	83,487	83,344
Intangible assets, net	21,871	22,908	26,122	31,276
Right of use asset	6,936	7,820	9,787	9,700
Severance payable fund	3,566	3,760	4,359	4,056
Deferred tax asset	1,942	3,225	4,262	12,269
Other assets	6,131	5,761	4,703	3,115
Total assets	217,276	217,435	229,867	219,564
LIABILITIES
Current liabilities
Short-term bank debt and current maturities of long-term debt	11,197	10,312	6,114	5,579
Accounts payable and accrued expenses	24,960	26,598	29,015	20,225
Deferred revenue – current	6,193	6,363	6,519	7,339
Lease liability – current	2,448	2,441	2,640	2,755
Total current liabilities	44,798	45,714	44,288	35,898
Long-term debt, less current maturities	9,940	11,403	18,110	23,179
Deferred revenue – less current portion	4,582	4,390	4,428	6,006
Lease liability – less current portion	4,715	5,628	7,368	7,050
Accrued severance payable	4,284	4,365	4,887	4,714
Deferred tax liability	4,030	4,919	5,220	10,763
Other long-term liabilities	668	636	706	674
Total liabilities	73,017	77,055	85,007	8,284

82

	June 30	December 31	December 31	December 31
	2023	2022	2021	2020
MEZZANINE EQUITY
Convertible redeemable preferred stock: Series A – 100 shares authorised, $0.01 par value; 55, 55, 59 and 60 shares issued and outstanding at 31 December 2020, 31 December 2021, 31 December 2022 and 30 June 2023, respectively	59,008	57,565	52,663	51,992
Preferred stock; authorised 50,000 shares, $0.01 par value;	–	–	–	–
Common stock; authorised 75,000 shares, $0.01 par value; 32,280, 37,263, 37,605 and 37,717 shares issued at 31 December 2020, 31 December 2021, 31 December 2022 and 30 June 2023, respectively; shares outstanding 31,101, 35,882, 36,170 and 36,265 at 31 December 2020, 31 December 2021, 31 December 2022 and 30 June 2023, respectively	377	376	373	323
Additional paid-in capital	234,015	233,521	234,083	206,499
Accumulated deficit	(139,648)	(141,440)	(134,437)	(121,150)
Accumulated other comprehensive gain/(loss)	(998)	(1,210)	391	399
Treasury stock; 1,179, 1,381, 1,435 and 1,453 common shares at cost at 31 December 2020, 31 December 2021, 31 December 2022 and 30 June 2023	(8,558)	(8,510)	(8,299)	(6,858)
Total PowerFleet, Inc. stockholders’ equity	85,188	82,737	92,111	79,213
Non-controlling interest	63	78	86	75
Total equity	85,251	82,815	92,197	79,288
Total liabilities and stockholders’ equity	217,276	217,435	229,867	219,564

83

The extract below has not been reported on by Ernst & Young LLP

Consolidated Statements of Operations

(In thousands, except per share data)

	Six months to	12 months to	12 months to	12 months to
	June 30	December 31	December 31	December 31
	2023	2022	2021	2020
Revenues
Products	23,416	56,313	52,981	45,651
Services	41,473	78,844	73,227	67,942
Total revenues	64,889	135,157	126,208	113,593
Cost of Revenues:
Cost of products	17,552	42,636	39,445	30,219
Cost of services	14,686	28,350	26,580	24,357
	32,238	70,986	66,025	54,576
Gross Profit	32,651	64,171	60,183	59,017
Operating expenses:
Selling, general and administrative expenses	33,774	63,001	57,100	51,878
Research and development expenses	3,902	8,964	11,058	10,597
	37,676	71,965	68,158	62,475
Loss from operations	(5,025)	(7,794)	(7,975)	(3,458)
Interest income	46	71	45	55
Interest expense, net	(310)	994	(2,764)	(4,467)
Bargain purchase – Movingdots	7,517	–
Other (expense), net	3	24	8	(102)
Net income/(loss) before income taxes	2,231	(6,705)	(10,686)	(7,972)
Income tax benefit/(expense)	(436)	(296)	(2,607)	(1,038)
Net income/(loss) before non-controlling interest	1,795	(7,001)	(13,293)	(9,010)
Non-controlling interest	(3)	(2)	5	3
Net income/(loss)	1,792	(7,003)	(13,288)	(9,007)
Accretion of preferred stock	(336)	(671)	(672)	(672)
Preferred stock dividends	(2,236)	(4,231)	(4,112)	(3,927)
Net loss attributable to common stockholders	(780)	(11,905)	(18,072)	(13,606)
Net income/(loss) per share basic	0.01	(0.34)	(0.52)	(0.46)
Net income/(loss) per share diluted	0.01	(0.34)	(0.52)	(0.46)
Weighted average common shares outstanding – basic	35,577	35,393	34,571	29,703
Weighted average common shares outstanding – diluted	35,670	35,393	34,571	29,703

84

The extract below has not been reported on by Ernst & Young LLP

Consolidated statements of comprehensive loss

(In thousands, except per share data)

	Six months to	12 months to	12 months to	12 months to
	June 30	December 31	December 31	December 31
	2023	2022	2021	2020
Net loss attributable to common stockholders	(780)	(11,905)	(18,072)	(13,606)
Other comprehensive/(loss) income, net:
Foreign currency translation adjustment	212	(1,601)	(8)	134
Total other comprehensive income/(loss)	212	(1,601)	(8)	134
Comprehensive loss	(568)	(13,506)	(18,080)	(13,472)

85

The extract below has not been reported on by Ernst & Young LLP

Consolidated Statements of Changes in Stockholders’ Equity

(In thousands, except per share data)

	Common Stock
					Accumulated
			Additional		Other		Non-
	Number of		Paid-in	Accumulated	Comprehensive	Treasury	controlling	Stockholders’
	Shares	Amount	Capital	Deficit	Income/(Loss)	Stock	Interest	Equity
Balance at 31 December 2019	30,804	308	201,813	(112,143)	265	(6,053)	(10)	84,180
Net loss attributable to common stockholders	–	–	(4,599)	(9,007)	–	–	–	(13,606)
Net loss attributable to non-controlling interest	–	–	–	–	–	–	(3)	(3)
Foreign currency translation adjustment	–	–	–	–	134	–	88	222
Issuance of restricted shares	461	4	(4)	–	–	–	–	–
Forfeiture of restricted shares	(143)	(1)	1	–	–	–	–	–
Vesting of restricted stock units	149	1	(1)	–	–	–	–	–
Other	–	–	62	–	–	–	–	62
Shares issued pursuant to exercise of stock options	199	3	935	–	–	–	–	938
Shares withheld pursuant to exercise of stock options	–	–	–	–	–	(382)	–	(382)
Shares withheld pursuant to vesting of restricted stock	–	–	–	–	–	(423)	–	(423)
Common shares issued	810	8	4,033	–	–	–	–	4,041
Stock based compensation	–	–	4,259	–	–	–	–	4,259
Balance at 31 December 2020	32,280	323	206,499	(121,150)	399	(6,858)	75	79,288
Net loss attributable to common stockholders	–	–	(4,785)	(13,287)	–	–	–	(18,072)
Net loss attributable to non-controlling interest	–	–	–	–	–	–	(5)	(5)
Foreign currency translation adjustment	–	–	–	–	(8)	–	16	8
Issuance of restricted shares	449	5	(4)	–	–	–	–	1
Forfeiture of restricted shares	(89)	(1)	–	–	–	–	–	(1)
Vesting of restricted stock units	39	–	–	–	–	–	–	–
Shares issued pursuant to exercise of stock options	156	2	875	–	–	–	–	877
Shares withheld pursuant to exercise of stock options	–	–	–	–	–	(647)	–	(647)
Shares withheld pursuant to vesting of restricted stock	–	–	–	–	–	(794)	–	(794)
Common shares issued, net of issuance costs	4,428	44	26,822	–	–	–	–	26,866
Stock based compensation	–	–	4,676	–	–	–	–	4,676
Balance at 31 December 2021	37,263	373	234,083	(134,437)	391	(8,299)	86	92,197

86

	Common Stock
					Accumulated
			Additional		Other		Non-
	Number of		Paid-in	Accumulated	Comprehensive	Treasury	controlling	Stockholders’
	Shares	Amount	Capital	Deficit	Income/(Loss)	Stock	Interest	Equity
Net loss attributable to common stockholders	–	–	(4,902)	(7,003)	–	–	–	(11,905)
Net loss attributable to non-controlling interest	–	–	–	–	–	–	2	2
Foreign currency translation adjustment	–	–	–	–	(1,601)	–	(10)	(1,611)
Issuance of restricted shares	492	5	(5)	–	–	–	–	–
Forfeiture of restricted shares	(186)	(2)	2	–	–	–	–	–
Vesting of restricted stock units	36	–	–	–	–	–	–	–
Shares withheld pursuant to vesting of restricted stock	–	–	–	–	–	(211)	–	(211)
Stock based compensation	–	–	4,343	–	–	–	–	4,343
Balance at 31 December 2022	37,605	376	233,521	(141,440)	(1,210)	(8,510)	78	82,815
Net income (loss) attributable to common stockholders	–	–	(1,275)	4,769	–	–	–	3,494
Net loss attributable to non-controlling interest	–	–	–	–	–	–	(3)	(3)
Foreign currency translation adjustment	–	–	–	–	112	–	(9)	103
Issuance of restricted shares	75	–	–	–	–	–	–	–
Forfeiture of restricted shares	(59)	–	–	–	–	–	–	–
Shares withheld pursuant to vesting of restricted stock	–	–	–	–	–	(44)	–	(44)
Stock based compensation	–	–	832	–	–	–	–	832
Warrant issuance in connection with acquisition	–	–	1,347	–	–	–	–	1,347
Balance at 31 March 2023	37,621	376	234,425	(136,671)	(1,098)	(8,554)	66	88,544
Net loss attributable to common stockholders	–	–	(1,297)	(2,977)	–	–	–	(4,274)
Net income attributable to non-controlling interest	–	–	–	–	–	–	6	6
Foreign currency translation adjustment	–	–	–	–	100	–	(9)	91
Issuance of restricted shares	162	1	(1)	–	–	–	–	–
Forfeiture of restricted shares	(82)	–	–	–	–	–	–	–
Exercise of stock options	16	–	36	–	–	–	–	36
Shares withheld pursuant to vesting of restricted stock	–	–	–	–	–	(4)	–	(4)
Stock based compensation	–	–	852	–	–	–	–	852
Balance at 30 June 2023	37,717	377	234,015	(139,648)	(998)	(8,558)	63	85,251

87

The extract below has not been reported on by Ernst & Young LLP

Consolidated Statements of Cash Flows

(In thousands, except per share data)

		12 months to	12 months to	12 months to
	Six months to	December 31	December 31	December 31
	June 30	2022	2021	2020
	2023	$’000	$’000	$’000
Cash flows from operating activities (net of net assets acquired):
Net income/(loss)	1,792	(7,003)	(13,288)	(9,007)
Adjustments to reconcile net loss to cash(used in)/provided by operating activities:
Non-controlling interest	3	2	(5)	(3)
Gain on bargain purchase	(7,517)	–	–	–
Inventory reserve	375	149	(22)	260
Stock based compensation	1,684	4,343	4,676	4,259
Depreciation and amortisation	4,498	8,262	8,553	8,425
Right-of-use assets, non-cash lease expense	1,318	2,756	2,859	2,832
Bad debt expense	826	66	1,442	1,035
Deferred income taxes	398	134	2,607	359
Other non-cash items	73	707	305	23
Changes in:
Accounts receivable	(37)	(1,638)	(9,643)	2,168
Inventory	152	(4,473)	(6,058)	3,050
Prepaid expenses and other assets	500	(374)	(2,918)	1,908
Deferred costs	424	1,249	3,349	3,169
Deferred revenue	(53)	(158)	(2,290)	(4,326)
Accounts payable and accrued expenses	(1,840)	(484)	8,300	(2,392)
Lease liabilities	(1,344)	(2,739)	(2,741)	(2,962)
Accrued severance payable, net	88	(42)	(145)	50
Net cash (used in)/provided by operating activities	1,340	757	(5,019)	8,848
Cash flows from investing activities:
Acquisitions, net of cash assumed	8,722	–	–	–
Purchase of investment	(100)	(100)	–	–
Capitalised software development costs	(1,677)	(2,219)	(627)	(189)
Capital expenditures	(2,108)	(3,519)	(2,771)	(3,184)
Proceeds from sale of property and equipment	–	–	–	75
Net cash (used in)/provided by investing activities	4,837	(5,838)	(3,398)	(3,298)
Cash flows from financing activities:
Repayment of long-term debt	(2,658)	(5,659)	(5,571)	(2,858)
Short-term bank debt, net	2,736	5,709	(270)	(262)
Purchase of treasury stock upon vesting of
restricted stock	(48)	(211)	(794)	(423)
Payment of preferred stock dividends	(1,128)	–	(4,112)	–
Proceeds from exercise of stock options	36	–	229	556
Net proceeds from stock offering	–	–	26,867	4,041
Repayment of convertible note	–	–	–	(5,000)
Repayment of financing lease	–	(121)	(138)	–
Net cash used in financing activities	(1,062)	(282)	16,211	(3,946)
Effect of foreign exchange rate changes on cash and cash equivalents	(1,066)	(3,408)	531	128

88

		12 months to	12 months to	12 months to
	Six months to	December 31	December 31	December 31
	June 30	2022	2021	2020
	2023	$’000	$’000	$’000
Net (decrease)/increase in cash, cash equivalents and restricted cash	4,049	(8,771)	8,325	1,732
Cash, cash equivalents and restricted cash – beginning of period	17,989	26,760	18,435	16,703
Cash, cash equivalents and restricted cash – end of period	22,038	17,989	26,760	18,435
Reconciliation of cash, cash equivalents, and restricted cash, beginning of period
Cash and cash equivalents	17,680	26,452	18,127	16,395
Restricted cash	309	308	308	308
Cash, cash equivalents, and restricted cash – beginning of period	17,989	26,760	18,435	16,703
Reconciliation of cash, cash equivalents, and restricted cash, end of period
Cash and cash equivalents	21,729	17,680	26,452	18,127
Restricted cash	309	309	308	308
Cash, cash equivalents, and restricted cash – end of period	22,038	17,989	26,760	18,435
Supplemental disclosure of cash flow information:
Cash paid for:
Taxes	106	63	58	47
Interest	621	1,308	1,474	2,297
Non-cash investing and financing activities: Value of shares withheld pursuant to exercise of stock options	1,347	–	674	382

89

Annexure 9

EXCHANGE CONTROL REGULATIONS

The following is a summary of the Exchange Control Regulations. It is intended as a guide only and is not a comprehensive statement of the Exchange Control Regulations which may apply to Qualifying Shareholders who have any queries regarding the Exchange Control Regulations should contact their own professional advisors without delay.

The Exchange Control Regulations provide for restrictions on the exportation of capital from the Common Monetary Area. The Common Monetary Area consists of South Africa, the Republic of Namibia and the Kingdoms of Lesotho and eSwatini. Transactions between residents of South Africa and residents outside of the Common Monetary Area are subject to Exchange Control Regulations, which are administered by the Financial Surveillance Department of the South African Reserve Bank (“SARB”).

Certain powers have been delegated to authorised dealers in foreign exchange appointed by the SARB (“Authorised Dealers”). The delegated powers of Authorised Dealers are contained in the Currency and Exchanges Manual for Authorised Dealers (“AD Manual”) and transactions that may be approved by Authorised Dealers without the SARB’s prior approval are contained in the AD Manual, which is updated from time to time through the release of circulars by the SARB.

The concept of “emigration” as recognised by the SARB is being phased out and commenced with effect from 1 March 2021 and is replaced by a verification process. Exchange Control Circular 6/2021 dated 26 February 2021 and Circular 8/2021 dated 21 May 2021 set out the changes in relation to emigrants and changes to the AD Manual with effect from 1 March 2021.

Until 28 February 2021, the Exchange Control Regulations read with the AD Manual distinguished between residents, nonresidents and emigrants. As of 1 March 2021, under the new framework, natural person residents and natural person emigrants are treated identically. To ensure a smooth transition from the old framework to the new framework, natural persons who applied to be emigrants under the old framework, by obtaining a MP336(b) form that was attested by an Authorised Dealer on or before 28 February 2021, are dealt with in terms of the exchange control procedures relating to emigration for exchange control purposes prior to 1 March 2021 provided their emigration applications were approved on or before 28 February 2021.

For the purposes of the Exchange Control Regulations:

•	a resident means any person, being a natural person or a legal entity, who has taken up permanent residence, is domiciled or registered in South Africa;

•	a non-resident is a person, being a natural person or a legal entity, whose normal place of residence, domicile or registration is outside the Common Monetary Area; and

•	an emigrant means a South African resident who has left South Africa to take up permanent residence or has been granted permanent residence in any country outside of the Common Monetary Area. For purposes of the Exchange Control Regulations read with the AD Manual, a South African resident will only be regarded as an emigrant if he placed his emigration on record with the SARB under the exchange control policy which applied up to 28 February 2021.

Shareholders who are uncertain as to whether they are residents or non-residents or South African non-tax residents (emigrants) for purposes of the Exchange Control Regulations read with the AD Manual, are advised to approach their relevant Authorised Dealer to request confirmation.

1.	RESIDENTS OF THE COMMON MONETARY AREA

Certificated shareholders and dematerialised shareholders whose registered address in the share register are within the Common Monetary Area and have not been restrictively designated in terms of the Exchange Control Regulations, the scheme consideration and the cash payment in respect of any fractional entitlement will be credited directly to the accounts nominated for the relevant shareholders by their duly appointed CSDP or broker in terms of the provisions of the custody agreement with their CSDP or broker.

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2.	EMIGRANTS FROM THE COMMON MONETARY AREA (PRIOR TO 1 MARCH 2021)

In the case of shareholders who are emigrants from the Common Monetary Area and whose shares form part of their blocked assets, the scheme consideration and the cash payment in respect of any fractional entitlement will:

2.1	in respect of a shareholder who holds Certificated Shares and who is an emigrant from South Africa, whose registered address is outside the Common Monetary Area and whose Documents of Title are held in Certificated form and have been restrictively endorsed under the Exchange Control Regulations, the Scheme Consideration and the cash payment in respect of any fractional entitlement will be forwarded to the Authorised Dealer controlling such shareholders’ remaining assets in terms of the Exchange Control Regulations;

2.2	the Authorised Dealer surrendering the Documents of Title in terms of the Scheme Consideration must countersign the surrender and transfer form (green) thereby indicating that the Scheme Consideration will be placed directly in its control. The attached surrender and transfer form (green) makes provision for the details and signature of the Authorised Dealer concerned to be provided.

2.3	In respect of shareholders who hold Dematerialised Shares and who are emigrants from South Africa and whose registered address is outside the Common Monetary Area, the Scheme Consideration and the cash payment in respect of any fractional entitlement will be credited to CSDP controlling shareholder’s remaining share account.

3.	ALL OTHER NON-RESIDENTS OF THE COMMON MONETARY AREA

The scheme consideration accruing to non-resident shareholders whose registered address is outside the Common Monetary Area and who are not emigrants from the Common Monetary Area will:

3.1	in the case of certificated shareholders whose documents of title have been restrictively endorsed in terms of the Exchange Control Regulations, be paid by way of electronic funds transfer. The form of surrender and transfer (green) makes provision the completion of bank details; or

3.2	in the case of dematerialised shareholders, be paid to their duly appointed CSDP or broker and credited to such shareholders in terms of the provisions of the custody agreement with their CSDP or broker.

4.	INFORMATION NOT PROVIDED

Scheme participants who fail to provide details of the authorised dealer, will become issuer nominee shareholders and the scheme consideration and the cash payment in respect of any fractional entitlement in respect of the scheme shares held by them will be issued in accordance with paragraph 13.3 of this circular.

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Annexure 10

SOUTH AFRICAN TAX IMPLICATIONS FOR SCHEME PARTICIPANTS

The following summary relating to the South African tax position pursuant to the implementation of the scheme is based on the laws and practice in force in South Africa as at the last practicable date. This summary is only intended to be a brief and general guide dealing with the main tax consequences of the implementation of the scheme for scheme participants. It is not intended to provide specific advice and no action should be taken or omitted to be taken in reliance upon it MiX Telematics, PowerFleet and their advisors cannot be held responsible for the tax consequences that the scheme may have on individual scheme participants and therefore scheme participants are advised to seek their own professional tax advice in respect of the scheme.

Scheme participants should also confirm how the general comments outlined below apply to their specific personal circumstances and to ascertain whether there are any additional or exception tax consequences which should apply.

SOUTH AFRICAN TAX RESIDENTS

Scheme participants are required to obtain their own tax advice in calculating the base cost (or tax cost) relating to the scheme shares as the information below is intended to serve merely as a guideline.

The base cost of any scheme share is determined under paragraph 20 of the Eighth Schedule of the Income Tax Act and is generally regarded as the expenditure actually incurred in the acquisition of the scheme shares. This base cost can be increased by the securities transfer tax on original acquisition, as well as the fees of accountants, brokers or legal advisors related to the acquisition or disposal of the scheme shares.

Scheme participants that are tax resident of South Africa will be treated as having disposed of their scheme shares for proceeds equal to the scheme consideration received. The provisions of section 42 of the Income Tax Act will not apply to the scheme, given the fact that PowerFleet is not tax resident in South Africa.

Taxable capital gains or losses should be calculated by deducting the amount of the base cost of the scheme shares disposed of to PowerFleet from the scheme consideration received.

Scheme participants holding their scheme shares as capital assets will be liable for South African capital gains tax at a marginal rate up to a maximum of 18% for individuals and special trusts, 21.6% for companies and 36% for trusts. Where a scheme participant is a natural person or special trust, the taxation of any capital gain in their hands will be subject to the annual exclusion from capital gains tax, which is currently R40,000.

Similarly, scheme participants holding scheme shares on revenue account that are liable to South African income tax will be liable to normal tax on the gain at the applicable marginal rate for individuals (on a scale from 18% to 45%), a rate of 45% for trusts and a rate of 27% for corporate entities.

NON-RESIDENT SHAREHOLDERS

Scheme participants that are not tax resident of South Africa will generally not be subject to income tax (including capital gains tax) in South Africa pursuant to the sale of the scheme shares to PowerFleet. More specifically, non-resident taxpayers holding their scheme shares on revenue account are only taxed on proceeds that are sourced in South Africa. Non-resident taxpayers holding their scheme shares on capital account are, in turn, only subject to capital gains tax when the holding of the scheme shares is effectively connected with a permanent establishment of the non-resident scheme participant that is situated in South Africa, or when the non-resident scheme participant holds at least 20% of the scheme shares and at least 80% of MiX Telematics’ market value consists of immovable property situated in South Africa held on capital account (which is not the case).

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MIX TELEMATICS LIMITED

(Incorporated in the Republic of South Africa)

(Registration number 1995/013858/06)

JSE share code: MIX   ISIN: ZAE000125316

NYSE share code: MIXT

(“MiX Telematics” or the “Company”)

NOTICE OF SCHEME MEETING

The definitions and interpretations commencing on page 15 of the circular to which this annexure is attached apply to this annexure, unless a word or a term is otherwise defined herein.

Notice is hereby given that the scheme meeting will be held on Wednesday, 28 February 2024, at 2:30 p.m, SAST, and will be conducted entirely by electronic communication as permitted by the Companies Act and by the Company’s MOI.

Shareholders are reminded that:

•	a shareholder entitled to attend and vote at the scheme meeting is entitled to appoint one or more proxies to attend, participate in and vote in its stead at the scheme meeting in the place of that shareholder, and shareholders are referred to the attached form of proxy (blue) in this regard;

•	a proxy need not also be a shareholder; and

•	in terms of section 63(1) of the Companies Act, any person attending or participating in a meeting of shareholders must present reasonably satisfactory identification to the chairperson, and the chairperson must be reasonably satisfied that the right of any person to participate in and vote (whether as shareholder or as proxy for a shareholder) has been reasonably verified.

IMPORTANT DATES TO NOTE

2024
Notice record date to determine which MiX Telematics shareholders and ADS holders are entitled to receive this circular and the prospectus	Friday, 19 January
Voting record date for ADS holders	Friday, 19 January
Announcement relating to the issue of the circular (together with the notice of the scheme meeting) and the prospectus released on SENS on	Tuesday, 30 January
Announcement relating to the abridged prospectus released on SENS on	Tuesday, 30 January
Circular together with the accompanying notice convening the scheme meeting, form of proxy (blue) and form of surrender and transfer (green) distributed to MiX Telematics shareholders on	Tuesday, 30 January
Announcement relating to the issue of the circular (together with the notice of the scheme meeting) and the prospectus published in the press on	Wednesday, 31 January
Announcement relating to the abridged prospectus published in the press on	Wednesday, 31 January
Voting LDT	Tuesday, 20 February
Voting record date for shareholders	Friday, 23 February
Last date and time to lodge forms of proxy (blue) in respect of the scheme meeting with the transfer secretaries by 2:30 p.m. SAST on (alternatively, the form of proxy (blue) may be provided to the chairperson of the scheme meeting at any time prior to the commencement of the scheme meeting or prior to voting on any resolution to be proposed at the scheme meeting)	Monday, 26 February

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2024
Last date and time for MiX Telematics shareholders to give notice of their objections to the scheme resolutions in terms of section 164 of the Companies Act by no later than 2:30 p.m. SAST on	Wednesday, 28 February
Scheme meeting held at 2:30 p.m. SAST on	Wednesday, 28 February
Results of the scheme meeting published on SENS on	Wednesday, 28 February
Results of the scheme meeting published in the press on	Thursday, 29 February

Notes:

1.	The dates and times set out in this circular are subject to change, with the approval of the JSE and the TRP, if required. Any change in the dates and times will be published on SENS and in the South African press.

2.	The dates and times have been determined based on certain assumptions regarding the date by which certain regulatory approvals will have been obtained and that shareholders will not exercise their rights in terms of section 115(3) of the Companies Act.

3.	All times given in this circular are local times in South Africa.

4.	Shareholders should note that, since trades in MiX Telematics shares are settled by way of the electronic settlement system used by Strate, settlement will take place 3 (three) business days after the date of a trade. Therefore, persons who acquire MiX Telematics shares after the voting LDT, namely, Tuesday, 20 February 2024, will not be entitled to attend, participate in or vote at the scheme meeting, but may nevertheless if the scheme becomes operative, participate in the scheme, provided that they acquire MiX Telematics shares on or prior to the scheme LDT, namely, Monday, 25 March 2024.

5.	No dematerialisation or rematerialisation of MiX Telematics shares may take place:

a.	on or after the business day following the voting LDT up to and including the voting record date for shareholders; and

b.	on or after the business day following the scheme LDT.

6.	Dematerialised shareholders, other than those with “own-name” registration, must provide their broker or CSDP with their instructions for voting at the scheme meeting by the cut-off date and time stipulated by their broker or CSDP in terms of their respective custody agreements.

7.	Any form of proxy (blue) not delivered to the transfer secretaries by the stipulated date and time may be delivered to the chairperson of the scheme meeting before such MiX Telematics shareholder’s voting rights are exercised at the scheme meeting.

8.	If the scheme meeting is adjourned or postponed, the forms of proxy (blue) submitted for the initial scheme meeting will remain valid in respect of any adjournment or postponement of the scheme meeting.

9.	Shareholders who wish to exercise their appraisal rights are referred to Annexure 4 to this circular.

10.	The dates pertaining to the scheme have been determined on the assumption that all scheme conditions will be fulfilled or waived by Friday, 15 March 2024 and that shareholders will not exercise their rights in terms of section 115(3) of the Companies Act. The actual dates will be confirmed in the finalisation announcement if the scheme becomes unconditional.

PURPOSE OF THE SCHEME MEETING

The purpose of which is to consider, and if deemed fit, pass the following resolutions, with or without modification.

SPECIAL RESOLUTION NUMBER 1: APPROVAL OF THE SCHEME IN TERMS OF SECTIONS 114(1) AND 115(2)(A) OF THE COMPANIES ACT

“Resolved that, in terms of sections 114(1) and 115(2)(a) of the Companies Act, the scheme (the terms and conditions of which are set out in Part II of the circular, commencing on page 28 of the circular), proposed by the MiX Telematics board, between MiX Telematics and its shareholders, in terms of which, subject to the scheme becoming operative, Merger Sub, being a wholly-owned subsidiary of PowerFleet, will acquire all of the scheme shares held by the scheme participants for the scheme consideration, be and is hereby approved.”

Voting in respect of special resolution number 1

The percentage of voting rights required for special resolution 1 to be adopted is at least 75% (seventy five percent) of all the votes exercised on special resolution 1 by persons entitled to exercise voting rights and sufficient shareholders are present in person or represented by proxy to exercise, in aggregate, at least 25% (twenty five percent) of all the voting rights that are entitled to be exercised on special resolution 1, excluding the voting rights controlled by an acquiring party, a person related to an acquiring party, or a person acting in concert with either of them, as envisaged in section 115(4) of the Companies Act. As at the last practicable date, there are no voting rights controlled by a person which is an “acquiring party”, nor a person related to an “acquiring party”, nor a person acting in concert with either of them.

Reason and effect of special resolution number 1

The reason for special resolution 1 is to approve the scheme in terms of sections 114(1) and 115(2)(a) of the Companies Act. The effect of special resolution 1 is that the scheme will be approved and, if the scheme becomes operative, PowerFleet, indirectly through Merger Sub, will acquire all of the scheme shares from the scheme participants and the listing of all of the MiX Telematics shares on the JSE will be terminated following the scheme implementation date.

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SPECIAL RESOLUTION NUMBER 2: REVOCATION OF SPECIAL RESOLUTION NUMBER 1 IF THE SCHEME IS NOT IMPLEMENTED

“Resolved that, in terms of section 164(9)(c) of the Companies Act, subject to the passing of special resolution 1, in the event that all the scheme conditions (as more fully described in paragraph 8 of the circular), are not fulfilled or waived by the outside date and/or the Company issues a termination notice in accordance with the Implementation Agreement and the scheme accordingly terminates, the scheme resolutions be and are hereby revoked with effect from the date on which the scheme terminates.”

Voting in respect of special resolution number 2

The percentage of voting rights required for special resolution 2 to be adopted is at least 75% (seventy five percent) of the voting rights exercised on special resolution 2.

Reason and effect of special resolution number 2

The reason and effect for special resolution 2 is to re-instate the rights of dissenting shareholders to their MiX Telematics shares in accordance with section 164(9)(c) as read with section 164(10) of the Companies Act, in the event that the scheme conditions are not fulfilled or waived and the scheme terminates, thereby extinguishing the appraisal rights of dissenting shareholders. Special resolution 2 shall only become effective if: (i) special resolution 1 is approved at the scheme meeting in terms of the Companies Act; and (ii) the scheme terminates. The effect of special resolution 2 is to, in the event that the scheme terminates, re-instate the rights of dissenting shareholders to their MiX Telematics shares such that any dissenting shareholder that has sent a demand to MiX Telematics in terms of sections 164(5) to (8) of the Companies Act to be paid the fair value of its MiX Telematics shares, shall have no right to receive payment of the amount so demanded and such dissenting shareholder’s appraisal rights under section 164 of the Companies Act will accordingly terminate.

ORDINARY RESOLUTION 1: AUTHORITY FOR THE BOARD TO ISSUE A TERMINATION NOTICE

“Resolved that, prior to the scheme becoming unconditional, the board is hereby authorised to furnish a termination notice (in accordance with paragraph 12 of the circular and pursuant to the Implementation Agreement) to PowerFleet upon the failure of any of the scheme conditions set forth in Section 2.04(a)(v) of the Implementation Agreement (as contemplated in paragraph 8 of the circular and Section 2.05 of the Implementation Agreement), should the board of MiX determine it to be in the best interests of the Company and its shareholders to do so. Upon furnishing such termination notice to PowerFleet, the scheme shall terminate with immediate effect and all rights and obligations of the parties to the Implementation Agreement shall cease forthwith as and to the extent provided in the Implementation Agreement.”

Voting in respect of ordinary resolution

The percentage of voting rights required for ordinary resolution 1 to be adopted is more than 50% (fifty percent) of all the votes exercised on ordinary resolution 1 by persons entitled to exercise voting rights and sufficient shareholders are present in person or represented by proxy to exercise, in aggregate, at least 25% (twenty five percent) of all the voting rights that are entitled to be exercised on ordinary resolution 1.

Reason and effect of ordinary resolution number 1

The reason and effect for ordinary resolution 1 is to meet a TRP requirement for shareholders to authorise the board to issue a termination notice (in accordance with paragraph 12 of the circular and pursuant to the Implementation Agreement), should the board consider such a termination notice to be in the best interests of the Company and its shareholders. Upon furnishing such termination notice the scheme shall terminate with immediate effect and all rights and obligations of the parties to the Implementation Agreement shall cease forthwith as and to the extent provided in the Implementation Agreement.

ORDINARY RESOLUTION 2: AUTHORITY TO GIVE EFFECT TO RESOLUTIONS

“Resolved that, any director or the company secretary of MiX Telematics be and is hereby authorised to do all such things and sign all such documents required to give effect to the resolutions proposed above and passed at the scheme meeting.”

Voting in respect of ordinary resolution

The percentage of voting rights required for ordinary resolution 2 to be adopted is more than 50% (fifty percent) of all the votes exercised on ordinary resolution 2 by persons entitled to exercise voting rights and sufficient shareholders are present in person or represented by proxy to exercise, in aggregate, at least 25% (twenty five percent) of all the voting rights that are entitled to be exercised on ordinary resolution 2.

PROXIES AND AUTHORITY FOR REPRESENTATIVES TO ACT

A shareholder entitled to participate in and vote at the scheme meeting is entitled to appoint one or more proxies (who need not be a shareholder of the Company) to attend, participate in and vote in his/her stead.

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The attached form of proxy (blue) is only to be completed by certificated shareholders or dematerialised shareholders with “own-name” registration, who cannot attend the scheme meeting but wish to be represented thereat.

Forms of proxy (blue) may also be obtained on request from the Company’s registered office. The completed forms of proxy should be deposited at or posted to the office of the transfer secretaries of the Company, Computershare Investor Services Proprietary Limited, Rosebank Towers, 15 Biermann Avenue, Rosebank, Johannesburg, 2196, South Africa, (Private Bag X9000, Saxonwold, 2132, South Africa) or by email to proxy@computershare.co.za. Shareholders are requested to furnish such forms of proxy to the transfer secretaries of the Company by no later than Monday, 26 February 2024, by 2:30 p.m., SAST, prior to the date of the scheme meeting in order to allow for processing of the forms of proxy. Alternatively, the form of proxy may be submitted, per the above, at any time prior to the commencement of the scheme meeting or prior to voting on any resolution proposed at the scheme meeting.

Any shareholder who completes and lodges a form of proxy will nevertheless be entitled to participate and vote at the scheme meeting should the shareholder subsequently decide to do so.

Shareholders who have already dematerialised their shares through a CSDP or broker rather than through “own-name” registration and who wish to participate in the scheme meeting must instruct their CSDP or broker to issue them with the necessary authority to participate.

Dematerialised shareholders, who have elected “own-name” registration in the sub-register through a CSDP and who are unable to participate but wish to vote at the scheme meeting, should complete and lodge the attached form of proxy with the transfer secretaries of the Company.

Dematerialised shareholders who have not elected “own-name” registration in the sub-register through a CSDP and who are unable to participate but wish to vote at the scheme meeting should timeously provide their CSDP or broker with their voting instructions in terms of the custody agreement entered into between the shareholder and his CSDP or broker.

In compliance with the provisions of section 58(8)(b)(i) of the Companies Act, a summary of the rights of a shareholder to be represented by proxy, as set out in section 58 of the Companies Act, is set out in the form of proxy (blue) attached.

VOTING AND QUORUM REQUIREMENTS

Voting shall be by way of a poll and every shareholder of the Company present in person or represented by proxy shall have one vote for every MiX Telematics share held by such shareholder.

Pursuant to section 48(2)(b)(ii) of the Companies Act, the votes of MiX Telematics shares held by subsidiaries of MiX Telematics may not be exercised with respect to the resolutions.

Pursuant to the MOI of MiX Telematics, a shareholders’ meeting may not begin until there are at least 3 (three) shareholders entitled to attend, vote and to exercise, in aggregate, at least 25% (twenty five percent) of all of the voting rights that are entitled to be exercised in respect of at least 1 (one) matter to be decided at the meeting.

PROOF OF IDENTIFICATION REQUIRED

In terms of section 63(1) of the Companies Act, any shareholder or proxy who intends to attend or participate at the scheme meeting must be able to present reasonably satisfactory identification at the scheme meeting for such shareholder or proxy to attend and participate in the scheme meeting. A green bar-coded or smart card identification document, issued by the South African Department of Home Affairs, a driver’s license or a valid passport will be accepted as sufficient identification.

PARTICIPATION AT THE SCHEME MEETING

The scheme meeting will be held on Wednesday, 28 February 2024, at 2:30 p.m., SAST, and will be conducted entirely by electronic communication as permitted by the Companies Act and by the Company’s MOI.

Kindly note that scheme meeting participants (including proxies) are required to provide reasonably satisfactory identification before being entitled to participate in a scheme meeting. In this regard, all shareholders recorded in the share register of the Company on the voting record date for shareholders will be required to provide identification satisfactory to the chairperson of the scheme meeting. Forms of identification include valid identity documents, driver’s licenses and passports.

To participate in the scheme meeting via electronic communication, shareholders or their duly appointed proxies must either i) register online using the online registration portal at www.meetnow.global/za; or ii) apply to Computershare, by delivering the duly completed electronic participation form, with their identification document or passport document, letter of representation and form of proxy (blue) (as applicable) to: First Floor, Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196, South Africa, or posting it to Private Bag X9000, Saxonwold, 2132, South Africa (at the risk of the shareholder), or sending it by email to proxy@computershare.co.za so as to be received by Computershare by no later than 2:30 p.m., SAST, on Monday, 26 February 2024.

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The electronic participation form is enclosed with this circular. Computershare will first validate such requests and confirm the identity of the shareholder in terms of section 63(1) of the Companies Act, and, if the request is validated, further details on using the electronic communication facility will be provided. The Company will inform shareholders or their proxies who notified Computershare of their intended participation, by no later than 5:00 p.m., SAST, on Tuesday, 27 February 2024, by email of the relevant details through which shareholders or their proxies can participate electronically.

APPRAISAL RIGHTS FOR DISSENTING SHAREHOLDERS

In terms of section 164 of the Companies Act, at any time before the scheme resolutions as set out in this notice of scheme meeting are voted on, a MiX Telematics shareholder may give MiX Telematics a written notice objecting to the scheme resolutions.

Within 10 (ten) business days after adoption of the scheme resolutions, MiX Telematics must send a notice to the dissenting shareholders who have not withdrawn their objection notice and who have voted against the scheme resolutions, informing them that the scheme resolutions have been adopted.

A dissenting shareholder may demand that MiX Telematics pay the dissenting shareholder the fair value for all of their MiX Telematics shares by following the procedural requirements of section 164 of the Companies Act.

A copy of section 164 of the Companies Act is set out in Annexure 4 of the circular to which this notice convening the scheme meeting is attached.

Each of MiX Telematics, the independent board, Merger Sub and PowerFleet do not accept responsibility and will not be held liable for any act of, or omission by, any broker or CSDP, including, without limitation, any failure on the part of the broker or CSDP or any registered holder of MiX Telematics shares to notify the holder of any beneficial interest in MiX Telematics shares (including any ADS holder) of the transaction and ancillary matters set out in this circular.

By order of the board

MiX Telematics Limited

Tuesday, 30 January 2024

Registered office

Matrix Corner

Howick Close

Waterfall Park

Midrand 1685

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MIX TELEMATICS LIMITED

(Incorporated in the Republic of South Africa)

(Registration number 1995/013858/06)

JSE share code: MIX ISIN: ZAE000125316

NYSE share code: MIXT

(“MiX Telematics” or the “Company”)

FORM OF PROXY

The definitions and interpretations commencing on page 15 of the circular to which this form of proxy is attached apply to this form of proxy, unless a word or a term is otherwise defined herein.

THIS FORM OF PROXY IS ONLY FOR USE BY:

•	certificated shareholders;

•	dematerialised shareholders with “own-name” registration.

For completion by the aforesaid registered shareholders who are unable to attend the scheme meeting to be held on Wednesday, 28 February 2024, at 2:30 p.m., SAST, and which will be conducted entirely by electronic communication as permitted by the Companies Act and by the Company’s MOI.

Shareholders who have already dematerialised their shares through a CSDP or broker rather than through “own-name” registration and who wish to participate in the scheme meeting must instruct their CSDP or broker to issue them with the necessary authority to participate.

Dematerialised shareholders who have not elected “own-name” registration in the sub-register through a CSDP and who are unable to participate but wish to vote at the scheme meeting should timeously provide their CSDP or broker with their voting instructions in terms of the custody agreement entered into between the shareholder and his CSDP or broker.

I/We (FULL NAMES IN BLOCK LETTERS PLEASE)

Email address

Telephone number

Cellphone number

of (address)

being the holder(s) of	shares hereby appoint:

1.	or failing him/her

2.	or failing him/her

3.	the chairperson of the scheme meeting

as my/our proxy to attend and speak and to vote for me/us and on my/our behalf at the scheme meeting of shareholders and at any adjournment or postponement thereof, for the purpose of considering and, if deemed fit, passing, with or without modification, the resolutions to be proposed at the scheme meeting, and to vote on the resolutions in respect of the shares registered in my/our name(s):

Please indicate with an “X” in the appropriate spaces below how you wish your votes to be cast. Unless this is done the proxy will vote as he/she thinks fit.

Number of votes
	*In favour of	*Against	*Abstain
Special resolution number 1: Approval of the scheme in terms of sections 114(1) and 115(2)(a) of the
Companies Act
Special resolution number 2: Revocation of the scheme resolutions if the scheme is not implemented
Ordinary resolution 1: Authority for the board to issue a termination notice
Ordinary resolution 2: Authority to give effect to resolutions

*One vote per share held by shareholders, recorded in the share register on the voting record date for shareholders

Unless otherwise instructed my proxy may vote or abstain from voting as he/she thinks fit.

Signed this	day of	2024

Signature

Assisted by me (where applicable)

(State capacity and full name)

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SUMMARY OF RIGHTS CONTAINED IN SECTION 58 OF THE COMPANIES ACT

In terms of section 58 of the Companies Act:

•	a shareholder of a company may, at any time and in accordance with the provisions of section 58 of the Companies Act, appoint any individual (including an individual who is not a shareholder) as a proxy to participate in, and speak and vote at, a shareholders’ meeting on behalf of such shareholder;

•	a proxy may delegate his/her authority to act on behalf of a shareholder to another person, subject to any restriction set out in the instrument appointing such proxy;

•	irrespective of the form of instrument used to appoint a proxy, the appointment of a proxy is suspended at any time and to the extent that the relevant shareholder chooses to act directly and in person in the exercise of any of such shareholder’s rights as a shareholder;

•	any appointment by a shareholder of a proxy is revocable, unless the form of instrument used to appoint such proxy states otherwise;

•	if an appointment of a proxy is revocable, a shareholder may revoke the proxy appointment by (i) cancelling it in writing, or making a later inconsistent appointment of a proxy and (ii) delivering a copy of the revocation instrument to the proxy and to the relevant company;

•	a proxy appointed by a shareholder is entitled to exercise, or abstain from exercising, any voting right of such shareholder without direction, except to the extent that the relevant company’s memorandum of incorporation, or the instrument appointing the proxy, provides otherwise;

•	if the instrument appointing a proxy or proxies has been delivered by a shareholder to a company, then, for so long as that appointment remains in effect, any notice that is required in terms of the Companies Act or such company’s memorandum of incorporation to be delivered to a shareholder must be delivered by such company to:

–	the relevant shareholder; or

–	the proxy or proxies, if the relevant shareholder has: (i) directed such company to do so, in writing and (ii) paid any reasonable fee charged by such company for doing so; and

•	if a company issues an invitation to its shareholders to appoint 1 (one) or more persons named by the company as a proxy, or supplies a form of proxy instrument:

–	the invitation must be sent to every shareholder entitled to notice of the meeting at which the proxy is intended to be exercised;

–	the invitation or form of proxy instrument supplied by the company must:

•	bear a reasonably prominent summary of the rights established in section 58 of the Companies Act;

•	contain adequate blank space, immediately preceding the name(s) of any person(s) named in it, to enable a shareholder to write the name and, if desired, an alternative name of a proxy chosen by the shareholder; and

•	provide adequate space for the shareholder to indicate whether the appointed proxy is to vote in favour of or against any resolution(s) to be put at the meeting, or is to abstain from voting;

–	the Company must not require that the proxy appointment be made irrevocable; and

–	the proxy appointment remains valid only until the end of the meeting, or any adjournment thereof, at which it was intended to be used.

Please read notes below.

NOTES TO THE FORM OF PROXY:

1.	A shareholder is entitled to appoint 1 (one) or more proxies (who need not be a shareholder of the Company) to attend, speak, and on a poll, vote in place of that shareholder at the scheme meeting (whether in person or electronically to the extent permitted).

2.	A shareholder may insert the name of a proxy or the names of 2 (two) alternate proxies of the shareholder’s choice in the space(s) provided, with or without deleting “the chairperson of the scheme meeting”. The person whose name stands first on the form of proxy and who is present at the scheme meeting (whether in person or electronically to the extent permitted) will be entitled to act as proxy to the exclusion of those whose names follow.

3.	A shareholder should insert an “x” in the relevant space according to how the shareholder wishes his/her/its votes to be cast. However, if a shareholder wishes to cast a vote in respect of a lesser number of shares than that which he/she/it holds, such shareholder should insert the number of shares held in respect of which he/she/it wishes to vote or abstain from voting. If a shareholder fails to comply with the above then such shareholder will be deemed to have authorised the proxy to vote (whether in person or electronically to the extent permitted) or to abstain from voting at the scheme meeting as such proxy deems fit in respect of all of the shareholder’s votes exercisable at the scheme meeting. A shareholder is not obliged to exercise the votes in respect of all of the shares held by him/her/it, but the total votes cast and abstentions recorded may not exceed the total number of the votes exercisable by the shareholder.

4.	The completion and lodging of this form of proxy will not preclude the relevant shareholder from attending the scheme meeting and speaking and voting in person or electronically to the extent permitted to the exclusion of any proxy appointed in terms hereof, should such shareholder wish to so do.

5.	The chairperson of the scheme meeting may reject or accept any form of proxy which is not completed and/or received in accordance with the circular and the instructions set out herein.

6.	Shareholders who have dematerialised their shares with a broker or CSDP, other than those with “own-name” registration, must arrange with the broker or CSDP concerned to provide them with the necessary letter of representation to attend the scheme meeting (whether in person or electronically to the extent permitted) or the shareholders concerned must instruct their broker or CSDP as to how they wish the votes in respect of their shares to be voted at the scheme meeting. This must be done in terms of the agreement entered into between the shareholder and the broker or CSDP concerned.

7.	Any alteration to this form of proxy, other than the deletion of alternatives, must be signed, not merely initialled, by the signatory/ies.

8.	If this form of proxy is signed under a power of attorney, then such power of attorney or a notarially certified copy thereof must be sent with this form of proxy, unless it has previously been recorded by MiX Telematics or the transfer secretaries.

9.	Documentary evidence establishing the authority of a person signing this form of proxy in a representative capacity (e.g. on behalf of a company, trust/ees, pension fund, deceased estate, etc.) must be attached to this form of proxy, unless previously recorded by MiX Telematics or the transfer secretaries or waived by the chairperson of the scheme meeting.

10.	A minor or any other person with legal incapacity must be assisted by his/her parent or guardian, unless the relevant documents establishing his/her capacity are produced or have been recorded by MiX Telematics or the transfer secretaries.

11.	Where there are joint holders of shares:

a.	any one holder may sign the form of proxy; and

b.	the vote of the senior joint holder, who tenders a vote, as determined by the order in which the names stand in the share register, will be accepted.

12.	Forms of proxy should be delivered to the transfer secretaries, as follows:

a.	By hand: First Floor, Rosebank Towers, 15 Biermann Avenue, Rosebank, Johannesburg, 2196, South Africa; or

b.	by post: Private Bag X9000, Saxonwold, 2132, South Africa; or

c.	by e-mail: proxy@computershare.co.za; or

d.	by fax: +27 11 688 5238,

so as to be received by the transfer secretaries, for administrative reasons, by not later than 48 (forty eight) hours prior to the scheme meeting, being 2:30 p.m. on Monday, 26 February 2024. Should the form of proxy not be delivered to the transfer secretaries by this time, the form of proxy must be delivered to the chairperson of the scheme meeting before the appointed proxy exercises any of your shareholder rights at the scheme meeting.

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MIX TELEMATICS LIMITED

(Incorporated in the Republic of South Africa)

(Registration number 1995/013858/06)

JSE share code: MIX ISIN: ZAE000125316

NYSE share code: MIXT

(“MiX Telematics” or the “Company”)

FORM OF SURRENDER AND TRANSFER (“FORM”) (FOR CERTIFICATED SHAREHOLDERS ONLY)

The definitions and interpretations commencing on page 15 of the circular to which this form is attached apply to this form, unless a word or a term is otherwise defined herein.

Important notes concerning this form:

•	This form is only for use in respect of the scheme of arrangement in terms of section 114 of the Companies Act (read with section 115 of the Companies Act) proposed by the MiX Telematics board (on recommendation of the independent board) between MiX Telematics and the MiX Telematics shareholders, in terms of which, if implemented Merger Sub will acquire the scheme shares in exchange for the issue of the scheme consideration to the scheme participants, which translates into an assumed swap ratio of 0.12762 PowerFleet shares per scheme share.

•	Full details of the scheme are contained in the circular to which this form is attached.

•	MiX Telematics shareholders who are not resident in, or who have registered addresses outside South Africa, must satisfy themselves as to the full observance of any applicable law concerning the receipt of the scheme consideration shares, including obtaining any requisite governmental or other consents, observing any other requisite formalities and paying any transfer or other taxes due in such jurisdiction. MiX Telematics shareholders who are in any doubt as to their positions should consult their professional advisors immediately. If receipt by a MiX Telematics shareholder of the scheme consideration shares, which such shareholder is entitled to, would otherwise require PowerFleet and/or MiX Telematics to comply with filing and/or other regulatory obligations in the jurisdiction in which such MiX Telematics shareholder is resident or has its registered address (including but not limited to the United States of America, Canada, Australia and Japan) the relevant scheme consideration shares shall not be issued or transferred to such cash-only shareholder personally, but shall instead be retained by Computershare who shall be obliged to dispose of such scheme consideration shares and to remit the proceeds of such disposal (net of applicable fees, expenses, taxes and charges) to such cash-only shareholders.

•	A dissenting MiX Telematics shareholder who subsequently becomes a scheme participant after the scheme record date will receive the relevant scheme consideration shares in terms of the scheme.

This form is attached for the convenience of certificated shareholders who may wish to surrender their documents of title prior to the scheme record date.

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HOLDERS OF DEMATERIALISED SHARES MUST NOT COMPLETE THIS FORM.

INSTRUCTIONS:

1.	This form is for use only by certificated shareholders who are scheme participants.

2.	Scheme participants must complete this form in BLOCK CAPITALS.

3.	A separate form is required for each certificated shareholder who is a scheme participant.

4.	Part A and Part B must be completed by all scheme participants who return this form.

5.	Part C must be completed by all scheme participants who are emigrants from the Common Monetary Area.

6.	All other non-residents of the Common Monetary Area must complete Part D if they wish the scheme consideration to be paid to an authorised dealer in South Africa.

7.	If this form is returned with the relevant documents of title to scheme shares, it will be treated as a conditional surrender which is made subject to the terms of the circular and to the scheme becoming operative. Should the scheme not be implemented, any documents of title surrendered and held by Computershare will be returned to the relevant shareholders by Computershare, at the relevant shareholder’s own risk, by registered post within five business days from the date of receipt of the document of title or the date on which it becomes known that the scheme will not be implemented, whichever is the later.

8.	Persons who have acquired MiX Telematics shares after the date of the issue of the circular to which this form is attached, may obtain copies of the form and the circular from the transfer secretaries.

9.	The scheme consideration will not be issued and transferred to scheme participants who hold certificated shares unless and until documents of title in respect of the scheme shares have been surrendered to Computershare.

To: Computershare Investor Services Proprietary Limited

First Floor, Rosebank Towers

15 Biermann Avenue

Rosebank, 2196

South Africa

(Private Bag X3000, Saxonwold, 2132, South Africa)

Dear Sirs

PART A: To be completed by ALL scheme participants who return this form.

I/We hereby surrender and enclose the share certificates, certified transfer deeds and/or other documents of title, details in respect of which are set out in the table below, in respect of my/our holding of certificated shares:

Name of registered holder	Certificate number(s)	Number of MiX Telematics shares
(separate form for each holder)	(in numerical order)	covered by each certificate(s) enclosed

Total

Surname or name of corporate body:
First names (in full):
Title (Mr, Mrs, Miss, Ms, etc):
Telephone number:
Cellphone number:
Email address:
Address:	Postal code:

101

Signature of certificated shareholder	Stamp and address of agent lodging this
form (if any)

Assisted by me (if applicable):

(State full name and capacity):

Date:

Telephone number:

Cellphone number:

Signatories may be called upon for evidence of their authority or capacity to sign this form.

In compliance with the Financial Intelligence Centre Act, 38 of 2001, the transfer secretaries will be unable to record any change of address unless the following documentation is delivered to the transfer secretaries:

•	an original certified copy of your identity document;

•	an original certified copy of a document issued by the South African Revenue Services to verify your tax number (if you do not have a tax number, please confirm this in writing and have the letter signed before a Commissioner of Oaths); and

•	an original or an original certified copy of a service bill to verify your physical address.

Please note that copies of certified copies will not be accepted

PART B: To be completed by ALL scheme participants who return this form.

The scheme consideration will be settled in dematerialised form only. In order to receive the scheme consideration, certificated shareholders are required to open an account with a nominated broker or CSDP.

If you fail to provide valid account details of a CSDP or broker in the table below you will become issuer nominee shareholders and the scheme consideration in respect of your scheme shares will be issued in accordance with paragraph 13.3 of this circular.

Name of account holder:
Name of broker:
Name of CSDP:
Account number of broker:
Account number of CSDP:
Telephone number of broker/CSDP:
SCA number of broker/CSDP:

Please note: Should the account details provided by you above be incorrect or incomplete, it will not be possible to credit such account with the scheme consideration which you are entitled to, in which case your share will be held with Computershare Nominees Proprietary Limited until such time as the correct information is received.

PART C: To be completed by emigrants of the Common Monetary Area.

Nominated authorised dealer in the case of a scheme participant who is an emigrant from the Common Monetary Area (see note 1 below)

Name of dealer:
Account number:
Address:

102

PART D: To be completed in BLOCK CAPITALS by scheme participants who are emigrants from the Common Monetary Area (“emigrants”) and non-residents of the Common Monetary Area (see notes 1 and 2 below).

The scheme consideration will, in terms of the scheme, be forwarded to the authorised dealer in foreign exchange in South Africa controlling the emigrant’s blocked assets in terms of the Exchange Control Regulations as nominated below for its control and credited to the emigrant’s blocked assets account. Accordingly, scheme participants who are emigrants must provide the following information:

Name of authorised dealer:
Account number:
Address:
Account number:

If emigrants make no nomination above, MiX Telematics or the transfer secretaries will hold the scheme consideration in trust. Non-residents must complete Part D if they wish the scheme consideration to be paid to an authorised dealer in South Africa.

Notes and instructions:

1.	Emigrants from the Common Monetary Area must complete Part C.

2.	All other non-residents of the Common Monetary Area must complete Part D if they wish the scheme consideration to be paid to an authorised dealer in South Africa.

3.	If Part C is not properly completed by emigrants, the relevant scheme consideration will be held in trust by the transfer secretaries pending receipt of the necessary nomination or instruction.

4.	No receipts will be issued for documents lodged unless specifically requested. In compliance with the requirements of the JSE, lodging agents are requested to prepare special transaction receipts, if required. Signatories may be called upon for evidence of their authority or capacity to sign this form.

5.	Persons who are emigrants from the Common Monetary Area should nominate the authorised dealer in foreign exchange in South Africa which has control of their blocked assets listed in Part C of this form. Failing such nomination, the scheme consideration due to such scheme participants in accordance with the provisions of the scheme will be held by the transfer secretaries, pending instructions from the scheme participants concerned.

6.	Any alteration to this form must be signed in full and not initialled.

7.	If this form is signed under a power of attorney, then such power of attorney, or a notarially certified copy thereof, must be sent with this form for noting (unless it has already been noted by MiX Telematics or the transfer secretaries). This does not apply in the event of this form bearing a JSE broker’s stamp.

8.	Where the scheme participant is a company or a close corporation, unless it has already been registered with MiX Telematics or the transfer secretaries, a certified copy of the directors’ or members’ resolution authorising the signing of this form must be submitted if so requested by MiX Telematics.

9.	If this form is not signed by the scheme participant, such scheme participant will be deemed to have irrevocably appointed the transfer secretaries to implement the obligations of the scheme participant under the scheme on his or her behalf.

10.	Where there are any joint holders of any scheme shares, only that holder whose name stands first in the register in respect of such shares need sign this form.

11.	A minor must be assisted by his or her parent or guardian, unless the relevant documents establishing his or her legal capacity are produced or have been registered by the transfer secretaries.

103

MIX TELEMATICS LIMITED

(Incorporated in the Republic of South Africa)

(Registration number 1995/013858/06)

JSE share code: MIX     ISIN: ZAE000125316

NYSE share code: MIXT

(“MiX Telematics” or the “Company”)

APPLICATION FORM FOR PARTICIPATION IN THE SCHEME MEETING VIA ELECTRONIC COMMUNICATION

CAPITALISED TERMS USED IN THIS FORM SHALL BEAR THE MEANINGS ASCRIBED THERETO IN THE NOTICE AND FORM OF PROXY TO WHICH THIS PARTICIPATION FORM IS ATTACHED

1.	Shareholders or their duly appointed proxy(ies) that wish to participate in the scheme meeting via electronic communication must either i) register online using the online registration portal at www.meetnow.global/za; or ii) apply to Computershare, by delivering this duly completed electronic participation form to: First Floor, Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196, South Africa, or posting it to Private Bag X9000, Saxonwold, 2132, South Africa (at the risk of the shareholder), or sending it by email to proxy@computershare.co.za so as to be received by Computershare by no later than 2:30 p.m. SAST on Monday, 26 February 2024 to assist in the efficient administration of the scheme meeting.

2.	The shareholder or the proxy’s identification document or passport document, letter of representation and form of proxy (as applicable) must accompany this application.

3.	Computershare will first validate such requests and confirm the identity of the shareholder in terms of section 63(1) of the Companies Act, and, if the request is validated, further details on using the electronic communication facility will be provided.

4.	The Company will inform the shareholders or their proxies who notified Computershare of their intended participation by no later than 5:00 p.m., SAST, on Tuesday, 27 February 2024, by email of the relevant details through which the shareholders or their proxies can participate electronically.

Mark this field clearly with an “X” if you are an ADS holder:

Full name of participant:

ID number:

Email address:

Mobile number:	(code):	(number):

Name of CSDP or broker (if shares are
held in dematerialised format):

Contact number of CSDP/broker:

Contact person of CSDP/broker:

Number of share certificate (if applicable):

Signature:

Date:

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Terms and conditions for participation in the scheme meeting via electronic communication:

1.	The cost of data for electronic participation in the scheme meeting is for the expense of the shareholder or the proxy and will be billed separately by the shareholder or the proxy’s own service provider.

2.	The shareholder or the proxy acknowledges that the electronic communication services are provided by third parties and indemnifies the Company against any loss, injury, damage, penalty or claim arising in any way from the use or possession of the electronic services, whether or not the problem is caused by any act or omission on the part of the shareholder or the proxy or anyone else. In particular, but not exclusively, the shareholder or the proxy acknowledges that he/she will have no claim against the Company, whether for consequential damages or otherwise, arising from the use of the electronic services or any defect in it or from total or partial failure of the electronic services and connections linking the shareholder or the proxy via the electronic services to the scheme meeting.

3.	The application to participate in the scheme meeting electronically will only be deemed successful if this application form has been completed fully and signed by the shareholder or the proxy.

4.	The Company cannot guarantee there will not be a break in electronic communication that is beyond the control of the Company.

Shareholder or proxy’s name:

Signature:	Date:

105